AMENDMENT NO. 2 TO REVOLVING CREDIT AND TERM LOAN AGREEMENT

This AMENDMENT NO. 2 TO REVOLVING CREDIT AND TERM LOAN AGREEMENT, dated as of May 22, 2015 (this “Amendment No. 2”), is by and among GPT PROPERTY TRUST LP, a Delaware limited partnership (the “Borrower”), the Lenders party hereto and JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (the “Administrative Agent”).  Reference is made to that certain Revolving Credit and Term Loan Agreement, dated as of June 9, 2014 (as amended, modified, restated and supplemented, the “Credit Agreement”), by and among the Borrower, the Lenders referenced therein and the Administrative Agent.  Capitalized terms used herein without definition shall have the same meanings as set forth in the Credit Agreement, as amended hereby.

RECITALS

WHEREAS, the Borrower has requested that the Administrative Agent, the Issuing Bank, the Swingline Lender and the Lenders amend the Credit Agreement to permit Borrowings of Revolving Loans in currencies other than dollars, and the Administrative Agent, the Issuing Bank, the Swingline Lender and the Lenders are willing to so amend the Credit Agreement on the terms and conditions hereof.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1. AMENDMENTS TO CREDIT AGREEMENT.  As of the Amendment Effective Date (as defined in Section 4 hereof), the Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example:  ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example:  double-underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE BORROWER.  In order to induce the Administrative Agent, the Issuing Bank, the Swingline Lender and the Lenders to enter into this Amendment No. 2, the Borrower represents and warrants to the Administrative Agent, the Issuing Bank, the Swingline Lender and the Lenders that the following statements are true, correct and complete:

i.

the Borrower has the requisite power and authority to make, deliver and perform its obligations under this Amendment No. 2 and the Credit Agreement as amended by this Amendment No. 2 (the “Amended Agreement” and, together with this Amendment No. 2, the “Amendment Documents”);

ii.

the execution and delivery of this Amendment No. 2 and the performance of the Amendment Documents are within the Borrower’s partnership powers and have been duly authorized by all necessary partnership or other organizational action on the part of the Borrower;

iii.

the execution and delivery of this Amendment No. 2 and the performance of the Amendment Documents  (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Company, the Borrower or any of its Subsidiaries or any order judgment or decree of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Company, the Borrower or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Company, the Borrower or any of its Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of the Company, the Borrower or any of its Subsidiaries;

iv.

this Amendment No. 2 has been duly executed and delivered by the Borrower and each of the Amendment Documents constitutes a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law);

v.

the representations and warranties made or deemed made by the Loan Parties in any Loan Document are true and correct in all material respects (other than any representation or warranty qualified as to “materiality”, “Material Adverse Effect” or similar language, which shall be true and correct in all respects) on the Amendment Effective Date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (other than any representation or warranty qualified as to “materiality”, “Material Adverse Effect” or similar language, which shall be true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted under the Loan Documents; and

vi.	no Default or Event of Default has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment No. 2.
SECTION 3. ACKNOWLEDGEMENT AND CONSENT OF THE GUARANTORS

Each Guarantor has read this Amendment No. 2 and consents to the terms hereof and further hereby confirms and agrees that, notwithstanding the effectiveness of this Amendment No. 2, the obligations of such Guarantor under the Guaranties and each of the other Loan Documents to which such Guarantor is a party shall not be impaired and each of the Guaranties and the other Loan Documents to which such Guarantor is a party is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects.

Each of the Guarantors and the Borrower hereby acknowledges and agrees that the Obligations guaranteed under the Guaranties will include all Obligations under, and as defined in, the Credit Agreement as amended by this Amendment No. 2.

Each Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment No. 2, such Guarantor is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment No. 2 and (ii) nothing in the Credit Agreement, this Amendment No. 2 or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendments to the Credit Agreement.

SECTION 4. CONDITIONS TO EFFECTIVENESS

This Amendment No. 2 shall become effective only upon the satisfaction of the following conditions precedent (the date of satisfaction of such conditions being referred to as the “Amendment Effective Date”):

A.

The Borrower, the Guarantors, the Administrative Agent, the Issuing Bank, the Swingline Lender and the Lenders shall have indicated their consent to this Amendment No. 2 by the execution and delivery of the signature pages hereto to the Administrative Agent.

B.

The Administrative Agent shall have received all reasonable out-of-pocket costs and expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel for which the Borrower agrees it is responsible pursuant to Section 9.03 of the Credit Agreement) that are due and payable in connection with this Amendment No. 2.

C.

To the extent requested by any Revolving Lender, execution and delivery to the Administrative Agent by the Borrower of a replacement Note in favor of each requested Revolving Lender, in each case in the amount of its Revolving Commitments set forth on Schedule 2.01 attached hereto.

SECTION 5. MISCELLANEOUS
A.	Reference to and Effect on the Credit Agreement and the Other Loan Documents.
i.

On and after the effective date of this Amendment No. 2, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof’, “herein” or words of like import referring to the Credit Agreement and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof’ or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.

ii.	Except as specifically amended by this Amendment No. 2, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.
iii.

The execution, delivery and performance of this Amendment No. 2 shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under the Credit Agreement or any of the other Loan Documents.

iv.	This Amendment No. 2 shall constitute a Loan Document.
B.

Headings.  Section and subsection headings in this Amendment No. 2 are included herein for convenience of reference only and shall not constitute a part of this Amendment No. 2 for any other purpose or be given any substantive effect.

C.	Applicable Law. THIS AMENDMENT NO. 2 AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
D.

Counterparts; Effectiveness.  This Amendment No. 2 may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.  Delivery of an executed counterpart of a signature page of this Amendment No. 2 by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment No. 2.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BORROWER:	GPT PROPERTY TRUST LP

	By:	Gramercy Property Trust Inc., its General Partner

/s/ Benjamin P. Harris
Name: Benjamin P. Harris
Title: President

LENDERS:	J.P. MORGAN CHASE BANK, N.A.
as Administrative Agent and as Issuing Bank, Swingline Lender and Lender

	By:	/s/ Rita Lai
Name: Rita Lai
Title: Authorized Signer

BANK OF AMERICA, N.A.

By:	/s/ Asad Rafiq
Name: Asad Rafiq
Title: Vice President

MORGAN STANLEY BANK, N.A.

By:	/s/ Jason Lipschitz
Name: Jason Lipschitz
Title: Authorized Signatory

ROYAL BANK OF CANADA

By:	/s/ Rina Kansagra
Name: Rina Kansagra
Title: Authorized Signatory

THE BANK OF NEW YORK MELLON

By:	/s/ Carol Murray
Name: Carol Murray
Title: Managing Director

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ David W. Heller
Name: David W. Heller
Title: Senior Vice President

SUNTRUST BANK

By:	/s/ Michael Kauffman
Name: Michael Kauffman
Title: Senior Vice President

THE HUNTINGTON NATIONAL BANK

By:	/s/ Marla S. Bergrin
Name: Marla S. Bergrin
Title: Vice President

CITIZENS BANK, NATIONAL ASSOCIATION

By:	/s/ David R. Jablonowski
Name: David R. Jablonowski
Title: Senior Vice President

The undersigned Guarantors hereby acknowledge and consent to the foregoing Amendment No. 2.

GRAMERCY PROPERTY TRUST INC.

GPT 74TH STREET OWNER LLC

GPT ARLINGTON HEIGHTS OWNER LLC

GPT AUSTIN OWNER LLC

GPT BELLMAWR OWNER LLC

GPT BLOOMINGDALE OWNER LLC

GPT BOA PORTFOLIO MEMBER LLC

GPT BOLINGBROOK OWNER LLC

GPT BUFFALO GROVE OWNER LLC

GPT BURR RIDGE OWNER LLC

GPT CHICAGO DEPOT OWNER LLC

GPT CHICAGO MANNHEIM OWNER LLC

GPT DEER PARK TERMINAL OWNER LLC

GPT EAST BRUNSWICK TERMINAL OWNER LLC

GPT ELGIN OWNER LLC

GPT ELK GROVE OWNER LLC

GPT ELKRIDGE TERMINAL OWNER LLC

GPT GALESBURG OWNER LLC

GPT GARLAND OWNER LLC

GPT GIG BOA PORTFOLIO HOLDINGS LLC

GPT GIG BOA PORTFOLIO OWNER LLC

GPT GROVEPORT OWNER LLC

GPT HACKS CROSSING OWNER LLC

GPT HAMPTON MAIN OWNER LLC

GPT HIALEAH GARDENS OWNER LLC

GPT HOUSTON TERMINAL OWNER LLC

GPT KATRINE OWNER LLC

GPT KENOSHA OWNER LLC

GPT LEVEE OWNER LLC

GPT MANASSAS WAREHOUSE OWNER LLC

GPT MORELAND AVE OWNER LLC

GPT MORRISTOWN OFFICE OWNER LLC

GPT MORROW OWNER LLC

GPT NASHVILLE OWNER LLC

GPT NW 112 STREET OWNER LLC

GPT ORLANDO TERMINAL OWNER LLC

GPT PARSIPPANY OWNER LLC

GPT PERU OWNER LLC

By:	/s/ Benjamin P. Harris

Name: Benjamin P. Harris
Title: President

GPT RIDGEVIEW OWNER LLC

GPT ROLLING MEADOWS OWNER LLC

GPT SELIG DRIVE OWNER LLC

GPT SOUTH RIVER OWNER LLC

GPT SWEDESBORO FACILITY OWNER LLC

GPT TAMPA ACLINE OWNER LLC

GPT WORCESTER OWNER LLC

GPT MILFORD OWNER LLC
GPT SUSSEX OWNER LLC
GPT OAK CREEK OWNER LLC
GPT INDUSTRIAL DRIVE OWNER LLC
GPT 190TH STREET OWNER LLC
GPT KENDALL POINT OWNER LLC
GPT MIDWAY OWNER LLC
GPT PAGE INDUSTRIAL OWNER LLC
GPT CINNAMINSON OWNER LLC
GPT OBETZ OWNER LLC

By:	/s/ Benjamin P. Harris
Name: Benjamin P. Harris
Title: President

GPT CALABASH BRANCH OWNER LP

By:	GPT Calasbash Branch Owner GP LLC

/s/ Benjamin P. Harris
Name: Benjamin P. Harris
Title: President

GPT EMMAUS BRANCH OWNER LP

By:	GPT Emmaus Branch Owner GP LLC

/s/ Benjamin P. Harris
Name: Benjamin P. Harris
Title: President

GPT GREAT VALLEY OWNER LP

By:	GPT Great Valley Owner GP LLC

/s/ Benjamin P. Harris
Name: Benjamin P. Harris
Title: President

GPT HARRISBURG OWNER LP

By:	GPT Harrisburg Owner GP LLC

/s/ Benjamin P. Harris
Name: Benjamin P. Harris
Title: President

GPT SANTA CLARA OWNER LP

By:	GPT Santa Clara Owner GP LLC

/s/ Benjamin P. Harris
Name: Benjamin P. Harris
Title: President

GPT VERNON OWNER LP

By:	GPT Vernon Owner GP LLC

/s/ Benjamin P. Harris
Name: Benjamin P. Harris
Title: President

GPT WESTLAKE OWNER LP

By:	GPT Westlake Owner GP LLC

/s/ Benjamin P. Harris
Name: Benjamin P. Harris
Title: President

GPT CORPORATE CENTER-THOUSAND OAKS OWNER LP

By:	GPT Corporate Center-Thousand Oaks Owner GP LLC

/s/ Benjamin P. Harris
Name: Benjamin P. Harris

Title: President

GPT NORTH HOLLYWOOD OWNER LP

By:	GPT North Hollywood Owner GP LLC

/s/ Benjamin P. Harris
Name: Benjamin P. Harris
Title: President

GPT ORCHARD PARKWAY OWNER LP

By:	GPT Orchard Parkway Owner GP LLC

/s/ Benjamin P. Harris
Name: Benjamin P. Harris
Title: President

EXHIBIT A

[see attached]

Execution Version

ny-~~1177336~~1177179

~~______~~________________________________________________________________________

J.P. Morgan

REVOLVING CREDIT AND TERM LOAN AGREEMENT

dated as of

June 9, 2014

among

GPT PROPERTY TRUST LP

The Lenders Party Hereto and

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

BANK OF AMERICA, N.A.,

as Syndication Agent

_

J.P. MORGAN SECURITIES LLC and

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

as Joint Bookrunners and Joint Lead Arrangers

ny-~~1177336~~1177179

TABLE OF CONTENTS

PAGE

ARTICLE I.......................................................................................................DEFINITIONS1

Section 1.01.Defined Terms1

Section 1.02.Classification of Loans and Borrowings~~30~~34

Section 1.03.Terms Generally~~30~~34

Section 1.04.Accounting Terms; GAAP~~30~~34

Section 1.05.Exchange Rates; Currency Equivalents35

ARTICLE II.....................................................................................................THE CREDITS~~31~~35

Section 2.01.Commitments~~31~~35

Section 2.02.Loans and Borrowings~~31~~36

Section 2.03.Requests for Borrowings~~32~~37

Section 2.04.Incremental Facilities~~33~~38

Section 2.05.Swingline Loans~~35~~40

Section 2.06.Letters of Credit~~36~~41

Section 2.07.Funding of Borrowings~~40~~46

Section 2.08.Interest Elections~~41~~47

Section 2.09.Termination and Reduction of Commitments~~42~~48

Section 2.10.Repayment of Loans; Evidence of Debt~~43~~49

Section 2.11.Prepayment of Loans~~44~~50

Section 2.12.Fees~~44~~51

Section 2.13.Interest~~45~~52

Section 2.14.Alternate Rate of Interest~~46~~53

Section 2.15.Increased Costs~~47~~54

Section 2.16.Break Funding Payments~~48~~55

Section 2.17.Taxes~~48~~56

Section 2.18.Payments Generally; Pro Rata Treatment; Sharing of Set-offs~~52~~60

Section 2.19.Mitigation Obligations; Replacement of Lenders~~54~~62

Section 2.20.Defaulting Lenders~~55~~63

Section 2.21.Extension of Revolving Maturity Date~~57~~65

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~~Table of Contents~~TABLE OF CONTENTS

(~~CONTINUED)~~continued)

PAGE

Section 2.22.Judgment Currency65

ARTICLE III.....................................REPRESENTATIONS AND WARRANTIES~~57~~66

Section 3.01.Organization; Powers~~57~~66

Section 3.02.Authorization; Enforceability~~58~~66

Section 3.03.Governmental Approvals; No Conflicts~~58~~66

Section 3.04.Financial Condition; No Material Adverse Change~~58~~67

Section 3.05.Properties~~58~~67

Section 3.06.Litigation and Environmental Matters~~59~~67

Section 3.07.Compliance with Laws and Agreements~~59~~68

Section 3.08.Investment Company Status~~59~~68

Section 3.09.Taxes~~59~~68

Section 3.10.ERISA~~60~~68

Section 3.11.Disclosure~~60~~68

Section 3.12.Anti-Corruption Laws and Sanctions~~60~~69

Section 3.13.Federal Reserve Board Regulations~~60~~69

Section 3.14.Subsidiaries~~60~~69

Section 3.15.Solvency~~61~~69

Section 3.16.REIT Status~~61~~69

Section 3.17.Insurance~~61~~70

ARTICLE IV.....................................................................................................CONDITIONS~~61~~70

Section 4.01.Effective Date~~61~~70

Section 4.02.Each Credit Event~~63~~72

ARTICLE V...................................................................AFFIRMATIVE COVENANTS~~64~~72

Section 5.01.Financial Statements; Ratings Change and Other Information~~64~~73

Section 5.02.Notices of Material Events~~65~~74

Section 5.03.Existence; Conduct of Business; REIT Status~~66~~74

Section 5.04.Payment of Obligations~~66~~75

Section 5.05.Maintenance of Properties; Insurance~~66~~75

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~~Table of Contents~~TABLE OF CONTENTS

(~~CONTINUED)~~continued)

PAGE

Section 5.06.Books and Records; Inspection Rights~~66~~75

Section 5.07.Compliance with Laws~~66~~75

Section 5.08.Use of Proceeds and Letters of Credit~~67~~75

Section 5.09.Accuracy Of Information~~67~~76

Section 5.10.Notices of Asset Sales, Encumbrances or Dispositions~~67~~76

Section 5.11.Additional Guarantors; Additional Unencumbered Properties~~68~~76

Section 5.12.Releases of Guaranties~~68~~77

ARTICLE VI...........................................................................NEGATIVE COVENANTS~~69~~78

Section 6.01.Indebtedness~~69~~78

Section 6.02.Liens~~69~~78

Section 6.03.Fundamental Changes; Changes in Business; Asset Sales~~70~~79

~~Section 6.04.Investments70~~

Section 6.05.Swap Agreements~~71~~79

Section 6.06.Restricted Payments~~71~~79

Section 6.07.Transactions with Affiliates~~71~~80

Section 6.08.Restrictive Agreements~~72~~80

Section 6.09.Sale and Leaseback~~72~~81

Section 6.10.Changes in Fiscal Periods~~72~~81

Section 6.11.Payments and Modifications of Subordinate Debt~~72~~81

Section 6.12.Financial Covenants~~73~~81

ARTICLE VII.................................................................................EVENTS OF DEFAULT~~73~~82

ARTICLE VIII.........................................................THE ADMINISTRATIVE AGENT~~76~~85

ARTICLE IX...........................................................................................MISCELLANEOUS~~78~~87

Section 9.01.Notices~~78~~87

Section 9.02.Waivers; Amendments~~80~~89

Section 9.03.Expenses; Indemnity; Damage Waiver~~81~~90

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~~Table of Contents~~TABLE OF CONTENTS

(~~CONTINUED)~~continued)

PAGE

Section 9.04.Successors and Assigns~~83~~92

Section 9.05.Survival~~86~~96

Section 9.06.Counterparts; Integration; Effectiveness; Electronic Execution~~87~~96

Section 9.07.Severability~~87~~97

Section 9.08.Right of Setoff~~87~~97

Section 9.09.Governing Law; Jurisdiction; Consent to Service of Process~~88~~97

Section 9.10.WAIVER OF JURY TRIAL~~88~~98

Section 9.11.Headings~~88~~98

Section 9.12.Confidentiality~~89~~98

Section 9.13.Material Non-Public Information~~89~~99

Section 9.14.Authorization to Distribute Certain Materials to Public-Siders~~90~~99

Section 9.15.Interest Rate Limitation~~90~~100

Section 9.16.USA PATRIOT Act~~90~~100

Section 9.17.No Advisory or Fiduciary Responsibility~~91~~100

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SCHEDULES:

Schedule CDOS -- CDO Subsidiaries

Schedule EGL -- Eligible Ground Leases

Schedule ES -- Excluded Subsidiaries

Schedule 2.01 -- Lenders; Commitments

Schedule 3.05 -- Unencumbered Properties

Schedule 3.06 -- Disclosed Matters

Schedule 3.14 -- Subsidiaries

Schedule 6.08 -- Existing Restrictions

EXHIBITS:

Exhibit A -- Form of Assignment and Assumption

Exhibit B -- Form of Borrowing Request

Exhibit C-1 -- U.S. Tax Certificate (For Non-U.S. Lenders that are not Partnerships for U.S. Federal Income Tax Purposes

Exhibit C-2 -- U.S. Tax Certificate (For Non-U.S. Lenders that are Partnerships for U.S. Federal Income Tax Purposes

Exhibit C-3 -- U.S. Tax Certificate (For Non-U.S. Participants that are not Partnerships for U.S. Federal Income Tax Purposes

Exhibit C-4 -- U.S. Tax Certificate (For Non-U.S. Participants that are Partnerships for U.S. Federal Income Tax Purposes

Exhibit D -- Forms of Notes

Exhibit E -- Form of Compliance Certificate

ny-~~1177336~~1177179

-i-

-i-

REVOLVING CREDIT AND TERM LOAN AGREEMENT (as amended, restated, extended, supplemented or otherwise modified from time to time, this “Agreement”) dated as of June 9, 2014, among GPT PROPERTY TRUST LP, the LENDERS party hereto, and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

The parties hereto agree as follows:

ARTICLE I	DEFINITIONS

   Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Additional Credit Extension Amendment” means an amendment to this Agreement providing for any New Revolving Commitments and/or New Term Loans which shall be consistent with the applicable provisions of this Agreement relating to New Revolving Commitments and/or New Term Loans and otherwise reasonably satisfactory to the Administrative Agent, the Company and the Borrower.

“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Adjusted Net Operating Income” means, for any fiscal period for any Real Estate Asset, the Net Operating Income (or proportionate share of Net Operating Income from a Real Estate Asset owned jointly by an Investment Affiliate) from such Real Estate Asset minus (b) for only those Real Estate Assets which are not subject to a triple net lease, a reserve for capital expenditures and replacements equal to $0.20 per square foot per annum for such Real Estate Asset.

“Administrative Agent” means JPMorgan Chase Bank, N.A. in its capacity as administrative agent for the Lenders hereunder, and any successor thereto appointed pursuant to Article VIII.  Unless the context requires otherwise, the term “Administrative Agent” shall include any Affiliate of JPMorgan Chase Bank, N.A. through which JPMorgan Chase Bank, N.A. shall perform any of its obligations in such capacity hereunder.

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

ny-~~1177336~~1177179

“Agency Site” means the Electronic System (other than e-mail and e-fax) established by the Administrative Agent to administer this Agreement.

“Agent Party” has the meaning assigned to it in Section 9.01(d). “Agreement” has the meaning assigned to it in the recitals.

“Agreed Currencies” means (a) dollars, (b) euros, (c) Pounds Sterling and (d) any other currency that is (i) a lawful currency that is readily available and freely transferable and convertible into dollars, (ii) available in the London interbank deposit market and (iii) agreed to by the Administrative Agent, the Issuing Bank and each of the Multicurrency Revolving Lenders.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (c) the Adjusted LIBO Rate if a Eurodollar Borrowing with a one month Interest Period was being made on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that, for the avoidance of doubt, the Adjusted LIBO Rate for any day shall be based on the LIBO Screen Rate at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.

“Amendment No. 1 Effective Date” means the effective date of Amendment No. 1 to Revolving Credit and Term Loan Agreement among the Borrower, the Administrative Agent and the Lenders party thereto.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Company, the Borrower and its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Credit Rating” means a rating assigned to the Borrower’s Index Debt by Moody’s, S&P or Fitch.

“Applicable Rate” means, for any day, with respect to any ABR Loan or Eurodollar Loan, or with respect to the facility fees payable hereunder, as the case may be, the applicable rate per annum determined as set forth below.

From and after the Effective Date and until the Debt Rating Pricing Election Date, the Applicable Rates shall be determined as follows:

for Revolving Loans, the “Eurodollar - Applicable Rate” or the “ABR - Applicable Rate”, as the case may be, shall be determined by the range into which the Total Leverage Ratio falls in the table below:

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RATIO LEVEL	TOTAL LEVERAGE RATIO	EURODOLLAR - APPLICABLE RATE	ABR - APPLICABLE RATE
Level I	<40%	1.35%	0.35%
Level II	> 40% and < 45%	1.50%	0.50%
Level III	> 45% and < 50%	1.65%	0.65%
Level IV	> 50% and < 55%	1.85%	0.85%
Level V	> 55%	2.05%	1.05%

for Term Loans, the “Eurodollar - Applicable Rate” or the “ABR - Applicable Rate”, as the case may be, shall be determined by the range into which the Total Leverage Ratio falls in the table below:

RATIO LEVEL	TOTAL LEVERAGE RATIO	EURODOLLAR - APPLICABLE RATE	ABR - APPLICABLE RATE
Level I	< 40%	1.30%	0.30%
Level II	> 40% and < 45%	1.45%	0.45%
Level III	> 45% and < 50%	1.60%	0.60%
Level IV	> 50% and < 55%	1.80%	0.80%
Level V	> 55%	2.00%	1.00%

For purposes of this clause (a), any increase or decrease in the Applicable Rate resulting from a change in the Total Leverage Ratio shall become effective as of the first Business Day immediately following the date a compliance certificate is delivered in accordance with Section 5.01(d); provided,  however, that if such compliance certificate is not delivered in accordance with Section 5.01(d) and has not been delivered within thirty (30) days after notice from the Administrative Agent or the Required Lenders to the Borrower notifying the Borrower of the failure to deliver such compliance certificate on the date when due in accordance with Section 5.01(d), then the Applicable Rate shall be the percentage that would apply to the Level V Ratio and it shall apply as of the first Business Day after the date on which such compliance certificate was required to have been delivered. The Applicable Rate from the Effective Date until the delivery of the compliance certificate for the fiscal quarter ending June 30, 2014 shall be based on Level III.

If at any time the financial statements upon which the Applicable Rate was determined were incorrect (whether based on a restatement, fraud or otherwise), the Borrower shall be required to retroactively pay any additional amount that the Borrower would have been required to pay if such financial statements had been accurate at the time they were delivered.

From and after the Debt Rating Pricing Election Date, the Applicable Rates and the Facility Fee Rate shall be determined as follows:

ny-~~1177336~~1177179

for Revolving Loans, the “Eurodollar - Applicable Rate”, the “ABR - Applicable Rate” or the “Facility Fee Rate”, as the case may be, shall be determined solely by the Applicable Credit Ratings in the table below:

RATINGS LEVEL	MOODY’S/ S&P/FITCH APPLICABLE CREDIT RATING	EURODOLLAR- APPLICABLE RATE	ABR- APPLICABLE RATE	FACILITY FEE RATE
Level I Rating	A3/A- or higher	0.925%	0%	0.125%
Level II Rating	Baa1/BBB+	1.00%	0%	0.15%
Level III Rating	Baa2/BBB	1.10%	0.10%	0.25%
Level IV Rating	Baa3/BBB-	1.30%	0.30%	0.25%
Level V Rating	Below Baa3/BBB- or unrated	1.70%	0.70%	0.30%

for Term Loans, the “Eurodollar - Applicable Rate” or the “ABR - Applicable Rate”, as the case may be, shall be determined solely by the Applicable Credit Ratings in the table below:

RATINGS LEVEL	MOODY’S/ S&P/FITCH APPLICABLE CREDIT RATING	EURODOLLAR - APPLICABLE RATE	ABR- APPLICABLE RATE
Level I Rating	A3/A- or higher	1.00%	0%
Level II Rating	Baa1/BBB+	1.10%	0.10%
Level III Rating	Baa2/BBB	1.25%	0.25%
Level IV Rating	Baa3/BBB-	1.50%	0.50%
Level V Rating	Below Baa3/BBB - or unrated	1.95%	0.95%

For purposes of this clause (b), if at any time the Borrower has two (2) Applicable Credit Ratings, the Applicable Rate and Facility Fee Rate shall be the rate per annum applicable to the highest Applicable Credit Rating; provided that if the highest Applicable Credit Rating and the lowest Applicable Credit Rating are more than one ratings category apart, the Applicable Rate and Facility Fee Rate shall be the rate per annum applicable to Applicable Credit Rating that is one ratings category below the highest Applicable Credit Rating.  If at any time the Borrower has three (3) Applicable Credit Ratings, and such Applicable Credit Ratings are split, then: (A) if the difference between the highest and the lowest such Applicable Credit Ratings is one ratings category (e.g. Baa2 by Moody’s and BBB- by S&P or Fitch), the Applicable Rate and Facility Fee Rate shall be the rate per annum that would be applicable if the highest of the Applicable Credit Ratings were used; and (B) if the difference between such Applicable Credit Ratings is two ratings categories (e.g. Baa1 by Moody’s and BBB- by S&P or Fitch) or more, the

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Applicable Rate and Facility Fee Rate shall be the rate per annum that would be applicable if the average of the two (2) highest Applicable Credit Ratings were used, provided that if such average is not a recognized rating category, then the Applicable Rate and Facility Fee Rate shall be the rate per annum that would be applicable if the second highest Applicable Credit Rating of the three were used.  If at any time the Borrower has only one Applicable Credit Rating (and such Credit Rating is from Moody’s or S&P), the Applicable Rate and Facility Fee Rate shall be the rate per annum applicable to such Applicable Credit Rating. If the Borrower does not have an Applicable Credit Rating from either Moody’s or S&P, the Applicable Rate and Facility Fee Rate shall be the rate per annum applicable to an Applicable Credit Rating of “below BBB-/Baa3 or unrated” in the tables above.

Each change in the Applicable Rate and Facility Fee Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody’s, S&P or Fitch shall change, or if such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate and Facility Fee Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.

Any adjustment in the Applicable Rate shall be applicable to all existing Loans.

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Authorized Officer” means any of the Chief Executive Officer, President, Financial Officer or General Counsel of the general partner of the Borrower.

“Availability Period” means, with respect to the Revolving Facility, the period from and including the Effective Date to but excluding the earlier of the Revolving Maturity Date and the date of termination of the Revolving Commitments.

“Available Revolving Commitment” means, as to any Revolving Lender of any Revolving Tranche at any time, an amount equal to the excess, if any, of (a) such Lender’s Revolving Commitment of such Revolving Tranche then in effect over (b) such Lender’s Revolving Credit Exposure of such Revolving Tranche then outstanding; provided, that in calculating any Lender’s Revolving Credit Exposure for the purpose of determining such

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Lender’s Available Revolving Commitment pursuant to Section 2.12(a), the aggregate principal amount of Swingline Loans then outstanding shall be deemed to be zero.

“Bank of America Portfolio” means the portfolio of properties leased to Bank of America, N.A. under a master lease which as of the Effective Date consist of the properties identified on Schedule 3.05 as the Bank of America Portfolio.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permits such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means GPT Property Trust LP, a Delaware limited partnership.

“Borrowing” means (a) Loans (or in the case of Term Loans, each portion thereof) of the same Type and Class, made, converted or continued on the same date and, in the case of Eurodollar Loans (or in the case of Term Loans, each portion thereof), as to which a single Interest Period is in effect or (b) a Swingline Loan.

“Borrowing Request” means a request in substantially the form of Exhibit B hereto by the Borrower for a Borrowing in accordance with Section 2.03.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in ~~dollar deposits~~the relevant Agreed Currency in the London interbank market~~.~~ or the principal financial center of such Agreed Currency (and, if the Borrowings or LC Disbursements which are the subject of a borrowing, drawing, payment, reimbursement or rate selection are denominated in euro, the term “Business Day” shall also exclude any day on which the TARGET2 payment system is not open for the settlement of payments in euro).

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and

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accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Capitalization Rate” means (a) 7.25% for each Real Estate Asset that is part of the Bank of America Portfolio and (b) 7.50% for each other Real Estate Asset.

“Capitalized Loan Fees” means, with respect to any Person, and with respect to any period, any upfront, closing or similar fees paid by in connection with the incurrence or refinancing of Indebtedness during such period that are capitalized on the balance sheet of such Person.

“Cash Equivalents” means:

(a)direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(b)marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after the date of issuance and having, at the time of the acquisition thereof, a rating of at least A1 from S&P or at least P1 from Moody’s;

(c)investments in commercial paper maturing within 365 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

(d)investments in certificates of deposit, banker’s acceptances and time deposits maturing within 365 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any Lender or any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

(e)fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and

(f)money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000.

“CDO” means a structured asset-backed security commonly known as a “collateralized debt obligation”.

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“CDO Subsidiaries” means Excluded Subsidiaries that constitute the Company’s CDO entities and are listed on Schedule CDOS attached hereto.

“Change in Control” means: (a) for any reason whatsoever any “person” or “group” (within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the Effective Date) shall beneficially own a percentage of the then outstanding Equity Interests of the Company having the power, directly or indirectly, to vote for the election of directors (or their equivalent) of the Company (“Voting Equity Interests”) that is more than 35% of the outstanding Voting Equity Interests of the Company; or any “person” or “group” otherwise acquires the power to direct, directly or indirectly, the management or policies of the Company; or (b) during any period of 12 consecutive months, individuals who at the beginning of any such 12-month period constituted the Board of Directors of Company (together with any new directors whose election by such Board or whose nomination for election by the shareholders of Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; (c) the Company shall cease to be the sole general partner of the Borrower or shall cease to have the sole and exclusive power to exercise all management and control over the Borrower; or (d) the Company shall cease to directly or indirectly own at least 60% of the limited partnership interests in the Borrower.

“Change in Law” means the occurrence after the date of this Agreement or, with respect to any Lender, such later date on which such Lender becomes a party to this Agreement of (a) the adoption of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the interpretation or application thereof by any Governmental Authority or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s or the Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date such Lender or Issuing Bank became a party to this Agreement;  provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall be deemed to be a “Change in Law” regardless of the date enacted, adopted or issued.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Term Loans or Swingline Loans.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commitment” means, with respect to each Lender, its Revolving Commitment and/or its Term Loan Commitment, as the context may require.

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“Commitment Fee Rate” means, with respect to each Revolving Tranche, to the extent in effect as calculated on a daily basis, for any calendar quarter (a) 0.25% per annum, if the average daily Revolving Commitment Utilization Percentage for such Revolving Tranche for such quarter is less than 50%, and (b) 0.15% per annum, if the average daily Revolving Commitment Utilization Percentage for such Revolving Tranche for such quarter is greater than or equal to 50%.

“Communications” has the meaning assigned to it in Section 9.01(d).

“Company” means Gramercy Property Trust, Inc., a Maryland corporation.

“Computation Date” has the meaning assigned to it in Section 1.05(a).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated EBITDA” means for any period, without duplication, an amount equal to the net income or loss of the Company and its subsidiaries (other than CDO Subsidiaries) on a consolidated basis determined in accordance with GAAP (before minority interests and excluding losses attributable to the sale or other disposition of assets and the adjustment for so- called “straight-line rent accounting” and excluding all items attributable to CDO Subsidiaries) for such period plus (x) the following to the extent deducted in computing such consolidated net income or loss for such period: (i) Consolidated Interest Expense for such period, (ii) the provision for Federal, state, local and foreign income taxes payable, (iii) depreciation and amortization for such period, (iv) other non-cash charges for such period, (v) acquisition costs for such period with respect to all Real Estate Assets acquired by the Borrower or any of its Subsidiaries and (vi) all losses attributable to the sale or other disposition of assets in such period, and minus (y) to the extent included in computing such consolidated net income or loss for such period, all gains attributable to the sale or other disposition of assets or debt restructurings in such period, adjusted to include the pro rata share of the Company and its subsidiaries (other than CDO Subsidiaries) on a consolidated basis of the net income or loss of all Investment Affiliates for such period, determined and adjusted in the same manner as provided above in this definition with respect to the net income or loss of the Company and its subsidiaries on a consolidated basis; provided that if during any period for which Consolidated EBITDA is being determined, the Borrower or any of its Subsidiaries (other than the CDO Subsidiaries) have one or more New Acquisitions which are subject to leases that contain free rent or other rent reduction provisions that are in effect at any time during such period, then for purposes of determining Consolidated EBITDA for such period, the rental or other income attributable to such leases while such free rent or rent reduction period is in effect (but in no event longer than 6-months for any such lease) shall be determined on a straight-line rent accounting basis.

“Consolidated Fixed Charges” means, for any period, without duplication, the sum of (a) Consolidated Interest Expense of the type described in clause (i) of the definition thereof (without giving effect to the parenthetical clause at the end of such clause (i)) for such period

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plus (b) the aggregate amount of scheduled principal payments attributable to Total Indebtedness (excluding optional prepayments and scheduled principal payments due on maturity of any such Indebtedness) required to be made during such period by the Company or any of its consolidated subsidiaries plus (c) a percentage of all such scheduled principal payments required to be made during such period by any Investment Affiliate on Indebtedness taken into account in calculating Consolidated Interest Expense equal to the greater of (x) the percentage of the principal amount of such Indebtedness for which the Company or any of its subsidiaries (other than the CDO Subsidiaries) is liable and (y) the pro rate share of the Company and such subsidiaries on a consolidated basis of such Investment Affiliate plus (d) dividends on the Company’s preferred stock required to be made during such period pursuant to the Company’s organizational documents plus (e) all rental payments due and payable with respect to such period under ground leases of any properties at which the Company and/or any of such subsidiaries are tenants.

“Consolidated Interest Expense” means, for any period for the Company and its Subsidiaries (but excluding the CDO Subsidiaries), the sum (without duplication) for such period of: (i) total interest expense, whether paid or accrued, of the Company and such subsidiaries, including fees payable in connection with this Agreement, charges in respect of letters of credit and the portion of any Capital Lease Obligations allocable to interest expense, including the Company’s and such subsidiaries’ share of interest expenses in Joint Ventures but excluding amortization or write-off of debt discount and expense (except as provided in clause (ii) below), (ii) amortization of costs related to interest rate protection contracts and rate buydowns, (iii) capitalized interest, (iv) amortization of Capitalized Loan Fees of the Company and such subsidiaries, (v) interest incurred on any liability or obligation that constitutes a Contingent Obligation of the Company and such subsidiaries and (vi) to the extent not include in clauses (i), (ii), (iii), (iv) and (v) each of the Company’s and such subsidiaries’ pro rata share of all interest expense and other amounts of the type referred to in such clauses of any Investment Affiliate.

“Consolidated Tangible Net Worth” means, at any date of determination, (i) stockholders’ equity of the Company and its subsidiaries on a consolidated basis at such time, determined in accordance with GAAP, plus (ii) accumulated depreciation and amortization, minus (iii) goodwill and intangible assets, other than lease intangibles; provided that Consolidated Tangible Net Worth shall be adjusted to exclude the CDO Subsidiaries.

“Contingent Obligations” means, as to any Person, without duplication, (a) any contingent obligation of such Person required to be included in such Person’s balance sheet in accordance with GAAP, and (b) any obligation required to be included in the disclosure contained in the footnotes to such Person’s financial statements in accordance with GAAP, guaranteeing partially or in whole any Nonrecourse Indebtedness, lease, dividend or other obligation, exclusive of (i) contractual indemnities (including, without limitation, any indemnity or price-adjustment provision relating to the purchase or sale of securities or other assets) and (ii) guarantees of non-monetary obligations (other than guarantees of completion), in each case under clauses (i) and (ii) which have not yet been called on or quantified, of such Person or of any other Person.  The amount of any Contingent Obligation described in clause (b) above in this definition shall be deemed to be (A) with respect to a guaranty of interest, interest and principal, or operating income, the sum of all payments required to be made thereunder (which in the case of an operating income guaranty shall be deemed to be equal to the debt service for the note

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secured thereby), calculated at the interest rate applicable to such Indebtedness, through (x) in the case of an interest or interest and principal guaranty, the stated date of maturity of the obligation (and commencing on the date interest could first be payable thereunder), or (y) in the case of an operating income guaranty, the date through which such guaranty will remain in effect, and (B) with respect to all guarantees not covered by the preceding clause (A), an amount equal to the stated or determinable amount of the primary obligation in respect of which such guaranty is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as recorded on the balance sheet and in the footnotes to the most recent financial statements required to be delivered pursuant to Sections 5.01(a) and 5.01(b). Notwithstanding anything contained herein to the contrary, guarantees of completion or other performance shall not be deemed to be Contingent Obligations unless and until a claim for payment has been made thereunder, at which time any such guaranty of completion or other performance shall be deemed to be a Contingent Obligation in an amount equal to any such claim. Subject to the preceding sentence, (1) in the case of a joint and several guaranty given by such Person and another Person (but only to the extent such guaranty is Recourse Indebtedness, directly or indirectly to such Person or any of its Subsidiaries), the amount of such guaranty shall be deemed to be 100% thereof unless and only to the extent that (i) such other Person has delivered cash or Cash Equivalents to secure all or any part of such Person’s obligations under such joint and several guaranty (in which case the amount of such guaranty shall be reduced by the amount of such cash or Cash Equivalents) or (ii) such other Person holds an Investment Grade Rating from any of Fitch, Moody’s or S&P, or has creditworthiness otherwise reasonably acceptable to the Administrative Agent (in which case the amount of such guaranty shall be zero), and (2) in the case of a guaranty (whether or not joint and several) of an obligation otherwise constituting Indebtedness of such Person, the amount of such guaranty shall be deemed to be only that amount in excess of the amount of the obligation constituting Indebtedness of such Person. Notwithstanding anything contained herein to the contrary, “Contingent Obligations” shall not be deemed to include guarantees of loan commitments or of construction loans to the extent the same have not been drawn.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Party” means the Administrative Agent, the Issuing Bank, the Swingline Lender or any other Lender.

“Debt Rating Pricing Election Date” means the date on which (a) the Borrower has received an Investment Grade Rating from Moody’s or S&P and such Investment Grade Rating continues to exist on the date that the Borrower gives its election notice described below and (b) the Borrower has delivered written notice to the Administrative Agent (which shall promptly notify each of the Lenders) of its election (which shall be irrevocable) to have the Applicable Rates determined by reference to the Applicable Credit Ratings instead of the Total Leverage Ratio.

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“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of a Bankruptcy Event.

“Development Property” means a Real Estate Asset owned by the Borrower or one of its Subsidiaries on which the construction of an office, industrial and/or retail building has commenced, other than any Real Estate Asset with respect to which any interruption of construction has lasted for more than one hundred and twenty (120) consecutive days and is then continuing. Such Real Estate Asset shall be treated as a Development Property until construction is completed and a certificate of occupancy (or its equivalent in the applicable jurisdiction) has been issued.

“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.

“Disqualified Equity Interests” means, with respect to any Person, any Equity Interests of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely for Equity Interests which are not Disqualified Equity Interests) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (in each case, other than solely as a result of, a change of control or asset sale), in whole or in part, in each case prior to the date that is 91 days after the latest Maturity Date; provided,  however, that if such Equity Interests are issued to any plan for the benefit of employees of the Company or its direct or indirect subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because

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it may be required to be repurchased in order to satisfy applicable statutory or regulatory obligations.

“Dollar Amount” of any currency at any date means (a) the amount of such currency if such currency is dollars or (b) the equivalent amount thereof in dollars if such currency is a Foreign Currency, calculated on the basis of the Exchange Rate for such currency, on or as of the most recent Computation Date provided for in Section 1.05.

“dollars” or “$” refers to lawful money of the United States of America.

“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02), which is June 9, 2014.

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

“Electronic System” means any electronic system, including e-mail, e-fax, Intralinks®, ClearPar®, Debt Domain, Syndtrak and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent and the Issuing Bank and any of their respective Related Persons or any other Person, providing for access to data protected by passcodes or other security systems.

“Eligible Assignee” means (i) a Lender (other than a Defaulting Lender) or any Affiliate or Approved Fund thereof; (ii) a commercial bank having total assets in excess of $2,500,000,000; (iii) the central bank of any country which is a member of the Organization for Economic Cooperation and Development; or (iv) a finance company or other financial institution reasonably acceptable to the Administrative Agent, which is regularly engaged in making, purchasing or investing in loans and having total assets in excess of $300,000,000 or is otherwise reasonably acceptable to the Administrative Agent. For the avoidance of doubt, no Ineligible Institution is an Eligible Assignee.

“Eligible Ground Lease” means each ground lease existing on the date of this Agreement and listed on Schedule EGL and each ground lease entered into or acquired after the date hereof that would constitute a financeable ground lease to a prudent institutional lender in the business of making commercial real estate loans and, accordingly, provide customary protections for a potential leasehold mortgagee including a remaining term, including any optional extension terms exercisable unilaterally by the tenant, of no less than 35 years from the Effective Date; provided that such ground lease may have a remaining term of less than 35 years if the tenant has a unilateral option to purchase the fee interest at the end of the lease term for a de ~~minimus~~minimis purchase price.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

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“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether  or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“euro” means the single currency of the Participating Member States.

“Eurodollar”, when used in reference to a currency means an Agreed Currency and when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

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“Eurocurrency Payment Office” of the Administrative Agent means, for each Foreign Currency, the office, branch, affiliate or correspondent bank of the Administrative Agent for such currency as specified from time to time by the Administrative Agent to the Borrower and each Lender.

“Event of Default” has the meaning assigned to such term in Article VII.

“Exchange Rate” means, on any day, with respect to any Foreign Currency, the rate at which such Foreign Currency may be exchanged into dollars, as set forth at approximately 11:00 a.m., Local Time, on such date on the Reuters World Currency Page for such Foreign Currency. In the event that such rate does not appear on any Reuters World Currency Page, the Exchange Rate with respect to such Foreign Currency shall be determined by reference to such other publicly available service for displaying exchange rates as may be reasonably selected by the Administrative Agent or, in the event no such service is selected, such Exchange Rate shall instead be calculated on the basis of the arithmetical mean of the buy and sell spot rates of exchange of the Administrative Agent for such Foreign Currency on the London market at 11:00 a.m., Local Time, on such date for the purchase of dollars with such Foreign Currency, for delivery two (2) Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent, after consultation with the Borrower, may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

“Excluded Subsidiaries” means the Subsidiaries of the Borrower listed on Schedule ES attached hereto, as such Schedule ES may be updated by an Authorized Officer of the Borrower to include (a) any Subsidiary acquired pursuant to an acquisition permitted hereunder which is financed with Secured Indebtedness that is permitted by this Agreement and each Subsidiary thereof that guarantees such Secured Indebtedness (in each case to the extent that guaranteeing the Obligations is prohibited by such Secured Indebtedness), (b) any Subsidiary of an Excluded Subsidiary, (c) any Subsidiary that is not a Wholly-Owned Subsidiary of the Borrower, and is either acquired pursuant to an acquisition permitted hereunder or formed in a manner not expressly prohibited hereunder, and is prohibited by its organizational documents from giving a guaranty of the Obligations and (d) any Subsidiary of the Borrower organized in a jurisdiction other than the United States or any state thereof; provided that each such Subsidiary shall cease to be an Excluded Subsidiary hereunder if such Secured Indebtedness is repaid or becomes unsecured or if such Subsidiary ceases to guarantee such secured Indebtedness or if such Subsidiary ceases to be prohibited from giving a guaranty, as applicable.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan, Letter of Credit or Commitment pursuant to a law in effect on the date on which (i) such

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Lender acquires such interest in such Loan, Letter of Credit or Commitment (other than pursuant to an assignment requested by the Borrower under Section 2.19(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan, Letter of Credit or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.17(f) and (d) any U.S. Federal withholding Taxes imposed under FATCA.

“Facility” means each of the Term Loan Facility and the Revolving Facility (and collectively, the “Facilities”).  Each of the Multicurrency Revolving Tranche and U.S. Revolving Tranche shall be a separate Facility for purposes of this definition.

“Facility Fee Rate” means that rate determined pursuant to paragraph (b) of the definition of “Applicable Rate”.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the general partner of the Borrower or the Company, as applicable.

“Financial Statements” means the financial statements to be furnished pursuant to Sections 5.01(a) and (b).

“Fitch” means Fitch, Inc.

“Foreign Currencies” means Agreed Currencies other than dollars.

“Foreign Currency Exposure” has the meaning assigned to such term in Section 2.11(b).

“Foreign Currency LC Exposure” means, at any time, the sum of (a) the Dollar Amount of the aggregate undrawn and unexpired amount of all outstanding Foreign Currency Letters of Credit at such time plus (b) the aggregate principal Dollar Amount of all LC Disbursements in respect of Foreign Currency Letters of Credit that have not yet been reimbursed at such time.

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“Foreign Currency Letter of Credit” means a Letter of Credit denominated in a Foreign Currency.

“Foreign Currency Sublimit” means $50,000,000.

“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guaranties” means the Parent Guaranty and the Subsidiary Guaranty. “Guarantors” means the Company and the Subsidiary Guarantors.

“Hazardous Materials”  means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Impacted Interest Period” has the meaning assigned to it in the definition of “LIBO Rate.

“Increased Amount Date” has the meaning assigned to such term in Section 2.04.

“Incremental Commitments” has the meaning assigned to such term in Section 2.04.

“Indebtedness” means, with respect to any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables and accrued expenses incurred by such Person in the ordinary course of business) and only to the extent such obligations constitute indebtedness for purposes of GAAP, (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under acceptance, letter of credit or similar facilities, all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Disqualified Equity Interests of such Person (other than (i) obligations existing on the Effective Date that any direct or indirect parent of such Person has the right

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(subject to satisfaction of applicable securities law requirements, including the filing of registration statements) to satisfy by delivery of its Equity Interests, (ii) obligations that any direct or indirect parent of such Person is given the right to satisfy by delivery of its Equity Interests and (iii) obligations with respect to preferred stock of the Company), (h) all Contingent Obligations of such Person in respect of the foregoing clauses (a) through (g), (i) all obligations of the kind referred to in clause (a) through (h) above secured by any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, and (j) the “mark to market” liability of such Person in respect of Swap Agreements. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor. The amount of any Indebtedness under clause (i) above shall be limited to the lesser of the amount of such Indebtedness that is Nonrecourse Indebtedness or the fair market value of the assets securing such Indebtedness that is Nonrecourse Indebtedness, as reasonably determined by the Borrower. The amount of Indebtedness of any Person shall be calculated at the outstanding principal amount based on the contract and not reflecting purchase accounting or other adjustments pursuant to GAAP.

 “Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a) hereof, Other Taxes.

“Index Debt” means senior, unsecured, long-term indebtedness for borrowed money of the Borrower that is not guaranteed by any other Person or subject to any other credit enhancement.

“Ineligible Institution” means (a) a natural person, (b) a Defaulting Lender, (c) the Borrower or any of its Affiliates, (d) a company, partnership, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof or (e) a company, partnership, investment vehicle or trust which has a controlling interest in any company, partnership, trust or other entity which (i) is a competitor of the Company or the Borrower or (ii) invests, as one of its primary lines of business, in real estate assets similar to the Real Estate Assets.

“Information Memorandum” means the Confidential Information Memorandum dated May 2014 relating to the Borrower and the Transactions.

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.08.

“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more

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than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

“Interest Period” means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) no Interest Period shall extend beyond the then applicable Maturity Date for the applicable Facility. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing or Term Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period for which the LIBO Screen Rate is available that is shorter than the Impacted Interest Period; and (b) the LIBO Screen Rate for the shortest period (for which that Screen Rate is available) that exceeds the Impacted Interest Period, in each case, at such time.

“Investment Affiliate” means any unconsolidated subsidiary or Joint Venture of the Company, the Borrower and their consolidated subsidiaries; provided that no CDO Subsidiary shall be included as an Investment Affiliate.

“Investment Grade Rating” means an Applicable Credit Rating of Baa3 or better from Moody’s, BBB- or better from S&P, or BBB- or better from Fitch.

“IRS” means the United States Internal Revenue Service.

“Issuing Bank” means JPMorgan Chase Bank, N.A. in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.06(i). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank (or another Lender, with the consent of such Lender and the Borrower), in which case the term “Issuing Bank” shall include any such Affiliate (or such Lender) with respect to Letters of Credit issued by such Affiliate (or such Lender).

“Joint Venture” means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided, in no event shall any corporate subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

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“LC Disbursement” means a payment made by the Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means~~, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Revolving Percentage of the total LC Exposure at such time.~~ Multicurrency LC Exposure or U.S. LC Exposure.

“Lender Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to Section 2.04 or an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender and the Issuing Bank.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement.

“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate ~~for U.S. Dollars~~) for deposits in the applicable Agreed Currency for a period equal in length to such Interest Period as displayed on ~~page LIBOR01 of~~ the Reuters screen page that displays such rate (currently Reuters Screen Page LIBOR01 or LIBOR02) (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; in each case the “LIBOR Screen Rate”)) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period (or, (x) in the case of Eurodollar Borrowing denominated in Pounds Sterling, at approximately 11:00 a.m., London Time, on the date of the commencement of such Interest Period and (y) in the case of Eurodollar Borrowing denominated in euro, at approximately 11:00 a.m. London Time, on the date two TARGET Days prior to the commencement of such Interest Period);  provided that, if the LIBO Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement; and provided,  further, if the LIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) then the LIBO Rate shall be the Interpolated Rate, provided, that, if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“LIBO Screen Rate” has the meaning assigned to it in the definition of “LIBO Rate.” “Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the

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foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan Documents” means this Agreement (including without limitation, schedules and exhibits hereto), the Notes, the Guaranties, and any other agreements entered into in connection herewith or therewith by the Borrower or any other Loan Party with or in favor of the Administrative Agent and/or the Lenders, including any amendments, modifications or supplements hereto or thereto or waivers hereof or thereof.

“Loan Parties” means the Borrower and each Guarantor.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.

“Local Time” means (a) New York City time in the case of a Loan, Borrowing or LC Disbursement denominated in dollars and (b) local time in the case of a Loan, Borrowing or LC Disbursement denominated in a Foreign Currency (it being understood and agreed that such local time shall mean London, England time unless otherwise notified by the Administrative Agent).

“Major Acquisition” means (a) a single transaction for the purpose of or resulting, directly or indirectly, in the acquisition (including, without limitation, a merger or consolidation or any other combination with another Person) by one or more of the Borrower and its Subsidiaries of properties or assets of a Person for a gross purchase price equal to or in excess of 10% of Total Asset Value (without giving effect to such acquisition) or (b) one or more transactions for the purpose of or resulting, directly or indirectly, in the acquisition (including, without limitation, a merger or consolidation or any other combination with another Person) by one or more of the Borrower and its Subsidiaries of properties or assets of a Person in any two consecutive fiscal quarters for an aggregate gross purchase price equal to or in excess of 10% of Total Asset Value (without giving effect to such acquisitions).

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations or financial condition of the Company, the Borrower and the Subsidiaries taken as a whole, (b) the ability of any Loan Party to perform any of its obligations under this Agreement or any other Loan Document or (c) the validity or enforceability of this Agreement or any other Loan Document or the rights of or remedies available to the Administrative Agent and the Lenders under this Agreement or any other Loan Document.

 “Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit) and obligations in respect of one or more Swap Agreements, of any one or more of the Company, the Borrower and its Subsidiaries (other than CDO Subsidiaries) in an aggregate principal amount exceeding (x) $~~20,000,000,~~35,000,000, in the case of Recourse Indebtedness, and (y) $~~75,000,000,~~150,000,000, in the case of Nonrecourse Indebtedness.

“Material Subsidiary” means (a) each Subsidiary of the Borrower that directly or indirectly owns or leases an Unencumbered Property or owns a Mortgage Note that is included in the calculation of Unencumbered Asset Value and (b) each other Subsidiary of the Borrower

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that has assets that constitute more than 10% of Total Asset Value, other than an Excluded Subsidiary.

“Maturity Date” means the Revolving Maturity Date and/or the Term Loan Maturity Date, as the context may require.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage Note” means a note receivable held by the Borrower or one of its Subsidiaries that is secured by a mortgage Lien on real property.

“Multicurrency LC Exposure” means, at any time, the sum of (a) the Dollar Amount of the aggregate undrawn and unexpired amount of all outstanding Multicurrency Letters of Credit at such time plus (b) the Dollar Amount of the aggregate of all LC Disbursements under Multicurrency Letters of Credit that have not yet been reimbursed by or on behalf of the Borrower at such time. The Multicurrency LC Exposure of any Multicurrency Revolving Lender at any time shall be its Revolving Percentage of the total Multicurrency LC Exposure at such time.

“Multicurrency Revolving Commitment” means, with respect to each Lender, the commitment of such Lender to make Multicurrency Revolving Loans and to acquire participations in Multicurrency Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Multicurrency Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.09, (b) increased from time to time pursuant to Section 2.04, and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Multicurrency Revolving Commitment is set forth on Schedule 2.01, in the most recent Additional Credit Extension Amendment, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Multicurrency Revolving Commitment, as applicable. The initial aggregate amount of the Lenders’ Multicurrency Revolving Commitments is $50,000,000.

“Multicurrency Letter of Credit” means a Letter of Credit issued in an Agreed Currency under the Multicurrency Revolving Tranche pursuant to Section 2.06.

“Multicurrency Revolving Credit Exposure” means, with respect to any Multicurrency Revolving Lender at any time, the sum of the Dollar Amount of the outstanding principal amount of such Lender’s Multicurrency Revolving Loans and Multicurrency LC Exposure at such time.

“Multicurrency Revolving Lender” means a Lender with a Multicurrency Revolving Commitment or Multicurrency Revolving Credit Exposure.

“Multicurrency Revolving Loan” means a Loan made pursuant to Section 2.01(a)(ii) and Section 2.03.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

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“Negative Pledge” means a provision of any document, instrument or agreement (including any charter, by-laws or other organizational documents), other than this Agreement or any other Loan Document, that prohibits, restricts or limits, or purports to prohibit, restrict or limit, the creation or assumption of any Lien on any assets of a Person as security for the Indebtedness of such Person or any other Person, or entitles another Person to obtain or claim the benefit of a Lien on any assets of such Person; provided,  however, that an agreement that conditions a Person’s ability to encumber its assets upon the maintenance of one or more specified ratios that limit such Person’s ability to encumber its assets but that do not generally prohibit the encumbrance of its assets, or the encumbrance of specific assets, shall not constitute a Negative Pledge.

“Net Operating Income” means, with respect to any Real Estate Asset for any period, property rental and other income attributable to such Real Estate Asset minus all expenses and other proper charges incurred in connection with the operation of such Real Estate Asset (including, without limitation, real estate taxes, management fees, payments under ground leases and bad debt expenses) during such period; but, in any case, calculated before (i.e. without regard to) payment of or provision for debt service charges for such period, income taxes for such period, capital expenses for such period, and depreciation, amortization, and other non-cash expenses for such period, all as determined in accordance with GAAP (except that (a) any rent leveling adjustments and (b) any SFAS 141 amortization shall be excluded from rental income); provided that Net Operating Income shall be adjusted to exclude the CDO Subsidiaries.

“New Acquisition” means any Real Estate Asset acquired by the Borrower or its subsidiaries within one year of any date of determination.

“New Revolving Commitments” has the meaning assigned to such term in Section 2.04.

“New Revolving Loan Lender” has the meaning assigned to such term in Section 2.04.

“New Term Loan Commitments” has the meaning assigned to such term in Section 2.04.

“New Term Loan Lender” has the meaning assigned to such term in Section 2.04.

“New Term Loan” has the meaning assigned to such term in Section 2.04.

“Nonrecourse Indebtedness” means, with respect to a Person, Indebtedness for borrowed money (or the portion thereof) in respect of which recourse for payment (except for customary exceptions for fraud, misapplication of funds, environmental indemnities, violation of “special purpose entity” covenants, bankruptcy, insolvency, receivership or other similar events and other similar exceptions to recourse liability until a claim is made with respect thereto, and then in the event of any such claim, only a portion of such Indebtedness in an amount equal to the amount of such claim shall no longer constitute “Nonrecourse Indebtedness” for the period that such portion is subject to such claim) is contractually limited to specific assets of such Person encumbered   by a Lien securing such Indebtedness.

“Non-Wholly-Owned Subsidiary” means any Subsidiary of a Person which is not a Wholly-Owned Subsidiary of such Person.

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“Note” means any promissory note delivered by the Borrower pursuant to Section 2.10(e).

“Obligations” means the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and LC Disbursements and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower to the Administrative Agent or to any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise.

“Occupancy Rate” means, with respect to a property at any time, the ratio, expressed as a percentage, of (a) the net rentable square footage of such property actually occupied by tenants that are not affiliated with the Borrower, pursuant to binding leases as to which no monetary default has occurred and has continued unremedied for 60 or more days to (b) the aggregate net rentable square footage of such property. For purposes of this definition of “Occupancy Rate”, a tenant shall be deemed to actually occupy a property (i) if a material portion of the leased premises or, if more than one property is subject to a single lease or master lease, a material portion of such properties, is occupied, whether by the tenant or by one or more subtenants or (ii) notwithstanding a temporary cessation of operations for renovation, repairs or other temporary reason, or for the purpose of completing tenant build-out or that is otherwise scheduled to be open for business within 90 days of the date of such determination.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan, Letter of Credit or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19).

“Overnight Foreign Currency Rate” means, for any amount payable in a Foreign Currency, the rate of interest per annum as determined by the Administrative Agent at which overnight or weekend deposits in the relevant currency (or if such amount due remains unpaid

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for more than three (3) Business Days, then for such other period of time as the Administrative Agent may elect) for delivery in immediately available and freely transferable funds would be offered by the Administrative Agent to major banks in the interbank market upon request of such major banks for the relevant currency as determined above and in an amount comparable to the unpaid principal amount of the related Borrowing, Letter of Credit or LC Disbursement, plus any taxes, levies, imposts, duties, deductions, charges or withholdings imposed upon, or charged to, the Administrative Agent by any relevant correspondent bank in respect of such amount in such relevant currency.

“Parent Guaranty” means the Guaranty dated as of the date hereof from the Company in favor of the Administrative Agent for the benefit of the Lenders.

“Participant” has the meaning assigned to such term in Section 9.04(c).

“Participant Register” has the meaning assigned to such term in Section 9.04(c).

“Participating Member State” means any member state of the European Union that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Union relating to economic and monetary union.

“Patriot Act” has the meaning assigned to such term in Section 9.16.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Encumbrances” means:

(a)Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 5.04;

(b)carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.04;

(c)pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d)deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e)judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII;

(f)easements, zoning restrictions, rights-of-way and similar encumbrances on

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real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary; and

(g)the interests of lessees and lessors under leases or subleases of, and the interest of managers or operators with respect to, real or personal property made in the ordinary course of business; provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Pounds Sterling” means the lawful currency of the United Kingdom.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A. as its prime rate in effect at its principal offices located in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Pro-Rata Share” means, with respect to any Lender, the percentage of the total Term Loan Exposure, Revolving Credit Exposure and unused Commitments represented by such Lender’s Term Loan Exposure, Revolving Credit Exposure and unused Commitments.

“Public-Sider” means a Lender or any representative of such Lender that does not want to receive material non-public information within the meaning of the federal and state securities laws.

“Real Estate Asset” means, at any time of determination, any interest (fee, leasehold or otherwise) then directly owned in whole or in part by the Borrower or any of its Subsidiaries in any property.

“Recipient” means (a) the Administrative Agent, (b) any Lender or (c) any Issuing Bank, as applicable.

“Recourse Indebtedness” means any Indebtedness that is not Nonrecourse Indebtedness. “Register” has the meaning assigned to such term in Section 9.04(b).

“REIT” means a domestic trust or corporation that qualifies as a real estate investment trust under the provisions of §856, et seq. of the Code or any successor provisions.

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“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, partners, members, trustees, employees, agents and advisors of such Person and such Person’s Affiliates.

“Required Facility Lenders” means, with respect to any Facility, the holders of more than 50% of the total Term Loan Exposures or the total Revolving Commitments, as the case may be, outstanding under such Facility (or, in the case of the Revolving Facility, after any termination of the Revolving Commitments, the holders of more than 50% of the total Revolving Credit Exposures); provided that, in the event any Lender shall be a Defaulting Lender, then for so long as such Lender is a Defaulting Lender, “Required Facility Lenders” means Lenders (excluding all Defaulting Lenders) having more than 50% of the total Term Loan Exposures or the total Revolving Commitments (or total Revolving Credit Exposures), as the case may be, outstanding under such Facility (excluding the Term Loan Exposures, Revolving Commitments and Revolving Credit Exposures, as applicable, of all Defaulting Lenders).

“Required Lenders” means, at any time, Lenders having Term Loan Exposures, Revolving Credit Exposures and unused Commitments representing more than 50% of the sum of the total Term Loan Exposures, Revolving Credit Exposures and unused Commitments at such time; provided that, in the event any of the Lenders shall be a Defaulting Lender, then for so long as such Lender is a Defaulting Lender, “Required Lenders” means Lenders (excluding all Defaulting Lenders) having Term Loan Exposures, Revolving Credit Exposures and unused Commitments representing more than 50% of the sum of the total Term Loan Exposures, Revolving Credit Exposures and unused Commitments of such Lenders (excluding all Defaulting Lenders) at such time.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Borrower or any option, warrant or other right to acquire any such Equity Interests in the Borrower.

“Revolving Borrowing” means a Borrowing of Revolving Loans.

“Revolving Commitment” means~~, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.09, (b) increased from time to time pursuant to Section 2.04, and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Revolving Commitment is set forth on Schedule 2.01, in the Additional Credit Extension Amendment, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable. The initial aggregate amount of the Lenders’ Revolving Commitments is $400,000,000.~~ a Multicurrency Revolving Commitment or a U.S. Revolving Commitment.

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 “Revolving Commitment Utilization Percentage” means, on any date for any Revolving Tranche, the percentage equal to a fraction (a) the numerator of which is the total Revolving Credit Exposures for such Revolving Tranche and (b) the denominator of which is the total Revolving Commitments of such Revolving Tranche;  provided that in calculating the total Revolving Credit Exposures for purposes of Section 2.12(a), the aggregate principal amount of Swingline Loans then outstanding shall be deemed to be zero.

“Revolving Credit Exposure” means~~, with respect to any Revolving Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans and its LC Exposure and Swingline Exposure at such time.~~ Multicurrency Revolving Credit Exposure or U.S. Revolving Credit Exposure.

“Revolving Facility” means the Revolving Commitments and the Revolving Loans and Swingline Loans made, and Letters of Credit issued, thereunder.

“Revolving Lender” means a ~~Lender with a~~Multicurrency Revolving ~~Commitment~~Lender or a U.S. Revolving ~~Credit Exposure~~Lender.

“Revolving Loan” means a ~~Loan made pursuant to Section 2.01(a) and Section 2.03.~~Multicurrency Revolving Loan or a U.S. Revolving Loan.

“Revolving Maturity Date” means June 9, 2018, subject to extension as provided in Section 2.21.

“Revolving Percentage” means, with respect to any Revolving Lender of a Revolving Tranche, the percentage of the total Revolving Commitments of such Revolving Tranche  represented by such Lender’s Revolving Commitment of such Revolving Tranche. If the Revolving Commitments of a Revolving Tranche have terminated or expired, the Revolving Percentages for such Revolving Tranche shall be determined based upon the Revolving Commitments of such Revolving Tranche most recently in effect, giving effect to any assignments.

“Revolving Tranche” when used in reference to any Revolving Commitment, Revolving Loan or Revolving Borrowing, refers to whether such Revolving Commitment, Revolving Loan, or the Revolving Loans comprising such Revolving Borrowing, are Multicurrency Revolving Commitments or Multicurrency Revolving Loans or U.S. Revolving Commitments or U.S. Revolving Loans.

“S&P” means Standard & Poor’s.

“Sanctioned Country”  means at any time, a country or territory which is the subject or target of any Sanctions.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State or the United Nations Security

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Council, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person controlled by any such Person.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council.

“SEC” means the Securities and Exchange Commission of the United States of America.

“Secured Indebtedness” means the portion of Total Indebtedness which is secured by a Lien on any properties or assets.

“Solvent” when used with respect to the Loan Parties, taken as a whole, means that, as of any date of determination, (a) the fair saleable value of their assets is in excess of the total amount of their liabilities (including, without limitation, contingent liabilities); (b) the present fair saleable value of their assets is greater than the probable liability on their existing debts as such debts become absolute and matured; (c) they are then able and expect to be able to pay their debts (including, without limitation, contingent debts and other commitments) as they mature; and (d) they have capital sufficient to carry on their business as conducted and as proposed to be conducted.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Person serving as the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentage shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of the Borrower.

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“Subsidiary Guarantor” means each Material Subsidiary of the Borrower that is party to the Subsidiary Guaranty.

“Subsidiary Guaranty” means the Guaranty dated as of the date hereof from the Subsidiary Guarantors in favor of the Administrative Agent for the benefit of the Lenders.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Swap Agreement.

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any U.S. Revolving Lender at any time shall be its Revolving Percentage with respect to U.S. Revolving Tranche of the total Swingline Exposure at such time.

“Swingline Lender” means JPMorgan Chase Bank, N.A., in its capacity as lender of Swingline Loans hereunder.

“Swingline Loan” means a Loan made pursuant to Section 2.05.

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET2) payment system (or, if such payment system ceases to be operative, such other payment system (if any) reasonably determined by the Administrative Agent to be a suitable replacement) for the settlement of payments in euro.

“TARGET Day” means any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in euro.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Facility” means the Term Loan Commitments and the Term Loans made thereunder.

“Term Loan” means a Loan made pursuant to Section 2.01(b) and Section 2.03, and includes any New Term Loans made pursuant to Section 2.04.

“Term Loan Commitment” means, with respect to each Term Loan Lender, the commitment of such Lender to make Term Loans hereunder, including any New Term Loan Commitments.  The initial amount of each Lender’s Term Loan Commitment is set forth on

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Schedule 2.01.  The initial aggregate amount of the Lenders’ Term Loan Commitments is $200,000,000.

“Term Loan Commitment Expiry Date” has the meaning assigned to such term in Section 2.01(b).

“Term Loan Exposure” means, with respect to any Term Loan Lender at any time, the outstanding principal amount of such Lender’s Term Loans.

“Term Loan Lender” means a Lender with a Term Loan Commitment or Term Loan Exposure.

“Term Loan Maturity Date” means June 9, 2019.

“Total Asset Value” means the sum of the following, without duplication: (a) for each Real Estate Asset that is wholly-owned by the Borrower or a Wholly-Owned Subsidiary of the Borrower and that is a New Acquisition, the acquisition cost for such property; plus (b) for each Real Estate Asset that is wholly-owned by the Borrower or a Wholly-Owned Subsidiary of the Borrower (other than a New Acquisition or a Development Property), an amount equal to the quotient of (i)(x) the Adjusted Net Operating Income for such Real Estate Asset determined for the most recently ended fiscal quarter, times (y) four, divided by (ii) the applicable Capitalization Rate; plus (c) for each Real Estate Asset that is wholly-owned by the Borrower or a Wholly- Owned Subsidiary of the Borrower and that is a Development Property (other than a New Acquisition), the book value (after impairments) for such property ~~(provided that the amount of Total Asset Value attributable to all Development Properties shall not exceed 5% of Total Asset Value)~~; plus (d) unrestricted cash and Cash Equivalents of the Borrower and its Wholly-Owned Subsidiaries; plus (e) with respect to any Real Estate Asset of the type described in clauses (a)~~,~~ and (c) of this definition that is not wholly owned by the Borrower or a Wholly-Owned Subsidiary of the Borrower, the Borrower’s pro rata share of the value of such Real Estate Asset; plus (f) the book value (after impairments) of Mortgage Notes receivable held by the Borrower and its Wholly-Owned Subsidiaries so long as such Mortgage Note is not more than sixty (60) days past due or otherwise in payment default after giving effect to applicable cure periods; provided that notwithstanding anything to the contrary set forth herein, ~~no~~(x) no additional investments in CDOs after the Effective Date or assets of any CDO Subsidiary shall be included in the calculation of Total Asset Value, and (y) the amount of Total Asset Value attributable to all (1) Investment Affiliates (excluding any investments in CDOs that exist on the Effective Date) shall not exceed 10% of Total Asset Value, (2) Real Estate Assets that are not office, industrial and/or retail properties shall not exceed 10% of Total Asset Value, (3) Development Properties shall not exceed 10% of Total Asset Value, (4) unimproved land that is not a Development Property shall not exceed 10% of Total Asset Value, (5) Mortgage Notes shall not exceed 10% of Total Asset Value, and (6) assets described in clauses (1) through (5) above, in the aggregate, do not exceed 25% of Total Asset Value.

 “Total Indebtedness” means, without duplication, all Indebtedness of the Company and its consolidated subsidiaries (other than the CDO Subsidiaries) and the Company’s and such consolidated subsidiaries’ pro rata share of all Indebtedness of Investment Affiliates.

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“Transactions” means the execution, delivery and performance by the Loan Parties of this Agreement and the other Loan Documents, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

“Unencumbered Adjusted Net Operating Income” means, for any fiscal period, the total Adjusted Net Operating Income attributable to all Unencumbered Properties for such period.

“Unencumbered Asset Value” means the sum of the following, without duplication: (a) for each Unencumbered Property that is a New Acquisition, the acquisition cost for such property; plus (b) for each Unencumbered Property (other than a New Acquisition), an amount equal to the quotient of (i)(x) the Adjusted Net Operating Income for such Unencumbered Property determined for the most recently ended fiscal quarter, times (y) four, divided by (ii) the applicable Capitalization Rate; plus (c) the book value (after impairments) of each first-priority Mortgage Note receivable held by the Borrower and its Wholly-Owned Subsidiaries that are Subsidiary Guarantors (subject to release as provided in Section 5.12) so long as (i) such Mortgage Note is not subject to any Liens or Negative Pledges, (ii) such Mortgage Note is not more than sixty (60) days past due or otherwise in payment default after giving effect to applicable cure periods, and (iii) the property securing such Mortgage Note meets the criteria for an Unencumbered Property (other than clause (1) of the definition thereof) plus (d) unrestricted cash and Cash Equivalents of the Borrower and its Wholly-Owned Subsidiaries that are Subsidiary Guarantors plus (e) 50% of the book value of each Real Estate Asset that meets the criteria for an Unencumbered Property (other than clause (7) of the definition thereof) which is unoccupied (excluding such Unencumbered Property if (i) a monetary default has occurred and has continued under a binding lease with respect to such Unencumbered Property or (ii) for more than the 12 consecutive month period prior to any date of determination, such Unencumbered Property has been unoccupied by tenants who are not affiliated with the Borrower); provided that (A) not more than 20% of Unencumbered Asset Value shall be attributable to any single Unencumbered Property, (B) not more than 20% of Unencumbered Asset Value may be attributable to Unencumbered Properties for which a single Person is the tenant (other than the Bank of America Portfolio and other Real Estate Assets if the tenant is Bank of America Corporation and/or its subsidiaries), (C) not more than 10% of Unencumbered Asset Value may be attributable to Unencumbered Properties that are subject to a ground lease, ~~and~~ (D) not more than 10% of Unencumbered Asset Value may be attributable to first-priority Mortgage Notes receivable~~.~~ and (E) not more than 10% of Unencumbered Asset Value may be attributable to assets described in clauses (d) and (e) above.

“Unencumbered Property” means a Real Estate Asset that meets each of the following criteria (with each such Real Estate Asset that meets such criteria being an Unencumbered Property):

~~1.~~ (1) The Real Estate Asset is 100% fee owned or ground leased under an Eligible

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Ground Lease by the Borrower or a Wholly-Owned Subsidiary of the Borrower that is a Subsidiary Guarantor (subject to release as provided in Section 5.12).

~~2.~~ (2) The Real Estate Asset is improved with one or more completed office, industrial and/or retail buildings.

~~3.~~ (3) The Real Estate Asset is not otherwise directly or indirectly subject to any Lien (other than Permitted Encumbrances) or any Negative Pledge or other agreement that prohibits the creation of a Lien or prohibits the transfer of any owned Real Estate Asset (other than those described in clause (vii) of the proviso to Section 6.08).

~~4.~~ (4) The Real Estate Asset is not subject to any Environmental Liability or otherwise in violation of Environmental Laws, in each case, that would materially impair the value of such Real Estate Asset.

~~5.~~ (5) The Real Estate Asset is free of any structural defects that would materially impair the value of such Real Estate Asset.

~~6.~~ (6) The Real Estate Asset is located in the United States.

~~7.~~ (7) The Real Estate Asset is subject to one or more net leases with tenants (or similar leases under which the tenant is generally responsible for paying or reimbursing the landlord for taxes and insurance).

“UnsecuredIndebtedness”meansthe outstanding principal amount of Total Indebtedness that is not secured by a Lien on any property, Equity Interests or other assets.

“Unsecured Interest Expense” means for any fiscal period, the amount of Consolidated Interest Expense on all Unsecured Indebtedness. Unsecured Interest Expense shall be equal to the greater of (i) the actual Consolidated Interest Expense on all Unsecured Indebtedness, and (ii) the Consolidated Interest Expense that would be payable on all Unsecured Indebtedness using an assumed interest rate of 5.0% per annum.

“U.S. LC Exposure” means, at any time, the sum of (a) the aggregate undrawn of all outstanding U.S. Letters of Credit at such time plus (b) the aggregate of all LC Disbursements under U.S. Letters of Credit that have not yet been reimbursed by or on behalf of the Borrower at such time. The U.S. LC Exposure of any U.S. Revolving Lender at any time shall be its Revolving Percentage of the total U.S. LC Exposure at such time.

“U.S. Revolving Commitment” means, with respect to each Lender, the commitment of such Lender to make U.S. Revolving Loans and to acquire participations in U.S. Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s U.S. Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.09, (b) increased from time to time pursuant to Section 2.04, and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s

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U.S. Revolving Commitment is set forth on Schedule 2.01, in the Additional Credit Extension Amendment, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its U.S. Revolving Commitment, as applicable. The initial aggregate amount of the Lenders’ U.S. Revolving Commitments is $350,000,000.

“U.S. Letter of Credit” means a Letter of Credit issued in dollars under the U.S. Revolving Tranche pursuant to Section 2.06.

“U.S. Revolving Credit Exposure” means, with respect to any U.S. Revolving Lender at any time, the sum of the outstanding principal amount of such Lender’s U.S. Revolving Loans, U.S. LC Exposure and Swingline Exposure at such time.

“U.S. Revolving Lender” means a Lender with a U.S. Revolving Commitment or U.S. Revolving Credit Exposure.

“U.S. Revolving Loan” means a Loan made pursuant to Section 2.01(a)(i) and Section 2.03.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(f)(ii)(B)(3).

“Wholly-Owned Subsidiary” of a Person means any subsidiary of which all of the outstanding voting Equity Interests shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means any Loan Party and the Administrative Agent.

   Classification of Loans and Borrowings.  For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurodollar Loan”) or ~~by Class and Type~~, in the case of a Revolving Loan, by Revolving Tranche (e.g., a “U.S. Revolving Loan”) or by Class, Type and Tranche (e.g., a “Eurodollar U.S. Revolving Loan” or “U.S. Revolving Tranche”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Eurodollar Borrowing”) or ~~by Class and Type~~, in the case of a Revolving Loan, by Revolving Tranche (e.g., a “U.S. Revolving Loan”) or by Class, Type and Tranche (e.g., a “Eurodollar U.S. Revolving Borrowing”).

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   Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

   Accounting Terms; GAAP.  Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision  amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Financial Accounting Standards Board Accounting Standards Codification 825 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Company, the Borrower or any Subsidiary at “fair value”, as defined therein.

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Section I.01. Exchange Rates; Currency Equivalents. (a) The Administrative Agent will determine the Dollar Amount of:

(i) each Eurodollar Borrowing on the date of such Borrowing or, if applicable, the date of conversion/continuation of any Borrowing as a Eurodollar Borrowing,

(i) the LC Exposure as of the date of each request for the issuance, amendment, renewal or extension of any Letter of Credit, and

(iii) all outstanding Borrowings, Letters of Credit or LC Disbursements on and as of the last Business Day of each calendar quarter and, during the continuation of an Event of Default, on any other Business Day elected by the Administrative Agent in its discretion or upon instruction by the Required Lenders.

Each day upon or as of which the Administrative Agent determines Dollar Amounts as described in the preceding clauses (i), (ii) and (iii) is herein described as a “Computation Date” with respect to each Borrowing, Letter of Credit or LC Disbursement for which a Dollar Amount is determined on or as of such day

(b)  Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify with the Borrower’s consent to appropriately reflect a change in currency of any country and any relevant market convention or practice relating to such change in currency.

ARTICLE II	THE CREDITS

   Commitments.   Subject to the terms and conditions set forth herein, each U.S. Revolving Lender severally agrees to make U.S. Revolving Loans to the Borrower from time to time in ~~U.S. Dollars~~dollars during the Availability Period in an aggregate principal amount that will not result in (a) such Lender’s U.S. Revolving Credit Exposure exceeding such Lender’s U.S. Revolving Commitment or (b) the sum of the total U.S. Revolving Credit Exposures exceeding the total U.S. Revolving Commitments. ~~Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.~~

(i) Subject to the terms and conditions set forth herein, each Multicurrency Revolving Lender severally agrees to make Multicurrency Revolving Loans to the Borrower from time to time in an Agreed Currency during the Availability Period in an aggregate principal amount that will not result in (a) the Dollar Amount of such Lender’s Multicurrency Revolving Credit Exposure exceeding such Lender’s Multicurrency Revolving Commitment, (b) the sum of the Dollar Amount of the total Multicurrency Revolving Credit

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Exposures exceeding the total Multicurrency Revolving Commitments and (c) the total Foreign Currency Exposure exceeding the Foreign Currency Sublimit.
(ii) Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.

Subject to the terms and conditions set forth herein, each Term Loan Lender severally agrees to make a Term Loan (other than New Term Loans) to the Borrower in ~~U.S. Dollars~~dollars in a single Borrowing on the Effective Date in the principal amount requested by the Borrower in accordance with Section 2.03 (not to exceed such Lender’s Term Loan Commitment).  The Term Loan Commitments of the Lenders to make the Term Loans (other than the New Term Loan Commitments, which shall be governed by Section 2.04) shall expire on the earlier of (a) the date specified in Section 4.01 in the event that the conditions set forth in Section 4.1 are not satisfied (or waived pursuant to Section 9.02) at or prior to 3:00 p.m. New York City time on such date, or (b) the date of the Borrowings of Term Loans (the “Term Loan Commitment Expiry Date”). Any portion of the Term Loans that is repaid may not be reborrowed.

   Loans and Borrowings.   Each Revolving Loan of a Revolving Tranche shall be made as part of a Borrowing consisting of Revolving Loans of such Revolving Tranche made by the Lenders with a Revolving Commitment under such Revolving Tranche ratably in accordance with their respective Revolving Commitments of such Revolving Tranche.  Each Term Loan shall be made as part of a Borrowing consisting of Term Loans made by the Term Loan Lenders ratably in accordance with their respective Term Loan Commitments.  The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

Subject to Section 2.14, each Borrowing of any Class shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith; provided that each ABR Loan shall only be made in dollars. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $~~1,000,000.~~1,000,000 (or, in

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the case of a Foreign Currency, the smallest amount of such Foreign Currency that is an integral multiple of 100,000 units of such currency and that has a Dollar Amount in excess of $1,000,000 on the date of the initial Borrowing thereof). At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Revolving Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e).  Each Swingline Loan shall be in an amount that is an integral multiple of $500,000 and not less than $1,000,000 or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e).  Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of eight (8) Eurodollar Borrowings outstanding.

Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the applicable Maturity Date.

   Requests for Borrowings.  To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., ~~New York City time~~Local Time, three Business Days (in the case of a Eurodollar Borrowing denominated in dollars) or four Business Days (in the case of a Eurodollar Borrowing denominated in a Foreign Currency), before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing, and any notice of a Swingline Loan Borrowing shall be made in accordance with Section 2.05(b). Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request and signed by an Authorized Officer of the Borrower.  Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

the aggregate amount of the requested Borrowing, and whether such Borrowing is a Revolving Borrowing or a Term Loan Borrowing;

the date of such Borrowing, which shall be a Business Day;

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whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

in the case of a Eurodollar Borrowing, the Agreed Currency and the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

the location and account number to which funds are to be disbursed, which shall comply with the requirements of Section 2.07.

If no election as to the Type of Borrowing is specified, then, in the case of a Borrowing denominated in dollars, the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

   Incremental Facilities.  On one or more occasions at any time after the Effective Date, the Borrower may by written notice to the Administrative Agent elect to request (A) an increase to the existing Revolving Commitments of a Revolving Tranche (any such increase, the “New Revolving Commitments”) and/or (B) the establishment of one or more new term loan commitments (the “New Term Loan Commitments”, together with the New Revolving Commitments, the “Incremental Commitments”), by up to an aggregate amount not to exceed $600,000,000 for all Incremental Commitments. Each such notice shall specify the date (each, an “Increased Amount Date”) on which the Borrower proposes that such Incremental Commitments shall be effective, which shall be a date not less than ten (10) Business Days after the date on which such notice is delivered to the Administrative Agent. The Administrative Agent and/or its Affiliates shall use commercially reasonable efforts, with the assistance of the Borrower, to arrange a syndicate of Lenders or other Persons that are Eligible Assignees willing to hold the requested Incremental Commitments; provided that (x) any Incremental Commitments on any Increased Amount Date shall be in the minimum aggregate amount of $~~20,000,000,~~20,000,000 (or in the case of a Foreign Currency, the smallest amount of such Foreign Currency that is an integral multiple of 100,000 units of such currency and that has a Dollar Amount in excess of $20,000,000), (y) any Lender approached to provide all or a portion of the Incremental Commitments may elect or decline, in its sole discretion, to provide an Incremental Commitment; provided that the Lenders will first be afforded the opportunity to provide the Incremental Commitments on a pro rata basis, and if any Lender so approached fails to respond, such Lender shall be deemed to have declined to provide such Incremental Commitments, and (z) any Lender or other Person that is an Eligible Assignee (each, a “New Revolving Loan Lender” or “New Term Loan Lender,” as

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applicable) to whom any portion of such Incremental Commitment shall be allocated shall be subject to the approval of the Borrower and the Administrative Agent (such approval not to be unreasonably withheld or delayed), and, in the case of a New Revolving Commitment, the Issuing Bank and the Swingline Lender (each of which approvals shall not be unreasonably withheld), unless such New Revolving Loan Lender or New Term Loan Lender is an existing Lender.

The terms and provisions of any New Revolving Commitments shall be identical to the existing Revolving Commitments of the applicable Revolving Tranche.  The terms and provisions of any New Term Loan Commitments and any New Term Loans shall (a) provide that the maturity date of any New Term Loan that is a separate tranche shall be no earlier than the Term Loan Maturity Date and shall not have any scheduled amortization payments, (b) share ratably in any prepayments of the existing Term Loan Facility, unless the Borrower and the New Term Loan Lenders in respect of such New Term Loans elect lesser payments and (c) otherwise be identical to the existing Term Loans or reasonably acceptable to the Administrative Agent.

The effectiveness of any Incremental Commitments and the availability of any borrowings under any such Incremental Commitment shall be subject to the satisfaction of the following conditions precedent: (x) after giving pro forma effect to such Incremental Commitments and, in the case of a New Term Loan Commitment, the borrowings and the use of proceeds thereof, (i) no Default or Event of Default shall exist and (ii) as of the last day of the most recent month for which financial statements have been delivered pursuant to Section 5.01, the Borrower would have been in compliance with the financial covenants set forth in Section 6.12; (y) the representations and warranties made or deemed made by the Borrower in any Loan Document shall be true and correct in all material respects (other than any representation or warranty qualified as to “materiality”, “Material Adverse Effect” or similar language, which shall be true and correct in all respects) on the effective date of such Incremental Commitments except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all       material respects (other than any representation or warranty qualified as to “materiality”, “Material Adverse Effect” or similar language, which shall be true and correct in all respects) (on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted under the Loan Documents; and (z) the Administrative Agent shall have received each of the following, in form and substance reasonably satisfactory to the Administrative Agent: (i) if not previously delivered to the Administrative Agent, copies certified by the Secretary or Assistant Secretary of (A) all corporate or other necessary action taken by the Borrower to authorize such Incremental Commitments and (B) all corporate, partnership, member, or other necessary action taken by each Guarantor authorizing the Guaranty by such Guarantor of such Incremental Commitments; and (ii) a customary opinion of counsel   to the Borrower and the Guarantors (which may be in substantially the same form as delivered on the Effective Date and may be delivered by internal counsel of the Borrower), and addressed     to the Administrative Agent and the Lenders, and (iii) if requested by any Lender, new notes executed by the Borrower, payable to any new Lender, and replacement notes executed by the Borrower, payable to any existing Lenders.

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On any Increased Amount Date on which New Revolving Commitments are effected, subject to the satisfaction of the foregoing terms and conditions, (a) each of the Revolving Lenders of the applicable Revolving Tranche shall assign to each of the New Revolving Loan Lenders, and each of the New Revolving Lenders shall purchase from each of the  Revolving Lenders of such Revolving Tranche, at the principal amount thereof (together with accrued interest), such interests in the Revolving Loans of such Revolving Tranche outstanding on such Increased Amount Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Loans will be held by such existing Revolving Loan Lenders and New Revolving Loan Lenders ratably in accordance with their Revolving Commitments of such Revolving Tranche after giving effect to the addition of such New Revolving Commitments to the Revolving Commitments of such Revolving Tranche, (b) each New Revolving Commitment shall be deemed for all purposes a Revolving Commitment of such Revolving Tranche and each Loan made thereunder shall be deemed, for all purposes, a Revolving Loan of such Revolving Tranche and (c) each New Revolving Loan Lender shall become a Lender with respect to its New Revolving Commitment and all matters relating thereto.

On any Increased Amount Date on which any New Term Loan Commitments are effected, subject to the satisfaction of the foregoing terms and conditions, (i) each New Term Loan Lender shall make a Loan to the Borrower (a “New Term Loan”) in an amount equal to its New Term Loan Commitment, and (ii) each New Term Loan Lender shall become a Lender hereunder with respect to the New Term Loan Commitment and the New Term Loans made pursuant thereto.

The Administrative Agent shall notify the Lenders promptly upon receipt of the Borrower’s notice of each Increased Amount Date and in respect thereof (y) the New Revolving Commitments and the New Revolving Loan Lenders or the New Term Loan Commitments and the New Term Loan Lenders, as applicable, and (z) in the case of each notice to any Revolving Loan Lender, the respective interests in such Revolving Loan Lender’s Revolving Loans, in each case subject to the assignments contemplated by this Section.

The upfront fees payable to the New Revolving Loan Lenders and/or New Term Loan Lenders shall be determined by the Borrower and the applicable New Revolving Loan Lenders and/or New Term Loan Lenders.

The Incremental Commitments shall be effected pursuant to one or more Additional Credit Extension Amendments executed and delivered by the Borrower, the New Revolving Loan Lender or New Term Loan Lender, as applicable, and the Administrative Agent, and each of which shall be recorded in the Register. Each Additional Credit Extension Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as are consistent with this Section 2.04 and may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 2.04.

   Swingline Loans.   Subject to the terms and conditions set forth herein, the

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Swingline Lender agrees to make Swingline Loans to the Borrower from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding 10% of the total Revolving Commitments or (ii) the sum of the total U.S. Revolving Credit Exposures exceeding the total U.S. Revolving Commitments; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 12:00 noon, New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower. The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the general deposit account of the Borrower with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e), by remittance to the Issuing Bank) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.

The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time, on any Business Day require the U.S. Revolving Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which U.S. Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each U.S. Revolving Lender, specifying in such notice such Lender’s Revolving Percentage of such Swingline Loan or Loans. Each U.S. Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Revolving Percentage of such Swingline Loan or Loans.  Each U.S. Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the U.S. Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each U.S. Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.07 with respect to U.S Revolving Loans made by such U.S. Revolving Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the

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U.S. Revolving Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the U.S. Revolving Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the U.S. Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

   Letters of Credit.     General.  Subject to the terms and conditions set forth herein, the Borrower may request, as the applicant thereof, the issuance of Letters of Credit ~~as the applicant thereof~~denominated in an Agreed Currency for the support of its or its Subsidiaries’ obligations, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.  Notwithstanding anything herein to the contrary, the Issuing Bank shall have no obligation hereunder to issue, and shall not issue, any Letter of Credit the proceeds of which would be made to any Person (i) to fund any activity or business of or with any Sanctioned Person, or in any country or territory, that at the time of such funding is the subject of any Sanctions or (ii) in any manner that would result in a violation of any Sanctions by any party to this Agreement.

Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions.  To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension, but in any event no less than three Business Days) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or

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extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, whether such Letter of Credit is a U.S. Letter of Credit or a Multicurrency Letter of Credit, the Agreed Currency applicable thereto, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the Dollar Amount of the LC Exposure shall not exceed 10% of the total Revolving Commitments ~~and (ii) the sum~~, (ii) the total U.S. Revolving Credit Exposures shall not exceed the total U.S. Revolving Commitments, (iii) the Dollar Amount of the total Multicurrency Revolving Credit Exposures shall not exceed the total Multicurrency Revolving Commitments and (iv) the total Foreign Currency Exposure shall not exceed the Foreign Currency Sublimit.

Expiration Date.  Each Letter of Credit shall expire (or be subject to termination by notice from the Issuing Bank to the beneficiary thereof) at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date of the Revolving Facility; provided that any Letter of Credit with a one-year term may provide for the automatic renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (ii) above) so long as such Letter of Credit permits the Issuing Bank to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Once an automatic renewal Letter of Credit has been issued, the Revolving Lenders shall be deemed to have authorized the Issuing Bank to permit the extension of such Letter of Credit at any time to an expiry date not later than the date referred to in clause (ii) above; provided,  however, that the Issuing Bank shall not permit any such extension if  it has received written notice on or before the day that is seven Business Days before the Non- Extension Notice Date from any Lender or the Administrative Agent that a Default or Event of Default has occurred and is continuing directing the Issuing Bank not to permit such extension.

Participations.  By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank

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hereby grants to each U.S. Revolving Lender~~, and each~~ (in the case of the U.S. Letter of Credit) and each Multicurrency Revolving Lender (in the case of a Multicurrency Letter of Credit), and each such Revolving Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Revolving Percentage of the applicable Revolving Tranche of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each U.S. Revolving Lender (in the case of the U.S. Letter of Credit) and each Multicurrency Revolving Lender (in the case of a Multicurrency Letter of Credit) hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender’s applicable Revolving Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

Reimbursement.  If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent ~~an amount equal~~such LC Disbursement in the Agreed Currency which was paid by the Issuing Bank pursuant to such LC Disbursement not later than 12:00 noon, ~~New York City time~~Local Time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., ~~New York City time~~Local Time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, ~~New York City time~~Local Time, on the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.05 that such payment be financed with (i) to the extent such LC Disbursement is to be reimbursed in dollars, an ABR Revolving Borrowing or Swingline Loan in an equivalent ~~amount and~~Dollar Amount of such LC Disbursement or (ii) to the extent such LC Disbursement is to be reimbursed in a Foreign Currency, a Multicurrency Revolving Borrowing in such Foreign Currency in an amount equal to such LC Disbursement and, in each case, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing ~~or Swingline Loan.~~, Swingline Loan or Multicurrency Revolving Borrowing (and, in the case of clause (ii), so long as no Default or Event of Default shall have occurred and be continuing, the obligation to reimburse such

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LC Disbursement shall be extended to the date five Business Days after the date that such LC Disbursement is made). If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable Revolving Tranche of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender’s Revolving Percentage thereof. Promptly following receipt of such notice, each such Revolving Lender shall pay to the Administrative Agent its Revolving Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.07 with respect to Revolving Loans of the applicable Revolving Tranche made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of ~~the~~such Revolving Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from ~~the~~such Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Revolving Lenders and the Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans ~~or~~, a Swingline Loan or a Multicurrency Revolving Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.  If the Borrower’s reimbursement of, or obligation to reimburse, any amounts in any Foreign Currency would subject the Administrative Agent, the Issuing Bank or any Lender to any stamp duty, ad valorem charge or similar tax that would not be payable if such reimbursement were made or required to be made in dollars, the Borrower shall, at its option, either (x) pay the amount of any such tax requested by the Administrative Agent, the Issuing Bank or the relevant Lender or (y) reimburse each LC Disbursement made in such Foreign Currency in dollars, in the Dollar Amount of such LC Disbursement, calculated using the applicable Exchange Rates, on the date such LC Disbursement is made, of such LC Disbursement.

Obligations Absolute.  The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or

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provide a right of setoff against, the Borrower’s obligations hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or ~~wilful~~willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement.

Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the reimbursement is due and payable, at the rate per annum then applicable to ABR Revolving Loans (or

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in the case such LC Disbursement is denominated in a Foreign Currency, at the Overnight Foreign Currency Rate for such Agreed Currency plus the then effective Applicable Rate with respect to Eurodollar Revolving Loans);  provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(e) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Revolving Lender to the extent of such payment.

Replacement of the Issuing Bank. The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(c). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

Cash Collateralization.  If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Facility Lenders under the Revolving Facility (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposures representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Revolving Lenders, an amount in cash equal to 102% of the Dollar Amount of the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that (i) the portions of such amount attributable to undrawn Foreign Currency Letters of Credit or LC Disbursements in a Foreign Currency shall be deposited in the applicable Foreign Currencies in the actual amount of such undrawn Letters of Credit and LC Disbursements and (ii) the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or

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(i) of Article VII. For the purpose of this paragraph, the Foreign Currency LC Exposure shall be calculated using the applicable Exchange Rate on the date notice demanding cash collateralization is delivered to the Borrower.  Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other obligations of the Borrower under this Agreement, with any remaining balance returned to the Borrower. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (including all interest or profits, if any, on the investment thereof) (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

   Funding of Borrowings.    Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds (i) in the case of Loans denominated in dollars, by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders and (ii) in the case of Loans denominated in a Foreign Currency, by 12:00 noon, Local Time, in the city of the Administrative Agent’s Eurocurrency Payment Office for such currency and at such Eurocurrency Payment Office for such currency;  provided that Swingline Loans shall be made as provided in Section 2.05. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds~~,~~ (x) to an account of the Borrower maintained with the Administrative Agent in New York City or such other account as is designated by the Borrower in the applicable Borrowing Request, in the case of Loans denominated in dollars and (y) to an account of the Borrower in the relevant jurisdiction and designated by the Borrower in the applicable Borrowing Request, in the case of Loan denominated in a Foreign Currency;  provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the Issuing Bank.

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Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation (including, without limitation, the Overnight Foreign Currency Rate in the case of Loans denominated in a Foreign Currency) or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing as of the date of such Borrowing.

   Interest Elections.   Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.  Eurodollar Borrowings of one Revolving Tranche may not be converted to a Eurodollar Borrowing of another Revolving Tranche.

To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election ~~by telephone~~(i) in the case of a Borrowing denominated in dollars, by telephone and (ii) in the case of a Borrowing denominated in a Foreign Currency, by irrevocable written notice by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by an Authorized Officer of the Borrower, in each case, by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election

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Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by an Authorized Officer of the Borrower.

Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period and Agreed Currency to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein and subject to the next sentence, at the end of such Interest Period such Borrowing shall be continued as an Eurodollar Borrowing with a one month Interest Period. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Facility Lenders under the applicable Facility, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing under such Facility may be converted to or continued as a Eurodollar Borrowing ~~and~~, (ii) unless repaid, each Eurodollar Borrowing denominated in dollars shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto and (iii) unless repaid, each Eurodollar

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Borrowing denominated in a Foreign Currency shall be continued as a Eurodollar Borrowing with an Interest Period of one month.

   Termination and Reduction of Commitments.   Unless previously terminated, the Revolving Commitments shall terminate on the Revolving Maturity Date and (b) the Term Loan Commitments shall terminate on the Term Loan Commitment Expiry Date as provided in Section 2.01(b).

The Borrower may at any time terminate, or from time to time reduce, the Commitments under a particular Facility; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Borrower shall not terminate or reduce the U.S. Revolving Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.11, the sum of the U.S. Revolving Credit Exposures would exceed the total U.S. Revolving Commitments and (iii) the Borrower shall not terminate or reduce the Multicurrency Revolving Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.11, the Dollar Amount of the sum of the Multicurrency Revolving Credit Exposures would exceed the total Multicurrency Revolving Commitments.

The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments under a particular Facility shall be made ratably among the Lenders in accordance with their respective Commitments under such Facility.

   Repayment of Loans; Evidence of Debt.   The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Revolving Lender, the then unpaid principal amount of each Revolving Loan on the Revolving Maturity Date, (ii) to the Administrative Agent for the account of each Term Loan Lender, the then unpaid principal amount of each Term Loan on the Term Loan Maturity Date and (iii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on

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the earlier of the Revolving Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two Business Days after such Swingline Loan is made; provided that on each date that a Revolving Borrowing is made, the Borrower shall repay all Swingline Loans then outstanding.

Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class ~~and Type~~, Agreed Currency, Type and, if applicable, Revolving Tranche thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the Obligations of the Borrower.

Any Lender may request that Loans made by it be evidenced by one or more promissory notes in substantially the forms of Exhibit D-1,  Exhibit D-~~2  or~~2, Exhibit D-3 or Exhibit D-4 hereto, as applicable. In such event, the Borrower shall prepare, execute and deliver to such Lender one or more promissory notes payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns). Thereafter, the Loans evidenced by such promissory note(s) and interest thereon shall at all times (including after assignment pursuant to Section 9.04), unless such assignee elects not to receive a Note be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

   Prepayment of Loans.   The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, without premium or penalty, subject to prior notice in accordance with paragraph (b) of this Section~~.~~

(b) If at any time, (i) other than as a result of fluctuations in currency exchange rates, (A) the sum of the aggregate principal amount of the U.S. Revolving Credit Exposures exceeds the aggregate U.S. Revolving

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Commitments, (B) the sum of the aggregate principal Dollar Amount of all of the Multicurrency Revolving Credit Exposures (calculated, with respect to a Borrowing, the issuance of a Letter of Credit or an LC Disbursement denominated in Foreign Currencies, as of the most recent Computation Date with respect thereto) exceeds the aggregate Multicurrency Revolving Commitment or (C) the sum of the aggregate principal Dollar Amount of all of the outstanding Multicurrency Revolving Credit Exposures denominated in Foreign Currencies (the “Foreign Currency Exposure”), as of the most recent Computation Date with respect to each such Borrowing, issuance of a Letter of Credit and LC Disbursement, exceeds the Foreign Currency Sublimit or (ii) solely as a result of fluctuations in currency exchange rates, the Foreign Currency Exposure, as of the most recent Computation Date with respect to each such Borrowing, issuance of a Letter of Credit and LC Disbursement, exceeds 105% of the Foreign Currency Sublimit, the Borrower shall in each case within three (3) Business Days following the written demand of the Administrative Agent therefor at the Borrower’s option repay Borrowings or cash collateralize the LC Exposure in an account with the Administrative Agent pursuant to Section 2.06(j), as applicable, in an aggregate principal amount sufficient to cause (w) the sum of the aggregate principal amount of the U.S. Revolving Credit Exposures  to be less than or equal to the aggregate U.S. Revolving Commitments, (x) the sum of the aggregate principal Dollar Amount of all of the Multicurrency Revolving Credit Exposures (calculated, with respect to each such Borrowing, issuance of a Letter of Credit and LC Disbursement denominated in Foreign Currencies, as of the most recent Computation Date with respect thereto) to be less than or equal to the aggregate Multicurrency Revolving Commitment, and (y)  the Foreign Currency Exposure to be less than or equal to the Foreign Currency Sublimit, as applicable.

(c) ~~(b)~~ The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the

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same Type and Class as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the applicable Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13 and all amounts, if any, payable pursuant to Section 2.16. Any portion of the Term Loan that is prepaid may not be reborrowed.

   Fees.   From the Effective Date until the earlier of the Debt Rating Pricing Election Date and the last day of the Availability Period, the Borrower agrees to pay to the Administrative Agent, for the pro rata account of each Revolving Lender of each Revolving Tranche, a commitment fee, computed at the Commitment Fee Rate on the average daily amount of the Available Revolving Commitment of such Revolving Lender under such Revolving Tranche during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December of each year and on the date on which the Revolving Commitments of such Revolving Tranche terminate, commencing on the first such date to occur after the Effective Date. All commitment fees shall be computed on the basis of a year of 365 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

From and after the Debt Rating Pricing Election Date, the Borrower agrees to pay to the Administrative Agent, for the account of each Revolving Lender, a facility fee, which shall accrue at the Facility Fee Rate (as set forth in the definition of Applicable Rate) on the daily ~~amount~~Dollar Amount of the Revolving Commitment of such Lender (whether used or unused) during the period from and including the Debt Rating Pricing Election Date to but excluding the date on which such Commitment terminates; provided that, if such Revolving Lender continues to have any Revolving Credit Exposure after its Revolving Commitment terminates, then such facility fee shall continue to accrue on the daily amount of such Lender’s Revolving Credit Exposure from and including the date on which its Revolving Commitment terminates to but excluding the date on which such Lender ceases to have any Revolving Credit Exposure. Accrued facility fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the date hereof; provided that any facility fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. All facility fees shall be computed on the basis of a year of 365 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

The Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable

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Rate used to determine the interest rate applicable to Eurodollar Revolving Loans on the average daily ~~amount~~Dollar Amount of such Revolving Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily ~~amount~~Dollar Amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within ten (10) days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 365 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). Participation fees and fronting fees in respect of Letters of Credit shall be paid in dollars.

The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of facility fees and participation fees, to the applicable Lenders. Fees paid shall not be refundable under any circumstances.

   Interest.   The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate.

The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

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Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Revolving Loans as provided in paragraph (a) of this Section.

Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

All interest hereunder shall be computed on the basis of a year of 360 days, except that (i) interest on Loans denominated in Pounds Sterling shall be computed on the basis of a year of 365 days and (ii) interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate or the Federal Funds Effective Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

   Alternate Rate of Interest.  If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

the Administrative Agent is advised by the Required Facility Lenders under a particular Facility that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly

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reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing under such Facility for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing under such Facility to, or continuation of any Borrowing under such Facility as, a Eurodollar Borrowing shall be ineffective and, unless repaid, (A) in the case of a Eurodollar Borrowing denominated in dollars, such Borrowing shall be made as an ABR Borrowing and (B) in the case of a Eurodollar Borrowing denominated in a Foreign Currency, such Eurodollar Borrowing shall bear interest at a rate established by the Administrative Agent in consultation with the Company or be repaid on the last day of the then current Interest Period applicable thereto and (ii) if any Borrowing Request requests a Eurodollar Borrowing ~~under such Facility~~in dollars, such Borrowing shall be made as an ABR Borrowing (and if any Borrowing Request requests a Eurodollar Borrowing denominated in a Foreign Currency, such Borrowing Request shall be ineffective);  provided that if the circumstances giving rise to such notice affect only one Class of Borrowings, then the other Class of Borrowings shall be permitted.

   Increased Costs.   If any Change in Law shall:

impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement to the extent reflected in the Adjusted LIBO Rate) or the Issuing Bank;

impose on any Lender or the Issuing Bank or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; or

subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, continuing, converting or maintaining any Eurodollar Loan ~~(~~or of maintaining its obligation to make any such Loan (including, without limitation, pursuant to any conversion of any Borrowing denominated in an Agreed Currency into a Borrowing denominated in any other Agreed Currency) or to increase the cost to such Lender, the Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit

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(including, without limitation, pursuant to any conversion of any Borrowing denominated in an Agreed Currency into a Borrowing denominated in any other Agreed Currency) or to reduce the amount of any sum received or receivable by such Lender, the Issuing Bank or such other Recipient hereunder, ~~(~~whether of principal, interest or otherwise (including, without limitation, pursuant to any conversion of any Borrowing denominated in an Agreed Currency into a Borrowing denominated in any other Agreed Currency), then the Borrower will pay to such Lender, the Issuing Bank or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, the Issuing Bank or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

If any Lender or the Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.

A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

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   Break Funding Payments.  In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert into, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(b) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of (x) the operation of Section 2.04 or (y) a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

   Taxes.     Payments Free of Taxes.  Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.17) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

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Payment of Other Taxes by the Borrower.  The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for, Other Taxes.

Evidence of Payments.  As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.17, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

Indemnification by the Borrower.  The Loan Parties shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

Indemnification by the Lenders.  Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

Status of Lenders.  Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made

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under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the applicable Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;

any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S.

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Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

executed originals of IRS Form W-8ECI;

in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit C-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-2 or Exhibit C-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-4 on behalf of each such direct and indirect partner;

any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

if a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or

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1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

Treatment of Certain Refunds.  If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.17 (including by the payment of additional amounts pursuant to this Section 2.17), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.17 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to, or apply for or seek any refund of any Taxes for or on behalf of, the indemnifying party or any other Person.

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Survival.  Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Defined Terms.  For purposes of this Section 2.17, the term “Lender” includes any Issuing Bank and the term “applicable law” includes FATCA.

(j) FATCA Acknowledgement. For purposes of determining withholding Taxes imposed under FA TCA, from and after the Amendment No. 1 Effective Date, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Loans as not qualifying as a "grandfathered obligation" within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

   Payments Generally; Pro Rata Treatment; Sharing of Set-offs.   The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to (i) in the case of payments denominated in dollars, 12:00 noon, New York City time and (ii) in the case of payments denominated in a Foreign Currency, 12:00 noon, Local Time, in the city of the Administrative Agent’s Eurocurrency Payment Office for such currency, in each case, on the date when due, in immediately available funds, without set off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made (i) except as otherwise provided for herein, in the same currency in which the Borrower, Letter of Credit or LC Disbursement was made and (ii) to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, or, in the case of a Borrowing, Letter of Credit or LC Disbursement denominated in a Foreign Currency, the Administrative Agent’s Eurocurrency Payment Office for such currency, except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments denominated in the same currency received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars. Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Term Loans shall be made pro rata

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according to the respective outstanding principal amounts of the Term Loans then held by the Term Loan Lenders.  Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Loans shall be made pro rata according to the respective Revolving Percentages of the Revolving Lenders.  Notwithstanding the foregoing provisions of this Section, if, after the making or issuance of any Borrowing, Letter of Credit or LC Disbursement in any Foreign Currency, currency control or exchange regulations are imposed in the country which issues such currency with the result that the type of currency in which such Borrowing, Letter of Credit or LC Disbursement was made (the “Original Currency”) no longer exists or the Borrower is not able to make payment to the Administrative Agent for the account of the Lenders in such Original Currency, then all payments to be made by the Borrower hereunder in such currency shall instead be made when due in dollars in an amount equal to the Dollar Amount (as of the date of repayment) of such payment due, it being the intention of the parties hereto that the Borrower takes all risks of the imposition of any such currency control or exchange regulations.

If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

If any Lender shall, by exercising any right of set off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment

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obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation (including without limitation the Overnight Foreign Currency Rate in the case of Loans denominated in a Foreign Currency).

If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(c) [funding swingline participations], Section 2.06(d) [funding letter of credit participations], Section 2.06(e) [funding ABR loan to reimburse letter of credit disbursement], Section 2.07(b) [agent loan pre-funding], Section 2.18(d) [agent pre-funding of borrower repayments] or Section 9.03(c) [lender indemnity], then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid, and/or (ii) hold such amounts in a segregated account over which the Administrative Agent shall have exclusive control as cash collateral for, and application to, any future funding obligations of such Lender under any such Section, in the case of each of clause (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

   Mitigation Obligations; Replacement of Lenders.   If any Lender requests compensation under Section 2.15, or if the Borrower is

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required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Sections 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

If (w) any Lender requests compensation under Section 2.15, or (x) the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or (y) any Lender becomes Defaulting Lender, or (z) any Lender has refused to consent to any proposed amendment, modification, waiver, termination or consent with respect to any provision of this Agreement or any other Loan Document that, pursuant to Section 9.02, requires the consent of all Lenders or each Lender affected thereby and with respect to which Lenders constituting the Required Lenders have consented to such proposed amendment, modification, waiver, termination or consent, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Sections 2.15 or 2.17) and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and if a Revolving Commitment is being assigned, the Issuing Bank and the Swingline Lender), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments, and (iv) in the case of any such assignment resulting from a Lender’s refusal to consent to a proposed amendment, modification, waiver, termination or consent, the assignee shall approve the proposed amendment, modification, waiver, termination or consent. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such

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Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

   Defaulting Lenders.

Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

commitment fees shall cease to accrue on the unfunded portion of the Revolving Commitment of such Defaulting Lender pursuant to Section 2.12(a) and facility fees shall cease to accrue on the Revolving Commitment of such Defaulting Lender pursuant to Section 2.12(b);

the Commitments, Term Loan Exposure and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders or Required Facility Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.02); provided, that this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender affected thereby;

if any Swingline Exposure or LC Exposure exists at the time such Lender becomes a Defaulting Lender then:

all or any part of the Swingline Exposure and LC Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders that are Revolving Lenders in accordance with their respective Revolving Percentages but only to the extent that (x) the sum of all such non-Defaulting Lenders’ Revolving Credit Exposures plus such Defaulting Lender’s Swingline Exposure and LC Exposure does not exceed the total of all non-Defaulting Lenders’ Revolving Commitments and (y) the conditions set forth in Section 4.02(a) and Section 4.02(b) are satisfied at such time;

if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within one Business Day following notice by the Administrative Agent (x) first, prepay such Swingline Exposure and (y) second, cash collateralize for the benefit of the Issuing Bank only the Borrower’s obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.06(j) for so long as such LC Exposure is outstanding;

if the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrower shall not be

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required to pay any fees to such Defaulting Lender pursuant to Section 2.12(c) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.12(a) and Section 2.12(c) shall be adjusted in accordance with such non-Defaulting Lenders’ Revolving Percentages; and

if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the Issuing Bank or any other Lender hereunder, all facility fees payable pursuant to Section 2.12(b) that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Revolving Commitment that was utilized by such LC Exposure) and letter of credit fees payable under Section 2.12(c) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Bank until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and

so long as such Revolving Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding LC Exposure will be 100% covered by the Revolving Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.20(c), and participating interests in any newly made Swingline Loan or any newly issued or increased Letter of Credit shall be allocated among non- Defaulting Lenders in a manner consistent with Section 2.20(c)(i) (and such Defaulting Lender shall not participate therein).

If (i) a Bankruptcy Event with respect to a Lender Parent shall occur following the date hereof and for so long as such event shall continue or (ii) the Swingline Lender or the Issuing Bank has a good faith belief that any Revolving Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless the Swingline Lender or the Issuing Bank, as the case may be, shall have entered into arrangements with the Borrower or such Lender, satisfactory to the Swingline Lender or the Issuing Bank, as the case may be, to defease any risk to it in respect of such Lender hereunder.

In the event that the Administrative Agent, the Borrower, the Swingline Lender and the Issuing Bank each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Commitment

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and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Revolving Percentage.

   Extension of Revolving Maturity Date.  The Borrower shall have one option (which shall be binding on the Revolving Lenders), exercisable by written notice to  the Administrative Agent (which shall promptly notify each of the Lenders) given no more than 90 days nor less than 30 days prior to the then Revolving Maturity Date, to extend the Revolving Maturity Date for a period of one (1) year.  Upon delivery of such notice, the Revolving Maturity Date shall be extended for one (1) year so long as the following conditions are satisfied: (i) no Default or Event of Default has occurred and is continuing as of the effective date of such extension; (ii) the representations and warranties made or deemed made by the Borrower in any Loan Document shall be true and correct in all material respects (other than any representation or warranty qualified as to “materiality”, “Material Adverse Effect” or similar language, which shall be true and correct in all respects) as of the effective date of such extension except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date); and (iii) the Borrower shall have paid an extension fee equal to 0.15% of the aggregate outstanding amount of the Revolving Commitments (to the Administrative Agent for the ratable benefit of the Revolving Lenders).

Section II.02.  Judgment Currency.  If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from the Borrower hereunder in the currency expressed to be payable herein (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency at the Administrative Agent’s main New York City office on the Business Day preceding that on which final, non-appealable judgment is given. The obligations of the Borrower in respect of any sum due to the Issuing Bank, any Lender or the Administrative Agent hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by the Issuing Bank, such Lender or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such other currency the Issuing Bank, such Lender or the Administrative Agent (as the case may be) may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to the Issuing Bank, such Lender or the Administrative Agent, as the case may be, in the specified currency, the Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify the Issuing Bank, such Lender or the Administrative Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due

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to the Issuing Bank, any Lender or the Administrative Agent, as the case may be, in the specified currency and (b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under Section 2.18, the Issuing Bank, such Lender or the Administrative Agent, as the case may be, agrees to remit such excess to the Borrower.

ARTICLE III	REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Lenders that:

   Organization; Powers.  Each of the Company, the Borrower and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to own or lease its properties and to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

   Authorization; Enforceability.  The Transactions are within each Loan Party’s corporate, partnership, limited liability company or other organizational powers and have been duly authorized by all necessary corporate, partnership, limited liability company or other organizational action. Each of this Agreement and the other Loan Documents to which a Loan Party is a party has been duly executed and delivered by such Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

   Governmental Approvals; No Conflicts.  The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Company, the Borrower or any of its Subsidiaries or any order judgment or decree of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Company, the Borrower or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Company, the Borrower or any of its Subsidiaries, and (d) will not result in the creation or

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imposition of any Lien on any asset of the Company, the Borrower or any of its Subsidiaries.

   Financial Condition; No Material Adverse Change.   The Borrower has heretofore furnished to the Lenders the consolidated balance sheet and statements of income, stockholders equity and cash flows of the Company and its subsidiaries (i) as of and for the fiscal year ended December 31, 2013, reported on by Ernst & Young, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended March 31, 2014, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial condition and results of operations and cash flows of the Company and its consolidated subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

Since December 31, 2013, no event, development or circumstance has occurred which has had, or would reasonably be expected to have, a Material Adverse Effect.

   Properties.   Each of the Company, the Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for Permitted Encumbrances, Liens permitted by Section 6.02, or minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.  Each of the Real Estate Assets included as Unencumbered Properties for purposes of this Agreement satisfies the requirements for an Unencumbered Property set forth in the definition thereof. As of the Effective Date, Schedule 3.05 sets forth a list of each Unencumbered Property and whether such Unencumbered Property is subject to an Eligible Ground Lease.

Each of the Company, the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Company, the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

   Litigation and Environmental Matters.   There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened in writing against the Company, the Borrower or any of its Subsidiaries (i) as to

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which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve this Agreement or the Transactions.  As of the date of this Agreement, the Company, the Borrower and its Subsidiaries have no material Contingent Obligations that are not disclosed in the financial statements referred to in Section 3.04 or listed as a Disclosed Matter.

Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of the Company, the Borrower or any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or knows of any basis for any Environmental Liability.

Since the date of this Agreement to the knowledge of the Borrower, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

   Compliance with Laws and Agreements.  Each of the Company, the Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

   Investment Company Status.  None of the Company, the Borrower or any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

   Taxes.  Each of the Company, the Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Company, the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

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   ERISA.  None of the Company or any of its subsidiaries or any of their respective ERISA Affiliates (i) maintains, contributes to or has any obligation with respect to, or during the preceding five plan years has maintained, contributed to or had any obligation with respect to, any Plan or (ii) has any liability to the PBGC, the Internal Revenue Service or any trust established under Title IV of ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.

   Disclosure.  Neither the Information Memorandum nor any of the other written reports, financial statements, certificates or other written information furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other written information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading in any material respect; provided that, with respect to projected financial information and forward looking statements, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time, it being understood that projections as to future events and forward looking statements are not viewed as facts and that the actual results may vary from such projections or forward looking statements and such variances may be material.

   Anti-Corruption Laws and Sanctions.  The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Company, the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Company, the Borrower, its Subsidiaries and their respective officers and employees and to the knowledge of the Borrower its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Company, the Borrower, any Subsidiary or, to the knowledge of the Company, the Borrower or such Subsidiary, any of their respective directors, officers or employees, or (b) to the knowledge of the Borrower, any agent of the Company, the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facilities established hereby, is a Sanctioned Person. No Borrowing or Letter of Credit, use of proceeds or other Transaction will violate Anti-Corruption Laws or applicable Sanctions.

   Federal Reserve Board Regulations.  None of the Loan Parties is engaged or will engage, principally or as one of its important

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activities, in the business of extending credit for the purposes of “purchasing” or “carrying” any “Margin Stock” within the respective meanings of such terms under Regulations U, T and X of the Board. No part of the proceeds of the Loans will be used for “purchasing” or “carrying” “Margin Stock” as so defined for any purpose which violates, or which would be inconsistent with, the provisions of, any applicable laws or regulations of any Governmental Authority (including, without limitation, the Regulations of the Board).

   Subsidiaries.  As of the Effective Date, (a) Schedule 3.14 sets forth the name and jurisdiction of incorporation of each material Subsidiary (other than Excluded Subsidiaries) and material Investment Affiliate of the Borrower and (b) except as disclosed on Schedule 3.14, there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments of any nature relating to any Equity Interests owned by the Borrower or any Subsidiary in any Subsidiary or Investment Affiliate.

   Solvency.  The Loan Parties, taken as a whole, are, and after giving effect to the incurrence of all Loans and Obligations being incurred in connection herewith will be, Solvent.

   REIT Status.  The Company (i) is a REIT, (ii) has not revoked its election to be a REIT, (iii) has not engaged in any “prohibited transactions” as defined in Section 857(b)(6)(B)(iii) of the Code (or any successor provision thereto), and (iv) for its current “tax year” (as defined in the Code) is, and for all prior tax years subsequent to its election to be a real estate investment trust has been, entitled to a dividends paid deduction which meets the requirements of Section 857(a) of the Code.

   Insurance.  The Company, the Borrower and its Subsidiaries maintain (either directly or indirectly by causing its tenants to maintain) insurance on their material real estate assets with financially sound and reputable insurance companies (or through self insurance provisions), in such amounts, with such deductibles and covering such properties and risks as is prudent in the reasonable business judgment of the Borrower.

ARTICLE IV	CONDITIONS

   Effective Date.  The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which

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each of the following conditions is satisfied (or waived in accordance with Section 9.02):

The Administrative Agent (or its counsel) shall have received from each party thereto either (i) a counterpart of this Agreement and each other Loan Document signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement or such Loan Document) that such party has signed a counterpart of this Agreement or such Loan Document.

The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Morgan, Lewis & Bockius LLP, counsel for the Borrower and the other Loan Parties in form and substance reasonably acceptable to the Administrative Agent and covering such other matters relating to the Borrower, this Agreement or the Transactions as the Required Lenders shall reasonably request. The Borrower hereby requests such counsel to deliver such opinion.

The Administrative Agent shall have received the following items from the Borrower:

Certificates of good standing for each Loan Party from the states of organization of such Loan Party, certified by the appropriate governmental officer and dated not more than thirty (30) days prior to the Effective Date;

Copies of the formation documents of each Loan Party certified by an officer of such Loan Party, together with all amendments thereto;

Incumbency certificates, executed by officers of each Loan Party, which shall identify by name and title and bear the signature of the Persons authorized to sign the Loan Documents on behalf of such Loan Party (and to make borrowings and request other extensions of credit hereunder on behalf of the Borrower, in the case of the Borrower), upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower;

Copies, certified by a Secretary or an Assistant Secretary of each Loan Party of the resolutions (and resolutions of other bodies, if any are reasonably deemed necessary by counsel for the Administrative Agent) authorizing the Transactions, with respect to the Borrower, and the execution, delivery and performance of the Loan Documents to be executed and delivered by the other Loan Parties;

The most recent annual audited and quarterly unaudited financial statements of the Company and its subsidiaries;

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UCC financing statement, judgment, and tax lien searches with respect to each Loan Party from its state of organization;

If a Borrowing is to be made on the Effective Date, written money transfer instructions in form and substance reasonably acceptable to the Administrative Agent, addressed to the Administrative Agent and signed by an officer of the Borrower, together with such other related money transfer authorizations as the Administrative Agent may have reasonably requested;

Compliance certificate substantially in the form of Exhibit E, executed by a Financial Officer of the Borrower, demonstrating compliance with the financial covenants set forth in Section 6.12 on a pro-forma basis as of the Effective Date based on the financial statements for the fiscal quarter ended March 31, 2014 and after giving effect to the Transactions (assuming a borrowing of all amounts intended to be borrowed on the Effective Date and the application of proceeds of such borrowings to the repayment of Indebtedness intended to be repaid therefrom);

A certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02;

A satisfactory payoff letter or other satisfactory evidence that, simultaneously with the initial funding of Loans on the Effective Date, the Borrower shall have repaid and terminated the Amended and Restated Credit and Guaranty Agreement dated as of September 24, 2013 among the Company, the Borrower, certain of the Borrower’s Subsidiaries, the lenders party thereto and Deutsche Bank AG New York Branch, as administrative agent, and all collateral granted thereunder shall have been released; and

Satisfactory evidence that, simultaneously with the initial funding of Loans on the Effective Date, the Borrower shall have purchased the remaining equity interests in the joint venture with Affiliates of Garrison Investment Group and all of the outstanding Indebtedness of such joint venture shall have been repaid in full and all collateral granted in connection therewith shall have been released.

The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced on or before the date hereof, reimbursement or payment of all out of pocket expenses required to be reimbursed or paid by the Borrower hereunder.

The Administrative Agent and the Lenders shall have received all documentation and other information about the Loan Parties as shall have been reasonably requested by the Administrative Agent or such Lender that it shall have reasonably determined is required by regulatory authorities

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under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the Patriot Act.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

   Each Credit Event.  The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

The representations and warranties of the Borrower set forth in this Agreement shall be true and correct in all material respects (other than any representation or warranty qualified as to “materiality”, “Material Adverse Effect” or similar language, which shall be true and correct in all respects) on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable (except to the extent that any such representation and warranty expressly relates to an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date).

At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default or Event of Default shall have occurred and be continuing.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

ARTICLE V	AFFIRMATIVE COVENANTS

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees and other Obligations payable hereunder shall have been paid in full (other than indemnities and other contingent obligations not then due and payable and as to which no claim has been made) and all Letters of Credit shall have expired or terminated or been cancelled, in each case, without any pending draw, and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

   Financial Statements; Ratings Change and Other Information.  The Borrower will furnish to the Administrative Agent and each Lender, including their Public- Siders:

within 90 days after the end of each fiscal year of the Company, its audited consolidated balance sheet and related statements of

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operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures as of the end of and for the previous fiscal year, all reported on by Ernst & Young or other independent public accountants of recognized national standing (without a “going concern” or like qualification, commentary or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, its unaudited consolidated balance sheet and related unaudited statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Company and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

Subject to Section 9.14, the Company further agrees to clearly label the financial statements described in clauses (a) and (b) (collectively, “Financial Statements”) with a notice stating: “Confidential Financial Statements to be Provided to All Lenders, Including Public- Siders” before delivering them to the Administrative Agent.

concurrently with any delivery of financial statements under clause (a) or (b) above, a compliance certificate in the form attached hereto as Exhibit E signed by a Financial Officer of the Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.04 and 6.12, together with any updates to Schedules EGL,  ES and 3.05 and financial reporting to support the financial covenant calculations and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course

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of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Company or any of its Subsidiaries with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, as the case may be; provided, that any statements, reports, notices, press releases or other information referred to in this Section 5.01(f) that are either (x) filed with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority and publicly available or (y) available to the public on the Company’s web site shall be deemed delivered to the Administrative Agent hereunder.

promptly after Moody’s, S&P or Fitch shall have announced a change in the rating established or deemed to have been established for the Index Debt, written notice of such rating change; and

promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Company, the Borrower or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request.

   Notices of Material Events.  The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

the occurrence of any Default;

the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting any Loan Party that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $500,000; and

any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial

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Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

   Existence; Conduct of Business; REIT Status.  The Borrower will, and will cause the Company and each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises except in cases (other than the maintenance of the legal existence of any Loan Party) where failure to do so could not reasonably be expected to result in a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03. The Borrower shall cause the Company to maintain its REIT status under the Code. The Borrower shall cause the Company to own substantially all of its properties and assets and conduct substantially all of its business activities through the Borrower and its Subsidiaries.

   Payment of Obligations.  The Borrower will, and will cause the Company and each of its Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower, the Company or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

   Maintenance of Properties; Insurance.  The Borrower will, and will cause the Company and each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear  excepted, and (b) maintain (either directly or indirectly by causing its tenants to maintain), with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

   Books and Records; Inspection Rights.  The Borrower will, and will cause the Company and each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause the Company and each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon

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reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

   Compliance with Laws.  The Borrower will, and will cause the Company and each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property (including Environmental Laws), except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

   Use of Proceeds and Letters of Credit.  The proceeds of the Loans will be used only for, and the Letters of Credit will be issued only to support, property acquisitions, repayment of other Indebtedness, capital expenditures and other general corporate purposes of the Borrower and its Subsidiaries (other than CDO Subsidiaries) in the ordinary course of business. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X. The Borrower will not request any Borrowing or Letter of Credit, and the Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

   Accuracy Of Information.  The Borrower will ensure that any information, including financial statements or other documents, furnished to the Administrative Agent or the Lenders in connection with this Agreement or any amendment or modification hereof or waiver hereunder contains no material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading in any material respect, and the furnishing of such information shall be deemed to be representation and warranty by the Borrower on the date thereof as to the matters specified in this Section 5.09.

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   Notices of Asset Sales, Encumbrances or Dispositions.  ~~The~~Concurrently with any delivery of financial statements under clause (a) or (b) of Section 5.01, the Borrower shall deliver to the Administrative Agent and the Lenders written notice ~~not less than two (2) Business Days prior to~~of a sale, encumbrance with a Lien to secure Indebtedness or other transfer of (x) any Unencumbered Property or (y) any other Real Estate Asset, in each case for consideration in excess of $~~10,000,000~~50,000,000 and which is permitted by this Agreement. In addition, simultaneously with delivery of any such notice, the Borrower shall deliver to the Administrative Agent (A) a certificate of an Authorized Officer of the Borrower certifying that no Default or Event of Default (including any non-compliance with the financial covenants contained herein) has occurred and is continuing or would occur on a pro forma basis after giving effect to the ~~proposed~~ sale, encumbrance or other transfer, which certificate shall include calculations in reasonable detail demonstrating compliance with the financial covenants on a pro-forma basis, including as to the calculation of Unencumbered Asset Value and (B) an updated schedule of all Unencumbered Properties.

To the extent such ~~proposed~~ transaction would result in a Default or an Event of Default, the Borrower shall deliver to the Administrative Agent and the Lenders written notice thereof not less than two (2) Business Days prior thereto and apply the proceeds of such transaction (together with such additional amounts as may be required)~~,~~ to prepay the Obligations in an amount, as determined by the Administrative Agent, equal to that which would be required to reduce the Obligations so that no Default or Event of Default would exist.

If such ~~proposed~~ transaction is permitted hereunder, upon request of the Borrower, the Administrative Agent shall, at the Borrower’s expense, take all such action reasonably requested by the Borrower to release the guarantee obligations under the Subsidiary Guaranty of any Subsidiary that owns or ground-leases the Real Estate Asset being sold, encumbered or transferred.

   Additional Guarantors; Additional Unencumbered Properties.  Unless such Subsidiary is not required to become a Subsidiary Guarantor pursuant to Section 5.12, with respect to any new Material Subsidiary created or acquired after the Effective Date (which, for the purposes of this paragraph (a), shall include any existing Material Subsidiary that ceases to be an Excluded Subsidiary), within the time period required by Section 5.11(d) below, cause such new Material Subsidiary (A) to become a party to the Subsidiary Guaranty and (B) to deliver to the Administrative Agent those items that were delivered by each Subsidiary Guarantor on the Effective Date pursuant to Section 4.01.

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Upon the addition of any new Real Estate Asset as an Unencumbered Property after the Effective Date, within the time period required by Section 5.11(d) below, the Borrower shall deliver to the Administrative Agent (a) a certificate of an Authorized Officer of the Borrower certifying that such Real Estate Asset satisfies the eligibility criteria set forth in the definition of “Unencumbered Property”, and certifying as to compliance with the financial covenants on a pro-forma basis after giving effect to the addition of such Real Estate Asset as an Unencumbered Property, which certificate shall include calculations in reasonable detail demonstrating such compliance, including as to the calculation of Unencumbered Asset Value, and (b) updated Schedule 3.05 of all Unencumbered Properties. From and after the date of delivery of such certificate and schedule and so long as such Real Estate Asset continues to satisfy the eligibility criteria set forth in the definition of “Unencumbered Property”, such Real Estate Asset shall be treated as a Unencumbered Property hereunder.

Upon the inclusion of any new Mortgage Note in the computation of Unencumbered Asset Value, within the time period required by Section 5.11(d) below, the Borrower shall deliver to the Administrative Agent an updated schedule of all Mortgage Notes included in the computation of Unencumbered Asset Value.

~~The~~For each such Subsidiary Guarantor, Unencumbered Property or Mortgage Note created, acquired or added, the Borrower shall deliver the items described in and required by clauses (a), (b) and (c) above ~~on or before the fifteenth (15th) day of the month following the month in which such Subsidiary Guarantor, Unencumbered Property or Mortgage Note was created, acquired or added~~concurrently with (or, at the discretion of the Borrower, prior to) the first delivery of financial statements under such clauses (a) or (b) of Section 5.01 following creation, acquisition or addition. Thereafter, the Borrower will, and will cause each of its Subsidiaries to, cooperate with the Lenders and the Administrative Agent and execute such further instruments and documents as the Lenders or the Administrative Agent shall reasonably request to carry out to their satisfaction the Transactions.

   Releases of Guaranties.  Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender except as expressly required by Section 9.02) to take any action requested by the Borrower having the effect of releasing any guarantee obligations (i) to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with Section 9.02 or (ii) under the circumstances described in paragraphs (b) and (c) below.

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At such time as the Loans and the other Obligations shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding, the Guarantors shall be released from their obligations under the Guaranties (other than those expressly stated to survive such termination), all without delivery of any instrument or performance of any act by any Person.

If the Borrower achieves two (2) Investment Grade Ratings, the Subsidiary Guarantors shall be released from their obligations under the Subsidiary Guaranty (other than those expressly stated to survive such termination) and the Material Subsidiaries of the Borrower shall not be required to provide a Subsidiary Guaranty, except that any Subsidiary of the Borrower that (x) owns or ground leases any Real Estate Asset that qualifies as an Unencumbered Property or owns any Mortgage Note that is included in the computation of Unencumbered Asset Value and (y) is liable for any Recourse Indebtedness (whether secured or unsecured, and including any guarantee obligations in respect of indentures or otherwise) shall nonetheless be required to be a Subsidiary Guarantor and to provide a Subsidiary Guaranty in order for each Real Estate Asset owned or ground leased by such Subsidiary to be treated as an Unencumbered Property and each Mortgage Note owned by such Subsidiary to be included in the computation of Unencumbered Asset Value.

ARTICLE VI	NEGATIVE COVENANTS

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees and other Obligations payable hereunder have been paid in full (other than indemnities and other contingent obligations not then due and payable and as to which no claim has been made) and all Letters of Credit shall have expired or terminated or been cancelled, in each case, without any pending draw, and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

   Indebtedness.  The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness that will cause a breach of the financial covenants set forth in Section 6.12 or otherwise cause a Default or Event of Default.

   Liens.  The Borrower will not, and will not permit the Company or any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, except:

Permitted Encumbrances;

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Liens securing Secured Indebtedness, the incurrence of which will not cause a breach of the financial covenants set forth in Section 6.12; and

other Liens on a property which is not an Unencumbered Property, so long as such Liens would not have a Material Adverse Effect or constitute or result in a Default or an Event of Default under this Agreement.

Notwithstanding the foregoing provisions of this Section 6.02, the failure of any Unencumbered Property to comply with the requirements set forth in the definition of “Unencumbered Property” shall result in such Unencumbered Property’s no longer qualifying as Unencumbered Property under this Agreement, but such disqualification shall not by itself constitute a Default or Event of Default, unless such non-qualification otherwise constitutes or results in a Default or Event of Default.

   Fundamental Changes; Changes in Business; Asset Sales.   The Borrower will not, and will not permit the Company or any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets, (including all or substantially all of the Equity Interests in any of its Subsidiaries) (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Person may merge into the Company or the Borrower in a transaction in which the Company or the Borrower is the surviving entity, (ii) any Person may merge into any Subsidiary in a transaction in which the surviving entity is a Subsidiary, (iii) any Subsidiary may sell, transfer, lease or otherwise dispose of its assets to the Borrower or to another Subsidiary and (iv) any Subsidiary may liquidate or dissolve or merge into, or sell, transfer, lease or otherwise dispose of its assets to another Person if (x) the Borrower determines in good faith that such liquidation, dissolution, merger or disposition is in the best interests of the Borrower and is not materially disadvantageous to the Lenders and (y) no Default or Event of Default has occurred and is continuing, or would occur after giving effect thereto.

The Borrower will not, and will not permit the Company or any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Company, the Borrower and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.

The Borrower will not, and will not permit the Company or any Subsidiary to, sell, encumber, transfer or otherwise dispose of any asset unless the Borrower complies with Section 5.10 to the extent applicable, and

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after giving effect thereto the Borrower is in compliance with the financial covenants set forth in Section 6.12 and no other Default or Event of Default exists or would result therefrom.

   ~~Investments.  (a)  The Borrower will not, and will not permit the Company or any Subsidiary to, make or permit to exist any investment in any of the following categories of assets at any time in excess of the specified percentage of Total Asset Value set forth in the following table:~~  [Intentionally Omitted].

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~~Category of Investment~~	~~Maximum Percentage of Total Asset Value~~
~~(a)Investment Affiliates (excluding any investments in CDOs that exist on the Effective Date)~~	~~10%~~
~~(b)Real Estate Assets that are not office, industrial and/or retail properties~~	~~10%~~
~~(c )Development Properties~~	~~5%~~
~~(d)Unimproved land that is not a Development Property~~	~~5%~~
~~(e) Mortgage Notes~~	~~5%~~
~~(f)All assets described in clauses (a) through (e) above, in the aggregate~~	~~20%~~

~~(b)The Borrower will not, and will not permit the Company or any Subsidiary to, make any additional investments in CDOs after the Effective Date. The Borrower will not permit any of the CDO Subsidiaries to create, incur, assume or permit to exist any Indebtedness other than Indebtedness existing on the date hereof and other Indebtedness, in each case, with respect to which none of the Company, the Borrower or any of its Material Subsidiaries has any repayment liability.~~

   Swap Agreements.  The Borrower will not, and will not permit the Company or any of its Subsidiaries to, enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which the Borrower or any Subsidiary has actual exposure (other than those in respect of Equity Interests of the Company, the Borrower or any of its Subsidiaries), and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from floating to fixed rates, from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Subsidiary.

   Restricted Payments.  If a Default or an Event of Default has occurred and is continuing, the Borrower will not declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except the Borrower may make Restricted Payments to the Company for any fiscal year of the Company in an amount equal to the amount required to be distributed by the Company to its shareholders with respect to such fiscal year in order to maintain REIT status of the Company and its subsidiaries that are REITS and avoid entity-level and excise taxes.

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   Transactions with Affiliates.  The Borrower will not, and will not permit the Company or any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Company, the Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, transactions between or among the Borrower and its Subsidiaries not involving any other Affiliate, (c) payment of compensation and benefits arising out of employment and consulting relationships in the ordinary course of business and (d) any Restricted Payment permitted by Section 6.06.

   Restrictive Agreements.  The Borrower will not, and will not permit the Company or any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that (a) contains a Negative Pledge or (b) prohibits, restricts or imposes any condition upon the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Subsidiary or to guarantee Indebtedness of the Borrower or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.08 (but shall apply to any amendment or modification expanding the scope of any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary or assets pending such sale~~,~~ (provided that such restrictions and conditions apply only to the Subsidiary or assets that are to be sold and such sale is permitted hereunder), (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to Secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (v) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment or transfer thereof, ~~and~~ (vi) the foregoing shall not apply to customary provisions in joint venture agreements with respect to a Joint Venture restricting the transfer or encumbrance of Equity Interests in such Joint Venture or the assets owned by such Joint Venture and (vii) the foregoing shall not apply to (A) restrictions or conditions contained in agreements evidencing Indebtedness of the Borrower, the Company or any of its Subsidiaries which are no more restrictive on the Borrower, the Company or any of its Subsidiaries than those contained in this Agreement or (B) any document, instrument or agreement which requires such Person or its Subsidiaries to guarantee such Indebtedness or to grant Liens to secure such Indebtedness, in each case as a result of its guaranty of the

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Obligations or grant of a Lien to secure such Obligations, the Parent Guaranty or the Subsidiary Guaranty (provided that the required grant of a Lien is limited to the same collateral as secures the Obligations, the Parent Guaranty or the Subsidiary Guaranty).

   Sale and Leaseback.  The Borrower will not, and will not permit the Company or any Subsidiary to, enter into any arrangement, directly or indirectly, whereby the Company, the Borrower or such Subsidiary shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property that the Company, the Borrower or such Subsidiary intends to use for substantially the same purpose as the property being sold or transferred.

   Changes in Fiscal Periods.  The Borrower will not (i) permit the fiscal years of the Company, and the Borrower and its Subsidiaries to end on a day other than December 31 or (ii) change the Company’s, the Borrower’s or its Subsidiaries’ method of determining fiscal quarters.

   Payments and Modifications of Subordinate Debt.  The Borrower will not, and will not permit the Company or any Subsidiary to, make or offer to make any payment, prepayment, repurchase or redemption of or otherwise optionally or voluntarily defease or segregate funds (whether scheduled or voluntary) with respect to principal or interest on any Indebtedness which is subordinate to the Obligations if a Default or an Event of Default has occurred and is continuing or would result therefrom.

   Financial Covenants.  The Borrower will not at any time permit:

Total Leverage Ratio.  The ratio of Total Indebtedness to Total Asset Value to exceed 60%; provided that such ratio may exceed 60% in order to permit the Borrower to consummate a Major Acquisition so long as (i) such ratio does not exceed 60% as of the end of more than two (2) consecutive fiscal quarters in any fiscal year and (ii) such ratio does not exceed 65% as of any such date of determination.

Secured Leverage Ratio.  The ratio of the aggregate amount of all Secured Indebtedness to Total Asset Value to exceed 40%.

Fixed Charge Coverage Ratio.  For (a) the period of two consecutive fiscal quarters ending June 30, 2014, (b) the period of three consecutive fiscal quarters ending September 30, 2014 and (c) any period of four consecutive fiscal quarters ending after September 30, 2014, the ratio of

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Consolidated EBITDA for such period to Consolidated Fixed Charges for such period to be less than 1.50 to 1.0.

Consolidated Adjusted Net Worth.  Consolidated Tangible Net Worth to be less than the sum of (i) $~~367,038,000~~664,451,000 plus (ii) 75% of net cash proceeds from issuances of Equity Interests by the Company and its subsidiaries to third parties after ~~the Effective Date.~~March 31, 2015.

Unsecured Leverage Ratio.  The ratio of Unsecured Indebtedness to Unencumbered Asset Value to exceed 60%; provided that such ratio may exceed 60% in order to permit the Borrower to consummate a Major Acquisition so long as (i) such ratio does not exceed 60% as of the end of more than two (2) consecutive fiscal quarters in any fiscal year and (ii) such ratio does not exceed 65% as of any such date of determination.

Unsecured Interest Coverage Ratio.  The ratio of Unencumbered Adjusted Net Operating Income for any period of four consecutive fiscal quarters of the Company to Unsecured Interest Expense for such period to be less than 2.0 to 1.0.

Minimum Unencumbered Asset Value.  Unencumbered Asset Value to be less than $400,000,000.

Minimum Occupancy Rate.  The Occupancy Rate for all Unencumbered Properties on an aggregate basis to be less than 85%.

~~(i)Minimum Portfolio Lease Term.  The weighted average remaining tenant lease term for all Unencumbered Properties on an aggregate basis to be less than 5 years.~~

ARTICLE VII	EVENTS OF DEFAULT

If any of the following events (“Events of Default”) shall occur:

the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) days;

any representation or warranty made or deemed made by or on behalf of the Company, the Borrower or any Subsidiary in or in connection

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with this Agreement and the other Loan Documents or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, shall prove to have been incorrect in any material respect when made or deemed made or when furnished;

the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a), Section 5.03 (with respect to the Borrower’s existence) or Section 5.08 or in Article VI;

the Company, the Borrower or any Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in this Agreement or any other Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of thirty (30) days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

the Company, the Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;

any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Company, the Borrower or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company, the Borrower or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

the Company, the Borrower or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking

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liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company, the Borrower or any Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

the Company, the Borrower or any Material Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

one or more judgments for the payment of money in an aggregate amount in excess of $20,000,000 shall be rendered against the Company, the Borrower, any Subsidiary (other than CDO Subsidiaries) or any combination thereof and the same shall remain undischarged for a period of thirty (30) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company, the Borrower or any such Subsidiary to enforce any such judgment, which action is not stayed or bonded pending appeal;

an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Company, the Borrower and its Subsidiaries in an aggregate amount exceeding $20,000,000; or

the Borrower or any other Loan Party shall disavow, revoke or terminate (or attempt to terminate) any Loan Document to which it is a party or shall otherwise challenge or contest in any action, suit or proceeding in any court or before any Governmental Authority the validity or enforceability of this Agreement, a Guaranty or any other Loan Document; or this Agreement, a Guaranty or any other Loan Document shall cease to be in full force and effect (except as a result of the express terms thereof);

a Change in Control shall occur;

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare

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the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become  due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

In the event that following the occurrence or during the continuance of any Event of Default, the Administrative Agent or any Lender, as the case may be, receives any monies in connection with the enforcement of any the Loan Documents, such monies shall be distributed for application as follows:

(a) First, to the payment of, or (as the case may be) the reimbursement of the Administrative Agent for or in respect of, all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Administrative Agent in connection with the collection of such monies by the Administrative Agent, for the exercise, protection or enforcement by the Administrative Agent of all or any of the rights, remedies, powers and privileges of the Administrative Agent under this Agreement or any of the other Loan Documents or in support of any provision of adequate indemnity to the Administrative Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Administrative Agent to such monies;

(b) Second, to pay any fees or expense reimbursements then due to the Lenders from the Loan Parties;
(c) Third, to pay interest then due and payable on the Loans and unreimbursed LC Disbursements ratably;
(d) Fourth, to prepay principal on the Loans and unreimbursed LC Disbursements ratably;

(e) Fifth, to pay an amount to the Administrative Agent equal to one hundred two percent (102%) of the aggregate undrawn face amount of all outstanding Letters of Credit and the aggregate amount of any unreimbursed LC Disbursements, to be held as cash collateral for such Obligations;

(f) Sixth, to payment of any amounts owing with respect to indemnification provisions of the Loan Documents;
(g) Seventh, to the payment of any other Obligation due to the Administrative Agent or any Lender; and

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(h) Eighth, to the Borrower or whoever may be legally entitled thereto.
ARTICLE VIII	THE ADMINISTRATIVE AGENT

Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person.

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The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

Each Lender acknowledges and agrees that the extensions of credit made hereunder are commercial loans and letters of credit and not investments in a business enterprise or securities. Each Lender further represents that it is engaged in making, acquiring or holding commercial loans in the ordinary course of its business and  has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder. Each Lender shall, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not

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taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder and in deciding whether or to the extent to which it will continue as a Lender or assign or otherwise transfer its rights, interests and obligations hereunder.

ARTICLE IX	MISCELLANEOUS

   Notices.   Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

if to the Borrower, to it at c/o Gramercy Property Trust Inc., 521 Fifth Avenue, 30th Floor, New York, NY 10175, Attention of Jon W. Clark (Telecopy No. 212-297- 1090; Email: jclark@gptreit.com;

if to the Administrative Agent~~, the Issuing Bank, and/or~~ or the Issuing Bank (A) in the case of Borrowings denominated in dollars or Letters of Credit, to JPMorgan Chase Bank, N.A., 10 S. Dearborn, Floor 7, Chicago, IL 60603,  Fax: 312- 385-7101,  Email: cls.reb.chicago@jpmorgan.com, Attention of Yvonne Dixon and (B) in the case of Borrowings denominated in a Foreign Currency, to J.P Morgan Europe Limited, Loans Agency, 6th Floor, 25 Bank Street, Canary Wharf, London E145JP, United Kingdom, Attention: Loans Agency, Fax: +44 20 7777 2360, in each case with a copy to JPMorgan Chase Bank, N.A., 270 Park Avenue, 45th Floor, New York 10017, Attention of Rita Lai (Telecopy No. 646-534-6301; Email: rita.lai@jpmorgan.com);

(i) if to the Swingline Lender, to JPMorgan Chase Bank, N.A., 10 S. Dearborn, Floor 7, Chicago, IL 60603,  Fax: 312- 385-7101,  Email: cls.reb.chicago@jpmorgan.com, Attention of Yvonne Dixon, with a copy to JPMorgan Chase Bank, N.A., 270 Park Avenue, 45th Floor, New York 10017, Attention of Rita Lai (Telecopy No. 646-534-6301; Email: ~~rita.lai@jpmorgan.com~~rita.lai@jpmorgan.com); and

(ii) ~~(iii)~~ if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through Electronic Systems, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

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Notices and other communications to the Lenders and the Issuing Bank hereunder may be delivered or furnished by using Electronic Systems pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.

Electronic Systems.

Each Loan Party agrees that the Administrative Agent may, but shall not be obligated to, make Communications (as defined below) available to the Issuing Banks and the other Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak, ClearPar or a substantially similar Electronic System.

Any Electronic System used by the Administrative Agent is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of such Electronic Systems and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or any Electronic System. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower or the other Loan Parties, any Lender, the Issuing Bank or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or

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consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the any Loan Party’s or the Administrative Agent’s transmission of communications through an Electronic System. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to this Section, including through an Electronic System.

   Waivers; Amendments.   No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) except as provided in Section 2.21, postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.18(b) or (c) or the last paragraph of Article VII in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or

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grant any consent hereunder, without the written consent of each Lender, (vi) reduce the percentage specified in the definition of “Required Facility Lenders” with respect to any Facility without the written consent of all Lenders under such Facility, or (vii) release the Company from its obligations under the Guaranty, or release any of the Subsidiary Guarantors from their obligations under the Subsidiary Guaranty (except as otherwise provided in Section 5.12), in each case, without the written consent of each Lender; provided further that (w) no agreement shall amend, modify or waive Section 4.02 without the prior written consent of the Required Facility Lenders under the Revolving Facility, (x) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Issuing Bank or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be, (y) the consent of the Required Facility Lenders of a Facility shall be required for any amendment, waiver or modification that adversely affects the rights of such Facility in a manner different than such amendment, waiver or modification affects the other Facility, and (z) no such agreement shall amend or modify Section 2.20 without the prior written consent of the Administrative Agent, the Swingline Lender and the Issuing Bank.

   Expenses; Indemnity; Damage Waiver.   The Borrower shall pay (i) all reasonable out of pocket expenses incurred by the Administrative Agent, the Joint Lead Arrangers and their Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

The Borrower shall indemnify the Administrative Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of

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any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not such claim, litigation, investigation or proceeding is brought by the Borrower, its Affiliates, its creditors or any other third Person and whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or ~~wilful~~willful misconduct of such Indemnitee. This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.

To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, the Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Issuing Bank or the Swingline Lender in its capacity as such.

To the extent permitted by applicable law, no party hereto shall assert, and each such party hereby waives, any claim against any other party hereto on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that, nothing in this clause (d) shall relieve the Borrower of any obligation it may have to indemnify an Indemnitee against special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party. No Indemnitee referred to in paragraph (b)

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above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the Transactions, except to the extent such damages are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

All amounts due under this Section shall be payable not later than ten (10) days after written demand therefor.

   Successors and Assigns.   The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted such assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

 Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Eligible Assignees (other than an Ineligible Institution) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments, participations in Letters of Credit and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

the Borrower, provided that, the Borrower shall be deemed to have consented to an assignment unless it shall have objected thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof; provided further that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee;

the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment of (x) any

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Revolving Commitment to an assignee that is a Revolving Lender (other than a Defaulting Lender) immediately prior to giving effect to such assignment and (y) all or any portion of a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund;

the Issuing Bank, provided that no consent of the Issuing Bank shall be required for an assignment of all or any portion of a Term Loan; and

the Swingline Lender, provided, that no consent of the Swingline Lender shall be required for an assignment of all or any portion of a Term Loan.

Assignments shall be subject to the following additional conditions:

except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (or, in the case of a Term Loan, $1,000,000) unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of only one Facility;

the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and

the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts at such assignee to whom all syndicate-level information (which may contain material non-public information about the Loan Parties and their related parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

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Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Bank and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.05(c), Section 2.06(d), Section 2.06(e), Section 2.07(b), Section 2.18(d) or Section 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

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Any Lender may, without the consent of the Borrower, the Administrative Agent, the Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities (a “Participant”), other than an Ineligible Institution, in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged; (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (C) the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the requirements and limitations therein, including the requirements under Section 2.17(f), it being understood that the documentation required under Section 2.17(f) shall be delivered to the participating Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 2.19 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Section 2.15 or 2.17, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.19(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.18(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of

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Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

Any Lender may at any time pledge or assign, or grant a security interest in, all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment, or grant of a security interest, to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment, or grant of a security interest; provided that no such pledge or assignment, or grant of a security interest, shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee or grantee for such Lender as a party hereto.

   Survival.  All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

   Counterparts; Integration; Effectiveness; Electronic Execution.   This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the

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parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Delivery of an executed counterpart of a signature page of this Agreement by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any  document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

   Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

   Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

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   Governing Law; Jurisdiction; Consent to Service of Process.  This Agreement shall be construed in accordance with and governed by the law of the State of New York.

The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County, Borough of Manhattan, and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.

The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

   WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE

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EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

   Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

   Confidentiality.  Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) to the extent necessary or desirable to establish, enforce or assert any claims or defenses in connection with any legal proceeding by or against the Administrative Agent, the Issuing Bank or any Lender, (g) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (h) with the consent of the Borrower or (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a non-confidential basis from a source other than the Borrower or (iii) is independently developed by the Administrative Agent, the Issuing Bank or any Lender without use of or reference to the Information.  For the purposes of this Section, “Information” means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required

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to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

  Material Non-Public Information.

EACH LENDER ACKNOWLEDGES THAT INFORMATION (AS DEFINED IN SECTION 9.12(a)) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWER AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.

   Authorization to Distribute Certain Materials to Public-Siders.

If the Borrower does not file this Agreement with the SEC, then the Borrower hereby authorizes the Administrative Agent to distribute the execution version of this Agreement and the Loan Documents to all Lenders, including their Public-Siders. The Borrower acknowledges its understanding that Public-Siders and their firms may be trading in any of the Loan Parties’ respective securities while in possession of the Loan Documents.

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The Borrower represents and warrants that none of the information in the Loan Documents constitutes or contains material non-public information within the meaning of the federal and state securities laws. To the extent that any of the executed Loan Documents constitutes at any time a material non-public information within the meaning of the federal and state securities laws after the date hereof, the Company agrees that it will promptly make such information publicly available by press release or public filing with the SEC.

   Interest Rate Limitation.  Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

   USA PATRIOT Act.  Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”) hereby notifies the Borrower and the Guarantors that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower and the Guarantors, which information includes the name and address of the Borrower and the Guarantors and other information that will allow such Lender to identify the Borrower and the Guarantors in accordance with the Patriot Act.

   No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Joint Lead Arrangers, and the Lenders are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent, the Joint Lead Arrangers, and the Lenders, on the other

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hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, each Joint Lead Arranger and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) neither the Administrative Agent, any Joint Lead Arranger nor any Lender has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent,  the Joint Lead Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Administrative Agent, any Joint Lead Arranger, nor any Lender has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Administrative Agent, any Joint Lead Arranger or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

GPT PROPERTY TRUST LP By:Gramercy Property Trust Inc., its general partner ____________________________

[Signature Page to GPT Property Trust LP Revolving Credit and Term Loan Agreement]

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JPMORGAN CHASE BANK, N.A. individually and as Administrative Agent, By: Name: Title:

[Signature Page to GPT Property Trust LP Revolving Credit and Term Loan Agreement]

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BANK OF AMERICA, N.A. By: Name: Title:

[Signature Page to GPT Property Trust LP Revolving Credit and Term Loan Agreement]

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MORGAN STANLEY BANK, N.A. By: Name: Title:

[Signature Page to GPT Property Trust LP Revolving Credit and Term Loan Agreement]

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ROYAL BANK OF CANADA By: Name: Title:

[Signature Page to GPT Property Trust LP Revolving Credit and Term Loan Agreement]

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THE BANK OF NEW YORK MELLON By: Name: Title:

[Signature Page to GPT Property Trust LP Revolving Credit and Term Loan Agreement]

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U.S. BANK NATIONAL ASSOCIATION By: Name: Title:

[Signature Page to GPT Property Trust LP Revolving Credit and Term Loan Agreement]

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SUNTRUST BANK By: Name: Title:

[Signature Page to GPT Property Trust LP Revolving Credit and Term Loan Agreement]

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THE HUNTINGTON NATIONAL BANK By: Name: Title:

[Signature Page to GPT Property Trust LP Revolving Credit and Term Loan Agreement]

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SCHEDULE CDOS

CDO SUBSIDIARIES

Gramercy Investment Trust, a Maryland Real Estate Investment Trust, and Gramercy Investment Trust II, a Maryland Real Estate Investment Trust, together with any direct or indirect subsidiaries thereof, including without limitation, Gramercy Real Estate CDO 2005-1 LTD, a Cayman Islands exempt entity, Gramercy Real Estate CDO 2006-1 LTD, a Cayman Islands exempt entity, and Gramercy Real Estate CDO 2007-1 LTD, a Cayman Islands exempt entity.

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SCHEDULE EGL

ELIGIBLE GROUND LEASES

Lessor	Property Name	Address Line	City	State	Zip	Lease Type	Portion of Property Ground Leased
GPT GIG BOA PORTFOLIO OWNER LLC	Camelback BOA Center	1825 E. Buckeye Road	Phoenix	AZ	85034	Ground Lease - Full Site	Entire Property Ground Leased Lot 1 & Lot 2
GPT GIG BOA PORTFOLIO OWNER LLC	Catalina - BOA	1825 E. Buckeye Road	Phoenix	AZ	85034	Ground Lease - Full Site	Entire Property Ground Leased from City of Phoenix Lot 1 & Lot 2
GPT GIG BOA PORTFOLIO OWNER LLC	Maricopa - BOA	1825 E. Buckeye Road	Phoenix	AZ	85034	Ground Lease - Full Site	Entire Property Ground Leased from City of Phoenix Lot 1 & Lot 2

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Lessor	Property Name	Address Line	City	State	Zip	Lease Type	Portion of Property Ground Leased
GPT GIG BOA PORTFOLIO OWNER LLC	McDowell	1825 E. Buckeye Road	Phoenix	AZ	85034	Ground Lease - Full Site	Entire Property Ground Leased from City of Phoenix Lot 1 & Lot 2
GPT GIG BOA PORTFOLIO OWNER LLC	South Mountain - BOA	1825 E. Buckeye Road	Phoenix	AZ	85034	Ground Lease - Full Site	Entire Property Ground Leased from City of Phoenix Lot 1 & Lot 2
GPT GIG BOA PORTFOLIO OWNER LLC	South Glenstone - Mn Bldng*	2940 S. Glenstone Ave	Springfield	MO	65804	Ground Lease - Parking	Entire Property Ground Leased Lot 2, Lot 3, Lot 4 & Lot 5

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SCHEDULE ES

EXCLUDED SUBSIDIARIES

Part (a) Excluded Subsidiaries (other than CDO Subsidiaries)

Entity	Type of Entity	Jurisdiction
First States Investments 801 Market Street Holdings GP, LLC	Limited Liability Company	Delaware
First States Investors 5000A, LLC	Limited Liability Company	Delaware
First States Management Corp., LP	Limited Partnership	Delaware
GFF Stars Management GP LLC	Limited Liability Company	Delaware
GKK Management Co. LLC	Limited Liability Company	Delaware
GKK Realty Advisors LLC	Limited Liability Company	Delaware
GKK Trading Corp.	Corporation	Delaware
GPT Allentown Owner LP	Limited Partnership	Delaware
GPT Allentown Owner GP LLC	Limited Liability Company	Delaware
GPT Ames Owner LLC	Limited Liability Company	Delaware
GPT BOA Defeasance Pool Owner LLC	Limited Liability Company	Delaware
GPT Buford Owner LLC	Limited Liability Company	Delaware
GPT Des Plaines Owner LLC	Limited Liability Company	Delaware
GPT GIG BOA Defeasance Pool Holdings LLC	Limited Liability Company	Delaware
GPT GIG BOA Portfolio HFS Owner LLC	Limited Liability Company	Delaware
GPT Greenwood Owner LLC	Limited Liability Company	Delaware
GPT Hutchins Owner LLC	Limited Liability Company	Delaware
GPT Lawrence Owner LLC	Limited Liability Company	Delaware
GPT Loop 820 Owner LLC	Limited Liability Company	Delaware
GPT Mt. Comfort Owner LLC	Limited Liability Company	Delaware
GPT Realty Management LP	Limited Partnership	Delaware
GPT Realty Management GP LLC	Limited Liability Company	Delaware
GPT Waco Owner LLC	Limited Liability Company	Delaware
GPT Wilson Owner LP	Limited Partnership	Delaware
GPT Wilson Owner LLC	Limited Liability Company	Delaware
GPT Yuma Owner LLC	Limited Liability Company	Delaware
Gramercy Realty Holdings LLC	Limited Liability Company	Delaware

Part (b) CDO Subsidiaries

Gramercy Investment Trust, a Maryland Real Estate Investment Trust, and Gramercy Investment Trust II, a Maryland Real Estate Investment Trust, together with any direct or indirect subsidiaries thereof, including without limitation, Gramercy Real Estate CDO 2005-1 LTD, a Cayman Islands exempt entity, Gramercy Real Estate CDO 2006-1 LTD, a Cayman Islands exempt entity, and

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Gramercy Real Estate CDO 2007-1 LTD, a Cayman Islands exempt entity.

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SCHEDULE 2.01

LENDERS: COMMITMENTS

U.S. Revolving Commitments

Lender Name	Commitment Amount
JPMorgan Chase Bank, N .A.	$48,125,000
Bank of America, N.A.	$48,125,000
Morgan Stanley Bank, N.A.	$42,656,250
Citizens Bank, National Association	$39,375,000
Royal Bank of Canada	$42,656,250
The Bank of New York Mellon	$36,093,750
U.S. Bank National Association	$36,093,750
SunTrust Bank	$28,437,500
The Huntington National Bank	$28,437,500
TOTAL:	$350,000,000

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Multicurrency Revolving Commitments

~~Revolving Commitments~~
Lender Name	Commitment Amount
JPMorgan Chase Bank, N .A.	$~~55,000,000~~6,875,000
Bank of America, N.A.	$~~55,000,000~~6,875,000
Morgan Stanley Bank, N.A.	$~~48,750,000~~6,093,750
Royal Bank of Canada	$~~48,750,000~~6,093,750
Citizens Bank, National Association	$~~45,000,000~~5,625,000
The Bank of New York Mellon	$~~41,250,000~~5,156,250
U.S. Bank National Association	$~~41,250,000~~5,156,250
SunTrust Bank	$~~32,500,000~~4,062,500
The Huntington National Bank	$~~32,500,000~~4,062,500
TOTAL:	$~~400,000,000~~50,000,000

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Term Loan Commitments
Lender Name	Commitment Amount
JPMorgan Chase Bank, N.A.	$32,500,000.00
Bank of America, N.A.	$32,500,000.00
Morgan Stanley Bank, N.A.	$26,250,000.00
Royal Bank of Canada	$26,250,000.00
The Bank of New York Mellon	$26,250,000.00
U.S. Bank National Association	$26,250,000.00
SunTrust Bank	$17,500,000.00
The Huntington National Bank	$12,500,000.00
TOTAL:	$200,000,000

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SCHEDULE 3.05

UNENCUMBERED PROPERTIES

Owner	Property Name	Address Line	City	State	Zip
GPT AUSTIN OWNER LLC	Austin - Angelica Corporation	1307 Smith Rd	Austin	TX	78721
GPT BELLMAWR OWNER LLC	Bellmawr - Fedex Philly	75 Haag Avenue	Bellmawr	NJ	8031
GPT CALABASH BRANCH OWNER LP	Calabash Branch	10267 Beach Drive SW	Calabash	NC	28467
GPT CHICAGO DEPOT OWNER LLC	Chicago - 2555 S Blue Island Avenue	2555 South Blue Island Avenue	Chicago	IL	60608
GPT CHICAGO MANNHEIM OWNER LLC	Chicago - 3800 North Mannheim	3800 North Mannheim Rd	Franklin Park	IL	60131
GPT DEER PARK TERMINAL OWNER LLC	Deer Park - YRC Terminal	50 Burt Drive	Deer Park	NY	11729
GPT EAST BRUNSWICK TERMINAL OWNER LLC	East Brunswick Terminal - Conway	50 Edgeboro Road	East Brunswick	NJ	8816
GPT ELGIN OWNER LLC	Elgin - 195 Corporate Drive	195 Corporate Drive	Elgin	IL	60123
GPT ELK GROVE OWNER LLC	Elk Grove - Lunt Ave.	2401-2501 Lunt Avenue	Elk Grove Village	IL	60007
GPT ELKRIDGE TERMINAL OWNER LLC	Elkridge - New Penn Terminal	6351 South Hanover Road	Elkridge	MD	21075

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GPT EMMAUS BRANCH OWNER LP	Emmaus Branch	235 Main Street	Emmaus	PA	18049
GPT GALESBURG OWNER LLC	Galesburg - 1201 Enterprise Avenue	1201 Enterprise Ave	Galesburg	IL	61401
GPT GARLAND OWNER LLC	Garland - Apex	3000 West Kingsley Road	Garland	TX	75041
GPT GIG BOA PORTFOLIO OWNER LLC	Camelback - Bank Am*	1825 E. Buckeye Road	Phoenix	AZ	85034
GPT GIG BOA PORTFOLIO OWNER LLC	Catalina - Bank Ame*	1825 E. Buckeye Road	Phoenix	AZ	85034
GPT GIG BOA PORTFOLIO OWNER LLC	Maricopa-Bank Ami*	1825 E. Buckeye Road	Phoenix	AZ	85034
GPT GIG BOA PORTFOLIO OWNER LLC	McDowell - Bank Ame*	1825 E. Buckeye Road	Phoenix	AZ	85034
GPT GIG BOA PORTFOLIO OWNER LLC	Mesa Main - Main Building	63 W. Main Street	Mesa	AZ	85201
GPT GIG BOA PORTFOLIO OWNER LLC	South Mountain*	1825 E. Buckeye Road	Phoenix	AZ	85034
GPT GIG BOA PORTFOLIO OWNER LLC	Bixby - Atlantic	3804 Atlantic Avenue	Long Beach	CA	90801
GPT GIG BOA PORTFOLIO OWNER LLC	Calwa	2611 S. Cedar Avenue	Fresno	CA	93725

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GPT GIG BOA PORTFOLIO OWNER LLC	Cedar & Shields	3435 N. Cedar Avenue	Fresno	CA	93726
GPT GIG BOA PORTFOLIO OWNER LLC	Coronado Branch	1199 Orange Avenue	Coronado	CA	92118
GPT GIG BOA PORTFOLIO OWNER LLC	East Baskerfield	1201 Baker Street	Bakersfield	CA	93305
GPT GIG BOA PORTFOLIO OWNER LLC	East Compton Brnch	518 S. Long Beach Boulevard	Compton	CA	90221
GPT GIG BOA PORTFOLIO OWNER LLC	El Segundo	835 N. Sepulveda Boulevard	El Segundo	CA	90245
GPT GIG BOA PORTFOLIO OWNER LLC	Escondido Main	220 S. Escondido Blvd.	Escondido	CA	92025
GPT GIG BOA PORTFOLIO OWNER LLC	Fresno Proof/Vault	2111 Tuolumme Street	Fresno	CA	93721
GPT GIG BOA PORTFOLIO OWNER LLC	Gardena Main	1450 W. Redondo Beach Blvd.	Gardena	CA	90247
GPT GIG BOA PORTFOLIO OWNER LLC	Glendale Main	345 N. Brand Blvd.	Glendale	CA	91203
GPT GIG BOA PORTFOLIO OWNER LLC	Inland Empire Cash	1275 S. Dupont Avenue	Ontario	CA	91761

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GPT GIG BOA PORTFOLIO OWNER LLC	Irvine Industrial	4101 Mac Arthur Blvd.	Newport Beach	CA	92660
GPT GIG BOA PORTFOLIO OWNER LLC	Lincoln Heights	2400 N. Broadway	Los Angeles	CA	90031
GPT GIG BOA PORTFOLIO OWNER LLC	Lynwood Branch	3505 E. Imperial Highway	Lynwood	CA	90262
GPT GIG BOA PORTFOLIO OWNER LLC	North Hollywood	5025 Lankershim Blvd.	North Hollywood	CA	91601
GPT GIG BOA PORTFOLIO OWNER LLC	North Sacramento	1830 Del Paso Blvd.	Sacramento	CA	95815
GPT GIG BOA PORTFOLIO OWNER LLC	Oak Park Branch	3810 Broadway	Sacramento	CA	95817
GPT GIG BOA PORTFOLIO OWNER LLC	Pico-Vermon Brnch	1232 S. Vermont Blvd.	Los Angeles	CA	90006
GPT GIG BOA PORTFOLIO OWNER LLC	Pomona Main	444 S. Garey Avenue	Pomona	CA	91766
GPT GIG BOA PORTFOLIO OWNER LLC	Riverside Main	3650 14th Street	Riverside	CA	92501
GPT GIG BOA PORTFOLIO OWNER LLC	Salinas Main Brnch	405 Main Street	Salinas	CA	93901

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GPT GIG BOA PORTFOLIO OWNER LLC	San Bernadino Main	303 N. D Street	San Bernadino	CA	92401
GPT GIG BOA PORTFOLIO OWNER LLC	Santa Barbara	834 State Street	Santa Barbara	CA	93101
GPT GIG BOA PORTFOLIO OWNER LLC	Santa Maria Branch	300 Town Center East	Santa Maria	CA	93454
GPT GIG BOA PORTFOLIO OWNER LLC	Sepulveda - Devonshr	10300-10306 Sepul Veda Blvd.	Mission Hills	CA	91345
GPT GIG BOA PORTFOLIO OWNER LLC	Stockdale - Main Building	5021 California Avenue	Bakersfield	CA	93309
GPT GIG BOA PORTFOLIO OWNER LLC	Sunnyvale Main	444 S. Mathilda Avenue	Sunnyvale	CA	94086
GPT GIG BOA PORTFOLIO OWNER LLC	Torrance Sartori	1255 Sartori Avenue	Torrance	CA	90501
GPT GIG BOA PORTFOLIO OWNER LLC	Ventura Main Offic	1130 S. Victoria	Ventura	CA	93003
GPT GIG BOA PORTFOLIO OWNER LLC	Willow - Daisy Brnch	600 W. Willow Street	Long Beach	CA	90806
GPT GIG BOA PORTFOLIO OWNER LLC	Century Park	1000 Century Park Road	Tampa	FL	33607

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GPT GIG BOA PORTFOLIO OWNER LLC	Gulf to Bay - Main Bldng	1640 Gulf to Bay Blvd.	Clearwater	FL	33755
GPT GIG BOA PORTFOLIO OWNER LLC	Jacksonville #100	9000 Southside Blvd.	Jacksonville	FL	32256
GPT GIG BOA PORTFOLIO OWNER LLC	Jacksonville #200	9000 Southside Blvd.	Jacksonville	FL	32256
GPT GIG BOA PORTFOLIO OWNER LLC	Jacksonville #300	9000 Southside Blvd.	Jacksonville	FL	32256
GPT GIG BOA PORTFOLIO OWNER LLC	Jacksonville #400	9000 Southside Blvd.	Jacksonville	FL	32256
GPT GIG BOA PORTFOLIO OWNER LLC	Jacksonville #500	9000 Southside Blvd.	Jacksonville	FL	32256
GPT GIG BOA PORTFOLIO OWNER LLC	Jacksonville #600	9000 Southside Blvd.	Jacksonville	FL	32256
GPT GIG BOA PORTFOLIO OWNER LLC	Jacksonville #700	9000 Southside Blvd.	Jacksonville	FL	32256
GPT GIG BOA PORTFOLIO OWNER LLC	Jacksonville Daycr	9000 Southside Blvd.	Jacksonville	FL	32256
GPT GIG BOA PORTFOLIO OWNER LLC	Jacksonville Garag	9000 Southside Blvd.	Jacksonville	FL	32256

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GPT GIG BOA PORTFOLIO OWNER LLC	Jacksonville Schl	9000 Southside Blvd.	Jacksonville	FL	32256
GPT GIG BOA PORTFOLIO OWNER LLC	North Hialeah - Main Bldng	1 E. 49th Street	Hialeah	FL	33013
GPT GIG BOA PORTFOLIO OWNER LLC	Port Charlotte - Main Bldng	21175 Olean Blvd.	Port Charlotte	FL	33952
GPT GIG BOA PORTFOLIO OWNER LLC	San Jose - Main Building	3535 University Blvd. West	Jacksonville	FL	32217
GPT GIG BOA PORTFOLIO OWNER LLC	South Region TPC	17100 N.W. 59th Avenue	Miami Lakes	FL	33015
GPT GIG BOA PORTFOLIO OWNER LLC	Westshore Mall	100 N. Westshore Blvd.	Tampa	FL	33609
GPT GIG BOA PORTFOLIO OWNER LLC	Bull Street	22 Bull Street	Savannah	GA	31401
GPT GIG BOA PORTFOLIO OWNER LLC	Mission Facility	9500 Mission Road	Overland Park	KS	66206
GPT GIG BOA PORTFOLIO OWNER LLC	Annapolis Church	10 Church Circle	Annapolis	MD	21402
GPT GIG BOA PORTFOLIO OWNER LLC	Highlandtown - BAL	3415-3417 Eastern Avenue	Baltimore	MD	21224

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GPT GIG BOA PORTFOLIO OWNER LLC	Richland Faclty - Mn Bldng	112 McClurg Street	Richland	MO	65556
GPT GIG BOA PORTFOLIO OWNER LLC	South Glenstone - Mn Bldng*	2940 S. Glenstone Avenue	Springfield	MO	65804
GPT GIG BOA PORTFOLIO OWNER LLC	West Sunshine - Mn Bldng	710 W. Sunshine Street	Springfield	MO	65807
GPT GIG BOA PORTFOLIO OWNER LLC	Albuquerque Op Ctr	725 6th Street N.W.	Albuquerque	NM	87102
GPT GIG BOA PORTFOLIO OWNER LLC	Carrollton - Mn Bldng	1101 S. Josey Lane	Carrollton	TX	75006
GPT GIG BOA PORTFOLIO OWNER LLC	Greenspoint	12400 Interstate 45 North	Houston	TX	77060
GPT GIG BOA PORTFOLIO OWNER LLC	Mission - Main Building	1101 N. Conway Avenue	Mission	TX	78572
GPT GIG BOA PORTFOLIO OWNER LLC	Bellingham	112 E. Holly Street	Bellingham	WA	98255
GPT GIG BOA PORTFOLIO OWNER LLC	Spokane Bankcard	1616 S. Rustle Road	Spokane	WA	99224
GPT HACKS CROSSING OWNER LLC	Hacks Crossing - Five Below	9105 Hacks Cross Road	Olive Branch	MS	38624

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GPT HAMPTON MAIN OWNER LLC	Hampton Main	4301/4400 Hampton Avenue	St. Louis	MO	63109
GPT HARRISBURG OWNER LP	Harrisburg - Allentown Boulevard	8051 Allentown Boulevard	Harrisburg	PA	17112
GPT HIALEAH GARDENS OWNER LLC	Preferred Freezer - Hialeah Gardens	13801 N.W. 112th Avenue	Hialeah Gardens	FL	33018
GPT HOUSTON TERMINAL OWNER LLC	Houston - YRC Truck Terminal	9415 Wallisville Road	Houston	TX	77013
GPT MANASSAS WAREHOUSE OWNER LLC	Manassas - Owens Drive	9101 Owens Drive	Manassas	VA	20111
GPT MANASSAS WAREHOUSE OWNER LLC	Manassus - Euclid Avenue	8485 Euclid Avenue	Manassas	VA	20111
GPT MORELAND AVE OWNER LLC	Atlanta Fedex	2701 Moreland Avenue	Atlanta	GA	30315
GPT MORRISTOWN OFFICE OWNER LLC	Morristown Office	21 South Street	Morristown	NJ	7960
GPT NASHVILLE OWNER LLC	Nashville - Nolensville Pike	5880 Nolensville Pike	Nashville	TN	37211
GPT ORLANDO TERMINAL OWNER LLC	Orlando - YRC Truck Terminal	1265 LaQuinta Drive	Orlando	FL	32809
GPT PERU OWNER LLC	Peru - 20 Unytite Drive	20 Unytite Drive	Peru	IL	61354

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GPT SELIG DRIVE OWNER LLC	Selig Drive - Kapstone	655 Selig Drive	Atlanta	GA	30336
GPT SWEDESBORO FACILITY OWNER LLC	Swedesboro - Albert's Organic	1155 Commerce Boulevard	Swedesboro	NJ	8085
GPT TAMPA ACLINE OWNER LLC	Tampa - Acline Boulevard	4506 East Acline Boulevard	Tampa	FL	33605
GPT VERNON OWNER LP	Vernon - 5764 Alcoa Avenue	5764 Alcoa Ave and 3311 Slauson Ave	Vernon	CA	90058

* Eligible Ground Lease

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SCHEDULE 3.06

DISCLOSED MATTERS

All material Contingent Obligations disclosed in the financial statements referred to in Section 3.04 of the Agreement.

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SCHEDULE 3.14

SUBSIDIARIES

Part (a) –  Material Subsidiaries

Entity	Type of Entity	Jurisdiction
GPT Austin Owner LLC	Limited Liability Company	Delaware
GPT Bellmawr Owner LLC	Limited Liability Company	Delaware
GPT BOA Portfolio Member LLC	Limited Liability Company	Delaware
GPT Calabash Branch Owner LP	Limited Partnership	Delaware
GPT Calabash Branch Owner GP LLC	Limited Liability Company	Delaware
GPT Chicago Depot Owner LLC	Limited Liability Company	Delaware
GPT Chicago Mannheim Owner LLC	Limited Liability Company	Delaware
GPT Deer Park Terminal Owner LLC	Limited Liability Company	Delaware
GPT East Brunswick Terminal Owner LLC	Limited Liability Company	Delaware
GPT Elgin Owner LLC	Limited Liability Company	Delaware
GPT Elk Grove Owner LLC	Limited Liability Company	Delaware
GPT Elkridge Terminal Owner LLC	Limited Liability Company	Delaware
GPT Emmaus Branch Owner LP	Limited Partnership	Delaware
GPT Emmaus Branch Owner GP LLC	Limited Liability Company	Delaware
GPT Galesburg Owner LLC	Limited Liability Company	Delaware
GPT Garland Owner LLC	Limited Liability Company	Delaware
GPT GIG BOA Portfolio Holdings LLC	Limited Liability Company	Delaware
GPT GIG BOA Portfolio Owner LLC	Limited Liability Company	Delaware
GPT Hacks Crossing Owner LLC	Limited Liability Company	Delaware
GPT Hampton Main Owner LLC	Limited Liability Company	Delaware
GPT Harrisburg Owner LP	Limited Partnership	Delaware
GPT Harrisburg Owner GP LLC	Limited Liability Company	Delaware
GPT Hialeah Gardens Owner LLC	Limited Liability Company	Delaware
GPT Houston Terminal Owner LLC	Limited Liability Company	Delaware
GPT Manassas Warehouse Owner LLC	Limited Liability Company	Delaware
GPT Moreland Ave Owner LLC	Limited Liability Company	Delaware
GPT Morristown Office Owner LLC	Limited Liability Company	Delaware
GPT Nashville Owner LLC	Limited Liability Company	Delaware
GPT Orlando Terminal Owner LLC	Limited Liability Company	Delaware
GPT Peru Owner LLC	Limited Liability Company	Delaware
GPT Selig Drive Owner LLC	Limited Liability Company	Delaware
GPT Swedesboro Facility Owner LLC	Limited Liability Company	Delaware
GPT Tampa Acline Owner LLC	Limited Liability Company	Delaware
GPT Vernon Owner LP	Limited Partnership	Delaware
GPT Vernon Owner LLC	Limited Liability Company	Delaware

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Part (b) – Material Investment Affiliates

Entity	Type of Entity	Jurisdiction
200 Franklin Trust	Statutory Trust	Delaware

Part (c) – Subscription, Options, Warrants, Call Rights, etc.

None.

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SCHEDULE 6.08

EXISTING RESTRICTIONS

None.

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EXHIBIT A

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the  Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1. Assignor:	______________________________________
2. Assignee:	______________________________________ [and is [a Lender] [an Affiliate/Approved Fund of [identify Lender]1]]
3. Borrower:	GPT Property Trust LP
4. Administrative Agent:	JPMorgan Chase Bank, N.A., as the administrative agent under the Credit Agreement

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5. Credit Agreement:

The Revolving Credit and Term Loan Agreement dated as of June 9, 2014 among GPT Property Trust LP, the Lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders

6. Assigned Interest:

Facility Assigned2	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans3
	$	$	%
	$	$	%
	$	$	%

Effective Date:, 20[TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The Assignee, if not already a Lender, agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower, the Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

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The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR] By: ___________________________ Title:
ASSIGNEE [NAME OF ASSIGNEE] By: ___________________________ Title:
[Consented to and]4 Accepted: JPMORGAN CHASE BANK, N.A., as Administrative Agent By: ___________________________ Title:
[Consented to:]5 [NAME OF RELEVANT PARTY] By: ___________________________ Title:

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ANNEX 1

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim created by the Assignor, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is not a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any collateral thereunder, (iii) the financial condition of the Company, the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of the Credit Agreement or (iv) the performance or observance by the Company, the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under the Credit Agreement.

Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements referred to in Section 3.04 thereof or delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and (v) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Agreement are required to be performed by it as a Lender.

2.    Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

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3.  General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Acceptance and adoption of the terms of this Assignment and Assumption by the Assignee and the Assignor by Electronic Signature or delivery of an executed counterpart of a signature page of this Assignment and Assumption by any Electronic System shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

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EXHIBIT B

FORM OF BORROWING REQUEST

Date:_________, 201_

To:JPMorgan Chase Bank, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Revolving Credit and Term Loan Agreement, dated as of June 9, 2014 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among GPT Property Trust LP, a Delaware limited partnership (the “Borrower”), the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (the “Administrative Agent”).

The undersigned hereby requests (select one):

☐A Borrowing of Revolving Loans

1.On [__________________], 201_ (the “Borrowing Date”)1.

2.In the principal amount of $______________.2

3.☐ Multicurrency Revolving Loans

☐ U.S. Revolving Loans

4.Currency:

☐ dollars

☐ euros

☐ Pounds Sterling

☐ ________________

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5.Comprised of [Eurodollar Borrowing][ABR Borrowing].

~~4.~~6.For Eurodollar Borrowings: with an Interest Period of _____ months.

~~5.~~7.To be wired to the following account in accordance with Section 2.07 of the Credit Agreement: [Location] [Name] [Account Number].

☐A Borrowing of Term Loans

1.On [_________________], 201_ (the “Borrowing Date”)3.

2.In the principal amount of $_______________.4

3.Comprised of [Eurodollar Borrowing][ABR Borrowing].

4.For Eurodollar Borrowings: with an Interest Period of _____ months.

5.To be wired to the following account in accordance with Section 2.07 of the Credit Agreement: [Location] [Name] [Account Number].

☐A Borrowing of Swingline Loans

1.On [________________], 201_ (the “Borrowing Date”)5.

2.In the amount of $______________________.6

☐The [issuance][amendment][renewal][extension] of a Letter of Credit

1.On [________________], 201_ (the “Effective Date”)7.

2.With an expiration date of [________________].

3.In the amount of $______________________.

4.☐ Multicurrency Letter of Credit

☐ U.S. Letter of Credit

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5.Currency:

☐ dollars

☐ euros

☐ Pounds Sterling

☐ ________________

6.The name and address of the beneficiary is: [________________].

[~~5.~~7.The identification number of the Letter of Credit is [_____________].]8

The Borrower hereby certifies to the Administrative Agent and the Lenders that as of the [Borrowing Date][Effective Date] and after giving effect to the requested [Borrowing][issuance, amendment, renewal or extension]:

(a)The representations and warranties of the Borrower set forth in the Credit Agreement are true and correct in all material respects (other than any representation or warranty qualified as to “materiality”, “Material Adverse Effect” or similar language, which shall be true and correct in all respects) on and as of the [Borrowing Date][Effective Date] (except to the extent that any such representation and warranty expressly relates to an earlier date, in which case such representation and warranty is true and correct as of such earlier date); and

(b)No Default or Event of Default has occurred and is continuing.

If notice of the requested Borrowing was previously given by telephone, this notice is to be considered the written confirmation of such telephone notice required by Section 2.03 of the Credit Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE TO FOLLOW]

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Borrower
GPT PROPERTY TRUST LP
By:Gramercy Property Trust Inc., its general partner
By: Name: Title:

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EXHIBIT C-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Revolving Credit and Term Loan Agreement dated as of June 9, 2014 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among GPT Property Trust LP, a Delaware limited partnership (the “Borrower”), the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (the “Administrative Agent”).

Pursuant to the provisions of Section 2.17(f)(ii)(B)(3) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:

Name:

Title:

Date:________, 201[_]

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EXHIBIT C-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Revolving Credit and Term Loan Agreement dated as of June 9, 2014 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among GPT Property Trust LP, a Delaware limited partnership (the “Borrower”), the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (the “Administrative Agent”).

Pursuant to the provisions of 2.17(f)(ii)(B)(4) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8ECI from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:

Name:

Title:

Date:_________, 201[_]

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ny-1177179

EXHIBIT C-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Revolving Credit and Term Loan Agreement dated as of June 9, 2014 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among GPT Property Trust LP, a Delaware limited partnership (the “Borrower”), the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (the “Administrative Agent”).

Pursuant to the provisions of 2.17(f)(ii)(B)(4) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:

Name:

Title:

Date:__________, 201[_]

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EXHIBIT C-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Revolving Credit and Term Loan Agreement dated as of June 9, 2014 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among GPT Property Trust LP, a Delaware limited partnership (the “Borrower”), the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (the “Administrative Agent”).

Pursuant to the provisions of 2.17(f)(ii)(B)(4) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 881(h)(3)(B) of the Code and none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8ECI from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:

Name:

Title:

Date:__________, 201[_]

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EXHIBIT D-1

FORM OF U.S. REVOLVING LOAN NOTE

$[__________][Date]

FOR VALUE RECEIVED, the undersigned, GPT PROPERTY TRUST LP, a Delaware limited partnership (the “Borrower”), promises to pay, without offset or counterclaim, to the order of [_______________] (hereinafter, together with its successors in title and permitted assigns, the “Lender”) in care of the Administrative Agent to the Administrative Agent’s address at 10 South Dearborn, Chicago, Illinois 60603, or at such other address as may be specified in writing by the Administrative Agent to the Borrower, the principal sum of [__________] Dollars ($[____________]) or, if less, the aggregate unpaid principal amount of all U.S. Revolving Loans made by the Lender to the Borrower pursuant to the Revolving Credit and Term Loan Agreement, dated as of June 9, 2014, among the Lender, the Borrower, the other lending institutions named therein and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”) (as amended, restated, replaced, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement. Unless otherwise provided herein, the rules of interpretation set forth in Article I of the Credit Agreement shall be applicable to this Note.

The Borrower also promises to pay (a) principal at the times provided in the Credit Agreement and (b) interest from the date hereof on the principal amount unpaid at the rates and times set forth in the Credit Agreement and in all cases in accordance with the terms of the Credit Agreement. Late charges and other charges and default rate interest shall be paid by Borrower in accordance with, and subject to, the terms and conditions of the Credit Agreement. The entire outstanding principal amount of this Note, together with all accrued but unpaid interest thereon, shall be due and payable in full on the Maturity Date. The Lender may endorse the record relating to this Note with appropriate notations evidencing advances and payments of principal hereunder as contemplated by the Credit Agreement. Such notations shall, to the extent not inconsistent with the notations made by the Administrative Agent in the Register, be conclusive and binding on the Borrower in the absence of manifest error; provided,  however, that the failure of any Lender to make any such notations shall not limit or otherwise affect any Obligations of the Borrower.

Payments of both principal and interest are to be made in the currency in which such U.S. Revolving Loan was made and as specified in the Credit Agreement in immediately available funds to the account designated by the Administrative Agent pursuant to the Credit Agreement.

This Note is issued pursuant to, is entitled to the benefits of, and is subject to the provisions of the Credit Agreement and the other Loan Documents. The principal of this Note is subject to prepayment in whole or in part without premium or penalty (subject to the provisions of Section 2.16 of the Credit Agreement) in the manner and to the extent specified in the Credit Agreement. The principal of this Note, the interest accrued on this Note and all other obligations of the Borrower are full recourse obligations of the Borrower.

In case an Event of Default shall occur and be continuing, the entire unpaid principal amount of this Note and all of the unpaid interest accrued thereon may become or be declared due

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and payable in the manner and with the effect provided in the Credit Agreement.

The Borrower and all the parties hereto, whether as makers, endorsers, or otherwise, hereby waive presentment for payment, demand protest and notice of any kind in connection with the delivery, acceptance, performance and enforcement of this Note (except for notices expressly required by the Credit Agreement), and also hereby assent to extensions of time of payment or forbearance or other indulgences without notice.

THIS NOTE SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Signature Page to Follow]

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IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed in its name as of the date first above written.

GPT PROPERTY TRUST LP
By:Gramercy Property Trust Inc., its general partner
By: Name: Title:

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U.S. REVOLVING LOANS AND PRINCIPAL PAYMENTS

Date	Amount of Loan Made		Interest Period (If Applicable)	Amount of Principal Repaid		Unpaid Principal Balance		Total	Notation Made By
	ABR	Eurodollar Rate		ABR	Eurodollar Rate	ABR	Eurodollar Rate

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EXHIBIT D-2

~~FORM OF TERM LOAN NOTE~~

~~$[_____________][Date]~~

~~FOR VALUE RECEIVED, the undersigned, GPT PROPERTY TRUST LP, a Delaware limited partnership (the “Borrower”), promises to pay, without offset or counterclaim, to the order of [______________] (hereinafter, together with its successors in title and permitted assigns, the “Lender”) in care of the Administrative Agent to the Administrative Agent’s address at 10 South Dearborn, Chicago, Illinois 60603, or at such other address as may be specified in writing by the Administrative Agent to the Borrower, the principal sum of [__________] Dollars ($[________________]) or, if less, the aggregate unpaid principal amount of all Term Loans made by the Lender to the Borrower pursuant to the Revolving Credit and Term Loan Agreement, dated as of June 9, 2014, among the Lender, the Borrower, the other lending institutions named therein and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”) (as amended, restated, replaced, extended, supplemented or modified from time to time, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement. Unless otherwise provided herein, the rules of interpretation set forth in Article I of the Credit Agreement shall be applicable to this Note.~~

~~The Borrower also promises to pay (a) principal at the times provided in the Credit Agreement and (b) interest from the date hereof on the principal amount unpaid at the rates and times set forth in the Credit Agreement and in all cases in accordance with the terms of the Credit Agreement. Late charges and other charges and default rate interest shall be paid by Borrower in accordance with, and subject to, the terms and conditions of the Credit Agreement. The entire outstanding principal amount of this Note, together with all accrued but unpaid interest thereon, shall be due and payable in full on the Maturity Date. The Lender may endorse the record relating to this Note with appropriate notations evidencing advances and payments of principal hereunder as contemplated by the Credit Agreement. Such notations shall, to the extent not inconsistent with the notations made by the Administrative Agent in the Register, be conclusive and binding on the Borrower in the absence of manifest error; provided, however, that the failure of any Lender to make any such notations shall not limit or otherwise affect any Obligations of the Borrower.~~

~~Payments of both principal and interest are to be made in the currency in which such Term Loan was made and as specified in the Credit Agreement in immediately available funds to the account designated by the Administrative Agent pursuant to the Credit Agreement.~~

~~This Note is issued pursuant to, is entitled to the benefits of, and is subject to the provisions of the Credit Agreement and the other Loan Documents. The principal of this Note is subject to prepayment in whole or in part without premium or penalty (subject to the provisions of Section 2.16 of the Credit Agreement) in the manner and to the extent specified in the Credit Agreement. The principal of this Note, the interest accrued on this Note and all other obligations of the Borrower are full recourse obligations of the Borrower.~~

~~In case an Event of Default shall occur and be continuing, the entire unpaid principal amount of this Note and all of the unpaid interest accrued thereon may become or be declared due~~

ny-1177179

~~and payable in the manner and with the effect provided in the Credit Agreement.~~

~~The Borrower and all the parties hereto, whether as makers, endorsers, or otherwise, hereby waive presentment for payment, demand protest and notice of any kind in connection with the delivery, acceptance, performance and enforcement of this Note (except for notices expressly required by the Credit Agreement), and also hereby assent to extensions of time of payment or forbearance or other indulgences without notice.~~

~~THIS NOTE SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.~~

~~[Signature Page to Follow]~~

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~~IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed in its name as of the date first above written.~~

FORM OF MULTICURRENCY REVOLVING LOAN NOTE

$[__________][Date]

FOR VALUE RECEIVED, the undersigned, GPT PROPERTY TRUST LP, a Delaware limited partnership (the “Borrower”), promises to pay, without offset or counterclaim, to the order of [_______________] (hereinafter, together with its successors in title and permitted assigns, the “Lender”) in care of the Administrative Agent to the Administrative Agent’s address at 10 South Dearborn, Chicago, Illinois 60603, or at such other address as may be specified in writing by the Administrative Agent to the Borrower, the principal sum of [__________] Dollars ($[____________]) or, if less, the aggregate unpaid principal amount of all Multicurrency Revolving Loans made by the Lender to the Borrower pursuant to the Revolving Credit and Term Loan Agreement, dated as of June 9, 2014, among the Lender, the Borrower, the other lending institutions named therein and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”) (as amended, restated, replaced, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement. Unless otherwise provided herein, the rules of interpretation set forth in Article I of the Credit Agreement shall be applicable to this Note.

The Borrower also promises to pay (a) principal at the times provided in the Credit Agreement and (b) interest from the date hereof on the principal amount unpaid at the rates and times set forth in the Credit Agreement and in all cases in accordance with the terms of the Credit Agreement. Late charges and other charges and default rate interest shall be paid by Borrower in accordance with, and subject to, the terms and conditions of the Credit Agreement. The entire outstanding principal amount of this Note, together with all accrued but unpaid interest thereon, shall be due and payable in full on the Maturity Date. The Lender may endorse the record relating to this Note with appropriate notations evidencing advances and payments of principal hereunder as contemplated by the Credit Agreement. Such notations shall, to the extent not inconsistent with the notations made by the Administrative Agent in the Register, be conclusive and binding on the Borrower in the absence of manifest error; provided, however, that the failure of any Lender to make any such notations shall not limit or otherwise affect any Obligations of the Borrower.

Payments of both principal and interest are to be made in the currency in which such Multicurrency Revolving Loan was made and as specified in the Credit Agreement in immediately available funds to the account designated by the Administrative Agent pursuant to the Credit Agreement.

This Note is issued pursuant to, is entitled to the benefits of, and is subject to the provisions of the Credit Agreement and the other Loan Documents. The principal of this Note is subject to prepayment in whole or in part without premium or penalty (subject to the provisions of Section 2.16 of the Credit Agreement) in the manner and to the extent specified in the Credit Agreement. The principal of this Note, the interest accrued on this Note and all other obligations of the Borrower are full recourse obligations of the Borrower.

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In case an Event of Default shall occur and be continuing, the entire unpaid principal amount of this Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

The Borrower and all the parties hereto, whether as makers, endorsers, or otherwise, hereby waive presentment for payment, demand protest and notice of any kind in connection with the delivery, acceptance, performance and enforcement of this Note (except for notices expressly required by the Credit Agreement), and also hereby assent to extensions of time of payment or forbearance or other indulgences without notice.

THIS NOTE SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Signature Page to Follow]

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IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed in its name as of the date first above written.

GPT PROPERTY TRUST LP
By:Gramercy Property Trust Inc., its general partner
By: Name: Title:

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MULTICURRENCY REVOLVING LOANS AND PRINCIPAL PAYMENTS

Date	Amount of Loan Made		Interest Period (If Applicable)		Amount of Principal Repaid		Unpaid Principal Balance		Total	Notation Made By
	ABR	Eurodollar Rate		Currency	ABR	Eurodollar Rate	ABR	Eurodollar Rate

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EXHIBIT D-3

FORM OF TERM LOAN NOTE

$[_____________][Date]

FOR VALUE RECEIVED, the undersigned, GPT PROPERTY TRUST LP, a Delaware limited partnership (the “Borrower”), promises to pay, without offset or counterclaim, to the order of [______________] (hereinafter, together with its successors in title and permitted assigns, the “Lender”) in care of the Administrative Agent to the Administrative Agent’s address at 10 South Dearborn, Chicago, Illinois 60603, or at such other address as may be specified in writing by the Administrative Agent to the Borrower, the principal sum of [__________] Dollars ($[________________]) or, if less, the aggregate unpaid principal amount of all Term Loans made by the Lender to the Borrower pursuant to the Revolving Credit and Term Loan Agreement, dated as of June 9, 2014, among the Lender, the Borrower, the other lending institutions named therein and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”) (as amended, restated, replaced, extended, supplemented or modified from time to time, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement. Unless otherwise provided herein, the rules of interpretation set forth in Article I of the Credit Agreement shall be applicable to this Note.

The Borrower also promises to pay (a) principal at the times provided in the Credit Agreement and (b) interest from the date hereof on the principal amount unpaid at the rates and times set forth in the Credit Agreement and in all cases in accordance with the terms of the Credit Agreement. Late charges and other charges and default rate interest shall be paid by Borrower in accordance with, and subject to, the terms and conditions of the Credit Agreement. The entire outstanding principal amount of this Note, together with all accrued but unpaid interest thereon, shall be due and payable in full on the Maturity Date. The Lender may endorse the record relating to this Note with appropriate notations evidencing advances and payments of principal hereunder as contemplated by the Credit Agreement. Such notations shall, to the extent not inconsistent with the notations made by the Administrative Agent in the Register, be conclusive and binding on the Borrower in the absence of manifest error; provided, however, that the failure of any Lender to make any such notations shall not limit or otherwise affect any Obligations of the Borrower.

Payments of both principal and interest are to be made in the currency in which such Term Loan was made and as specified in the Credit Agreement in immediately available funds to the account designated by the Administrative Agent pursuant to the Credit Agreement.

This Note is issued pursuant to, is entitled to the benefits of, and is subject to the provisions of the Credit Agreement and the other Loan Documents. The principal of this Note is subject to prepayment in whole or in part without premium or penalty (subject to the provisions of Section 2.16 of the Credit Agreement) in the manner and to the extent specified in the Credit Agreement. The principal of this Note, the interest accrued on this Note and all other obligations of the Borrower are full recourse obligations of the Borrower.

In case an Event of Default shall occur and be continuing, the entire unpaid principal amount of this Note and all of the unpaid interest accrued thereon may become or be declared due

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and payable in the manner and with the effect provided in the Credit Agreement.

The Borrower and all the parties hereto, whether as makers, endorsers, or otherwise, hereby waive presentment for payment, demand protest and notice of any kind in connection with the delivery, acceptance, performance and enforcement of this Note (except for notices expressly required by the Credit Agreement), and also hereby assent to extensions of time of payment or forbearance or other indulgences without notice.

THIS NOTE SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Signature Page to Follow]

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IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed in its name as of the date first above written.

GPT PROPERTY TRUST LP
By:Gramercy Property Trust Inc., its general partner
By: Name: Title:

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TERM LOANS AND PRINCIPAL PAYMENTS

Date	Amount of Loan Made		Interest Period (If Applicable)	Amount of Principal Repaid		Unpaid Principal Balance		Total	Notation Made By
	ABR	Eurodollar Rate		ABR	Eurodollar Rate	ABR	Eurodollar Rate

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EXHIBIT D-~~3~~4

FORM OF SWINGLINE LOAN NOTE

$20,000,000June     , 2014

FOR VALUE RECEIVED, the undersigned, GPT PROPERTY TRUST LP, a Delaware limited partnership (the “Borrower”), promises to pay, without offset or counterclaim, to the order of JPMORGAN CHASE BANK, N.A. (hereinafter, together with its successors in title and permitted assigns, the “Lender”) in care of the Administrative Agent to the Administrative Agent’s address at 10 South Dearborn, Chicago, Illinois 60603, or at such other address as may be specified in writing by the Administrative Agent to the Borrower, the principal sum of Twenty Million Dollars ($20,000,000) or, if less, the aggregate unpaid principal amount of all Swingline Loans made by the Lender to the Borrower pursuant to the Revolving Credit and Term Loan Agreement, dated as of June 9, 2014, among the Lender, the Borrower, the other lending institutions named therein and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”) (as amended, restated, replaced, extended, supplemented or modified from time to time, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement. Unless otherwise provided herein, the rules of interpretation set forth in Article I of the Credit Agreement shall be applicable to this Note.

The Borrower also promises to pay (a) principal at the times provided in the Credit Agreement and (b) interest on the principal amount unpaid at the rates and times set forth in the Credit Agreement and in all cases in accordance with the terms of the Credit Agreement. Late charges and other charges and default rate interest shall be paid by Borrower in accordance with, and subject to, the terms and conditions of the Credit Agreement. The entire outstanding principal amount of this Note, together with all accrued but unpaid interest thereon, shall be due and payable in full on the Maturity Date. The Lender may endorse the record relating to this Note with appropriate notations evidencing advances and payments of principal hereunder as contemplated by the Credit Agreement. Such notations shall, to the extent not inconsistent with the notations made by the Administrative Agent in the Register, be conclusive and binding on the Borrower in the absence of manifest error; provided,  however, that the failure of any Lender to make any such notations shall not limit or otherwise affect any Obligations of the Borrower.

Payments of both principal and interest are to be made in the currency in which such Swingline Loan was made and as specified in the Credit Agreement in immediately available funds to the account designated by the Administrative Agent pursuant to the Credit Agreement.

This Note is issued pursuant to, is entitled to the benefits of, and is subject to the provisions of the Credit Agreement and the other Loan Documents. The principal of this Note is subject to prepayment in whole or in part without premium or penalty in the manner and to the extent specified in the Credit Agreement. The principal of this Note, the interest accrued on this Note and all other obligations of the Borrower are full recourse obligations of the Borrower.

In case an Event of Default shall occur and be continuing, the entire unpaid principal amount of this Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

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The Borrower and all the parties hereto, whether as makers, endorsers, or otherwise, hereby waive presentment for payment, demand protest and notice of any kind in connection with the delivery, acceptance, performance and enforcement of this Note (except for notices expressly required by the Credit Agreement), and also hereby assent to extensions of time of payment or forbearance or other indulgences without notice.

THIS NOTE SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Signature Page to Follow]

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IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed in its name as of the date first above written.

GPT PROPERTY TRUST LP
By: Gramercy Property Trust Inc., its general partner
By: Name: Title:

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SWINGLINE LOANS AND PRINCIPAL PAYMENTS

Date	Amount of Loan	Amount of Principal Paid or Prepaid	Balance of Principal Unpaid	Notation Made By:

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EXHIBIT E

FORM OF COMPLIANCE CERTIFICATE

For the Fiscal [Quarter][Year] ended______________, ____

To:      JPMorgan Chase Bank, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Revolving Credit and Term Loan Agreement, dated as of June 9, 2014 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among GPT Property Trust LP, a Delaware limited partnership (the “Borrower”), each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), and JPMorgan Chase Bank, N.A., as the Administrative Agent.

The undersigned Financial Officer hereby certifies as of the date hereof that [he][she] is the __________________________________ of the [Company][Borrower], and that, as such, [he][she] is authorized to execute and deliver this Compliance Certificate (this “Certificate”) to the Administrative Agent on the behalf of the [Company][Borrower], and that:

[Use the  following paragraph 1 for fiscal year-end financial statements]

1.  The Company has delivered the year-end audited financial statements required by Section 5.01(a) of the Agreement for the fiscal year of the Company ended as of the above date, together with the report of an independent certified public accountant required by such section.

[Use the following paragraph 1 for fiscal quarter-end financial statements]

1.  The Company has delivered the unaudited financial statements required by Section 5.01(b) of the Agreement for the fiscal quarter of the Company ended as of the above date. Such financial statements fairly present in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP as of such date and for such period, subject to normal year-end audit adjustments and the absence of footnotes.

2.  [To the knowledge of the undersigned, no Default has occurred and is continuing.] [To the knowledge of the undersigned, the following is a list of each Default that has occurred and is continuing and the actions taken or proposed to be taken with respect thereto:]

3.  The Borrower is in compliance with the financial covenants in Sections 6.04 and 6.12 as of the last day of the [fiscal quarter][fiscal year] ended as of the above date. The financial covenant analyses and information set forth on the schedules attached hereto are true and correct in all material respects on and as of the date of this Compliance Certificate.

4.  [No change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 of the Agreement.] [The following is a list of each

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change in GAAP or in the application thereof that has occurred since the date of the audited financial statements referred to in Section 3.04 of the Agreement and the effect of such change on the financial statements referred to in paragraph (1):]

5.  [Attached hereto as Exhibit A are updates to Schedule(s) [CDOS], [EGL], [ES] and [3.05]]1

[Signature Page to Follow]

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IN WITNESS WHEREOF,  the undersigned has executed this Compliance Certificate as of __________, ____.

Name:
Title:

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[Attach Schedule of
Financial Covenant Compliance]

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